Exhibit 10.1
CREDIT AND GUARANTY AGREEMENT
dated as of August 19, 2010
among
VICAR OPERATING, INC.,
VCA ANTECH, INC.,
CERTAIN SUBSIDIARIES OF COMPANY,
as Guarantors,
VARIOUS LENDERS,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender,
BANK OF AMERICA, N.A.,
as Syndication Agent
and
JPMORGAN CHASE BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION, and
UNION BANK, N.A.,
as Co-Documentation Agents

$600,000,000 Senior Secured Credit Facilities

WELLS FARGO SECURITIES, LLC and BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Lead Bookrunners

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APPENDICES:	A-1	Closing Date Term Loan Commitments
	A-2	Revolving Loan Commitments
	B	Notice Addresses

SCHEDULES:	1.1	Existing Permitted Partially-Owned Subsidiaries
	4.1	Jurisdictions of Organization
	4.2	Capital Stock and Ownership
	4.13	Real Estate Assets
	5.14	Post-Closing Items
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Issuance Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	B-3	Swing Line Note
	C	Compliance Certificate
	D	[Reserved]
	E	Assignment Agreement
	F	Certificate Re Non-bank Status
	G-1	Closing Date Certificate
	G-2	Solvency Certificate
	H	Counterpart Agreement
	I	[Reserved]
	J	Mortgage
	K	Form of Permitted Seller Note
	L	Joinder Agreement

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CREDIT AND GUARANTY AGREEMENT
     This CREDIT AND GUARANTY AGREEMENT, dated as of August 19, 2010, is entered into by and among VICAR OPERATING, INC., a Delaware corporation (“Company”), VCA ANTECH, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”), Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A. (“Bank of America”), as Syndication Agent (in such capacity, “Syndication Agent”), and JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION and UNION BANK, N.A., as Co-Documentation Agents (in such capacity, “Co-Documentation Agents”).
RECITALS:
     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
     WHEREAS, Company, Holdings, Guarantors, certain financial institutions and other persons (the “Existing Lenders”), Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and sole syndication agent, and Wells Fargo, as joint lead arranger, joint bookrunner, administrative agent and collateral agent, are parties to that certain Credit and Guaranty Agreement dated as of May 16, 2005 (as heretofore amended, supplemented or otherwise modified, the “Existing Credit Agreement”), pursuant to which the Existing Lenders have extended certain credit facilities to Company;
     WHEREAS, Company, Holdings, Guarantors, Wells Fargo and the Lenders party hereto agree to enter into this Credit and Guaranty Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”) to extend certain credit facilities to Company hereunder, the proceeds of which that are funded on the Closing Date to be used (i) to refinance in full the Existing Credit Agreement, (ii) to pay Transaction Costs and (iii) for working capital and other general corporate purposes (including Permitted Acquisitions from time to time after the Closing Date);
     WHEREAS, Company has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on certain of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries; and
     WHEREAS, Guarantors have agreed to guarantee the obligations of Company hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on certain of their respective assets, including a pledge of all of the Capital Stock in each of their respective Domestic Subsidiaries (including Company) and 65% of all the Capital Stock in each of their respective Foreign Subsidiaries;
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION
     1.1      Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
     “Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i)(a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01 page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Wells Fargo for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.
     “Administrative Agent” as defined in the preamble hereto.
     “Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.
     “Affected Lender” as defined in Section 2.17(b).
     “Affected Loans” as defined in Section 2.17(b).
     “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of

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directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
     “Agent” means each of Lead Arrangers, Syndication Agent, Administrative Agent and Collateral Agent.
     “Aggregate Amounts Due” as defined in Section 2.16.
     “Aggregate Payments” as defined in Section 7.2.
     “Agreement” as defined in the Preamble hereto.
     “Applicable Margin’’ and “Applicable Revolving Commitment Fee Percentage’’ mean (i) with respect to Eurodollar Rate Loans, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the period ending March 31, 2011, a percentage, per annum, determined by reference to the following table as if the Leverage Ratio then in effect were in Level III below; and (b) thereafter, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth below:

			Applicable Revolving
		Applicable Margin for	Commitment Fee
Level	Leverage Ratio	Eurodollar Rate Loans	Percentage
I	> 2.75:1.00	2.75%	0.50%
II	< 2.75:1.00 and > 2.25:1.00	2.50%	0.50%
III	< 2.25:1.00 and > 1.75:1.00	2.25%	0.50%
IV	< 1.75:1.00 and > 1.25:1.00	2.00%	0.50%
V	< 1.25:1.00	1.75%	0.375%
and (ii) with respect to Swing Line Loans and other Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum and (iii) with respect to the Applicable Revolving Commitment Fee Percentage, a percentage, per annum, determined by reference to the Leverage Ratio in effect from time to time as set forth in the table above. No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage shall be effective until three Business Days after the date on

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which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined as if the Leverage Ratio were in Level I above. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender notice in accordance with Section 10.1 of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.1 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Company shall immediately deliver to Administrative Agent a correct certificate required by Section 5.1 for such Applicable Period, (ii) if such inaccuracy would lead to the application of a higher Applicable Margin, the Applicable Margin shall be increased to such higher Applicable Margin and (iii) Company shall immediately pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.9 or Section 8.
     “Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.
     “Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Company or a Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Holdings’ or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Holdings’ Subsidiaries (provided, however, that solely for purposes of Section 2.13(a), such sale of Capital Stock shall not be considered an Asset Sale), other than (i) inventory, equipment or other assets sold or leased in the ordinary course of business, and (ii) sales of other assets for aggregate consideration of less than $5,000,000 with respect to any transaction or series of related transactions; provided, further that (x) the transfer or issuance of any Capital Stock of any Domestic Subsidiary of Company to a Person other than a Credit Party in

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connection with a Permitted Subsidiary Dropdown shall not constitute an Asset Sale for purposes of this Agreement to the extent that the aggregate value of such transfer as determined by Company in good faith does not exceed $5,000,000 and (y) to the extent that such aggregate value exceeds $5,000,000, the aggregate value of such transfer in excess of $5,000,000 shall constitute an Asset Sale only to the extent of the aggregate value of such transfer in excess of $5,000,000.
     “Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.
     “Assignment Effective Date” as defined in Section 10.6(b).
     “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.
     “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
     “Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (iii) the Adjusted Eurodollar Rate for a one month interest period commencing on such day plus 1.0%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate for a one month interest period shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate for a one month interest period, respectively.
     “Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
     “Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.
     “Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York and/or California or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.
     “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

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     “Cash” means money, currency or a credit balance in any demand or Deposit Account.
     “Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; and (vi) guaranteed investment contracts (a) that are provided by a provider that maintains a short-term certificate of deposit rating of at least A-1 from S&P or the equivalent from Moody’s and, if the term of such investment contract is one year or more, a long-term certificate of deposit rating of at least A from S&P or the equivalent from Moody’s and (b) that are redeemable at no less than par on not more than seven days’ notice to the provider.
     “Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.
     “Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole, or of Company and it Subsidiaries taken as a whole, to any Person or “person” (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of Holdings or Company; or (iii) the consummation of any transaction (including without limitation, any merger or consolidation), as a result of which (y) Holdings ceases to own directly 100% of the Capital Stock of Company or (z) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), shall have acquired, directly or indirectly, beneficial ownership of 35% or more on a fully diluted basis of the aggregate voting interest attributable to all outstanding Capital Stock of Holdings.
     “Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Closing Date Term Loan Exposure; (b) Lenders having Revolving Exposure (including Swing Line Lender), and (c) Lenders having New Term Loan Exposure of a particular Series and (ii) with respect to Loans, each of the following classes of Loans: (a) Closing Date Term Loans; (b) Revolving Loans (including Swing Line Loans); and (c) each Series of New Term Loans.
     “Closing Date” means the date upon which the conditions set forth in Section 3.1 are satisfied.

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     “Closing Date Certificate” means the Closing Date Certificate substantially in the form of Exhibit G-1.
     “Closing Date Term Loan” means a Term Loan made by a Lender to Company pursuant to Section 2.1(a).
     “Closing Date Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Closing Date Term Loan and “Closing Date Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Closing Date Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Term Loan Commitments as of the Closing Date is $500,000,000.
     “Closing Date Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Closing Date Term Loans of such Lender; provided, at any time prior to the making of the Closing Date Term Loans, the Closing Date Term Loan Exposure of any Lender shall be equal to such Lender’s Closing Date Term Loan Commitment.
     “Closing Date Term Loan Maturity Date” means the earlier of (i) August 19, 2015 and (ii) the date that all Closing Date Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
     “Co-Documentation Agents” as defined in the preamble hereto.
     “Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.
     “Collateral Agent” means the institution serving as such under the Collateral Documents.
     “Collateral Documents” means the Pledge and Security Agreement, the Mortgages (if any) and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.
     “Commitment” means any Revolving Commitment, Closing Date Term Loan Commitment or New Term Loan Commitment.
     “Commitment Letter” means that certain commitment letter dated as of July 16, 2010 among Company, the Lead Arrangers, the Administrative Agent and the Syndication Agent, as it may be amended, supplemented or otherwise modified from time to time.
     “Company” as defined in the preamble hereto.
     “Company Materials” as defined in Section 5.12.

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     “Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
     “Consolidated Adjusted EBITDA” means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) non-cash stock based compensation reducing Consolidated Net Income, (g) other non-Cash items, including write-offs of assets, reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period but, notwithstanding anything to the contrary herein, including without limitation, reserves for lease expense and other charges and expenses related to the closure of hospitals to the extent not paid in cash), and (h) to the extent deducted in calculating Consolidated Net Income, Transaction Costs, minus (ii) non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period).
     “Consolidated Capital Expenditures” means, for any period, the aggregate of the expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries excluding any acquisition of assets that constitutes a Permitted Acquisition; provided, however, that notwithstanding any of the foregoing to the contrary, Consolidated Capital Expenditures shall include expenditures of Company and its Subsidiaries with respect to assets constituting a fee interest in real property acquired by Company or its Subsidiaries other than in connection with a Permitted Acquisition.
     “Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amounts not payable in Cash.
     “Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Company and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal (other than the principal payment due on the Closing Date Term Loan Maturity Date and on any New Term Loan Maturity Date) on Consolidated Total Debt, (iii) Consolidated Capital Expenditures and (iv) provisions for current cash taxes based on income with respect to such period.
     “Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Sections 2.10(e) and (f) payable on or before the Closing Date.
     “Consolidated Net Income” means, for any period, (i) the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period

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determined in conformity with GAAP, minus (ii)(a) the income of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (b) the income (or plus the loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries, (c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains (or plus any after-tax losses) attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains (or plus any net extraordinary losses).
     “Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (other than items described in clauses (iv), (v) and (x) thereof) of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
     “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
     “Contributing Guarantors” as defined in Section 7.2.
     “Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
     “Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
     “Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.
     “Credit Date” means the date of a Credit Extension.
     “Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by Company in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or Lender (excluding Hedge Agreements and Specified Cash Management Agreements).
“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.
     “Credit Party” means each Person (other than any Agent, Issuing Bank, Swing Line Lender, any Lender or any Lender Counterparty or any other representative of any thereof) from time to time party to a Credit Document.

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     “Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the projected foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.
     “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
     “Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.
     “Default Period” means, (x) with respect to any Funds Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.12, Section 2.13 or Section 2.14 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing; and (y) with respect to any Insolvency Defaulting Lender, the period commencing on the date of the applicable Lender Insolvency Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable and (ii) the date that such Defaulting Lender ceases to hold any portion of the Loans or Commitments.
     “Defaulted Loan” as defined in Section 2.21.
     “Defaulting Lender” as defined in Section 2.21.
     “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
     “Dollars” and the sign “$” mean the lawful money of the United States of America.
     “Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.
     “Earn-Out Obligations” means any unsecured contingent liability of Holdings or any of its Subsidiaries owed to any seller in connection with a Permitted Acquisition that (a) constitutes a portion of the purchase price for such Permitted Acquisition but is not an amount certain on the date of incurrence thereof and is not subject to any right of acceleration by such seller and (b) is only payable

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upon the achievement of performance standards by the Person or other property acquired in such Permitted Acquisition and in an amount based upon such achievement provided that the formula for determining the aggregate amount of such liability shall be fixed at the date of such Permitted Acquisition.
     “Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, Company, any Affiliate of Company or any natural person shall not be an Eligible Assignee.
     “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings or any of its Subsidiaries or, to the extent that Holdings or any of its Subsidiaries would be liable under ERISA in respect thereof, any of their respective ERISA Affiliates.
     “Enumerated Costs” as defined in the definition of “Net Asset Sale Proceeds”.
     “Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
     “Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.
     “Environmental Reports” means any reports and other information, in form scope and substance satisfactory to the Administrative Agent regarding environmental matters relating to the Facilities.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
     “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of

11

which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
     “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency within the meaning of Title IV of ERISA, or that it intends to terminate or has terminated pursuant to Title IV of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA.
     “Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.
     “Event of Default” means each of the conditions or events set forth in Section 8.1.

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     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
     “Existing Credit Agreement” as defined in the recitals hereto.
     “Existing Lenders” as defined in the recitals hereto.
     “Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.
     “Fair Share Contribution Amount” as defined in Section 7.2.
     “Fair Share” as defined in Section 7.2.
     “Fair Share Shortfall” as defined in Section 7.2.
     “Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a lender, on such day on such Federal funds transactions as determined by Administrative Agent.
     “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
     “Financial Plan” as defined in Section 5.1(i).
     “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.
     “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
     “Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.
     “Fixed Charge Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ending, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

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     “Flood Hazard Property” means any Real Estate Asset subject to a Mortgage and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Funding Default” as defined in Section 2.21.
     “Funding Guarantors” as defined in Section 7.2.
     “Funds Defaulting Lender” as defined in Section 2.21.
     “Funding Notice” means a notice substantially in the form of Exhibit A-1.
     “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
     “Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
     “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
     “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
     “Grantor” as defined in the Pledge and Security Agreement.
     “Guaranteed Obligations” as defined in Section 7.1.
     “Guarantor” means each of Holdings and each Domestic Subsidiary of Holdings (other than Company and certain Permitted Partially-Owned Subsidiaries that do not provide a Guaranty).
     “Guarantor Subsidiary” means each Guarantor other than Holdings.
     “Guaranty” means the guaranty of each Guarantor set forth in Section 7.
     “Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
     “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession,

14

storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
     “Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty.
     “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.
     “Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Holdings and its Subsidiaries, for the immediately preceding three Fiscal Years, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years, and (ii) the unaudited financial statements of Holdings and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for the three-, six- or nine-month period, as applicable, ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
     “Holdings” as defined in the preamble hereto.
     “Immaterial Subsidiary” for purposes of Section 8.1(f) and Section 8.1(g), shall mean one or more Subsidiaries of Holdings that, on a consolidated basis did not (i) for the most recently concluded Fiscal Year account for more than 3.0% of consolidated revenues of Holdings and its Subsidiaries and (ii) as of the last day of such Fiscal Year own more than 3.0% of the consolidated assets of Holdings and its Subsidiaries.
     “Increased Amount Date” as defined in Section 2.24.
     “Increased-Cost Lenders” as defined in Section 2.22.
     “Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of

15

that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreements be deemed “Indebtedness” for any purpose under Section 6.8.
     “Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties and claims (including Environmental Claims), and any and all reasonable and documented costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the Commitment Letter (and any fee letter related thereto); or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.
     “Indemnitee” as defined in Section 10.3.
     “Insolvency Defaulting Lender” as defined in Section 2.21.
     “Installment” as defined in Section 2.11.

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     “Installment Date” as defined in Section 2.11.
     “Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.
     “Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d) of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.
     “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the projected interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.
     “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
     “Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than Company or a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings, Company or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than Holdings, Company or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus

17

the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
     “Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.
     “Issuing Bank” means Wells Fargo as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.
     “Joinder Agreement” means an agreement substantially in the form of Exhibit L.
     “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
     “Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.
     “Lead Arrangers” means Wells Fargo Securities, LLC and Banc of America Securities LLC.
     “Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.
     “Lender” means each financial institution listed on the signature pages hereto as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.
     “Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement or a Specified Cash Management Arrangement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement or Specified Cash Management Arrangement, ceases to be a Lender), including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent.
     “Lender Insolvency Default” as defined in Section 2.21.
     “Letter of Credit” means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.
     “Letter of Credit Sublimit” means the lesser of (i) $15,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.
     “Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all

18

Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of Company.
     “Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date (as determined in accordance with Section 6.8(f)).
     “Lien” means (i) any lien, claim, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.
     “Liquidity Amount” means the sum of (i) cash of Company and its wholly-owned Domestic Subsidiaries as of such day that is uncommitted and, other than in favor of the Collateral Agent, unrestricted and unencumbered, and (ii) if the conditions to funding set forth in Section 3.2 could be met on such day, an amount equal to (x) the aggregate amount of the Revolving Commitments less (y) the Revolving Exposure, in each case as of such day after giving effect to the transaction(s) in connection with which the Liquidity Amount is being determined.
     “Loan” means a Closing Date Term Loan, a Revolving Loan, a Swing Line Loan or a New Term Loan.
     “Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
     “Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole; (ii) the ability of the Credit Parties to fully and timely perform the Obligations, taking into consideration the Guaranty and the joint and several obligations of Guarantors in respect of the Guaranty; (iii) the legality, validity, binding effect or enforceability against the Credit Parties of the Credit Documents, taking into consideration the Guaranty and the joint and several obligations of Guarantors in respect of the Guaranty; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under the Credit Documents, taking into consideration the Guaranty and the joint and several obligations of Guarantors in respect of the Guaranty; or (v) the Collateral or the Collateral Agent’s Liens, on behalf of Secured Parties on the Collateral or the First Priority of such Liens.
     “Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
     “Material Real Estate Asset” means (i) (a) any fee owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the term of the lease are less than $500,000 per annum or (ii) any Real Estate Asset that the Requisite Lenders have reasonably determined is material to the business, operations, properties, assets, condition (financial or

19

otherwise) or prospects of Holdings or any Subsidiary thereof, including Company and with respect to which the Administrative Agent has provided written notice to Company of such determination.
     “Moody’s” means Moody’s Investor Services, Inc.
     “Mortgage” means a Mortgage substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time to reflect such changes as Company and Administrative Agent may agree.
     “Mortgaged Property” as defined in Section 5.11.
     “Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
     “NAIC” means The National Association of Insurance Commissioners, and any successor thereto.
     “Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form and to the extent prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.
     “Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale and (d) payment of legal, broker or other fees and commissions (items (a)-(d) collectively, the “Enumerated Costs”).
     “Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii)(a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including any Enumerated Costs.
     “New Revolving Loan Commitments” as defined in Section 2.24.

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     “New Revolving Lender” as defined in Section 2.24.
     “New Revolving Loans” as defined in Section 2.24.
     “New Term Loan Commitments” as defined in Section 2.24.
     “New Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.
     “New Term Loan Lender” as defined in Section 2.24.
     “New Term Loan Maturity Date” means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.
     “New Term Loans” as defined in Section 2.24.
     “Non-US Lender” as defined in Section 2.19(c).
     “Note” means a Term Loan Note, a Revolving Loan Note or a Swing Line Note.
     “Notice” means a Funding Notice or a Conversion/Continuation Notice.
     “Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them or their respective Affiliates and Lender Counterparties, under any Credit Document, Specified Cash Management Arrangement or Hedge Agreement (including, without limitation, with respect to a Specified Cash Management Arrangement or Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Specified Cash Management Arrangement or Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.
     “Obligee Credit Party” as defined in Section 7.7.
     “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
     “Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

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     “Patriot Act” as defined in Section 3.1(s).
     “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
     “Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
     “Permitted Acquisition” means any acquisition by Company or any of its Subsidiaries, whether by purchase, merger or otherwise, of (y) all or substantially all of the assets of, or more than 50% of the Capital Stock of, or a business line or unit or a division of, any Person or (z) any additional portion, or all, of the Capital Stock of any Permitted Partially-Owned Subsidiary; provided,
                (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;
                (ii) [Reserved];
                (iii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;
                (iv) in the case of the acquisition of Capital Stock, (i) after giving effect to such acquisition, more than 50% of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, (ii) in the case of acquisitions where Company owns more than 50% but less than 100% of such Subsidiary and such Subsidiary is a Domestic Subsidiary, Company shall designate such Subsidiary as a Permitted Partially-Owned Subsidiary, and (iii) Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.10 and/or 5.11 to the extent required thereby;
                (v) any Person or assets so acquired shall be located exclusively in the United States, Canada or the United Kingdom; provided that immediately after giving effect to any such Permitted Acquisition in Canada or the United Kingdom, Company’s Liquidity Amount shall be greater than or equal to $50,000,000;
                (vi) Holdings and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the first day of the four quarter period ending on the last day of the Fiscal Quarter most recently ended (in accordance with Section 6.8(f));
                (vii) Company shall have delivered to Administrative Agent (A) at least five Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (vi) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; provided, however, that Company shall not be required to comply with the provisions of this clause

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(vii) with respect to an acquisition unless the consideration to be paid by Company and its Subsidiaries in respect of such acquisition is greater than $50,000,000;
                (viii) any Person or assets or division as acquired in accordance herewith shall be in a business or lines of business the same as, related, complementary or ancillary to, the business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date; and
                (ix) notwithstanding any of the foregoing to the contrary, “Permitted Acquisition” shall include any acquisition of any assets constituting a fee interest in real property in connection with such Permitted Acquisition; provided that an acquisition of a fee interest in real property “in connection with” a Permitted Acquisition shall include a fee interest in real property acquired subsequent to the closing date of such Permitted Acquisition so long as Company or its Subsidiary is obligated as of the closing date of such Permitted Acquisition to purchase the fee interest on a date certain within one year of the closing date of such Permitted Acquisition.
     “Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.
     “Permitted Partially-Owned Subsidiary” means (a) those Domestic Subsidiaries of Company listed on Schedule 1.1 existing on the Closing Date, and (b) those Domestic Subsidiaries of Company acquired or created after the Closing Date, including laboratories and other associated veterinary businesses, and designated by Company as a Permitted Partially-Owned Subsidiary by written notice to the Administrative Agent, provided, that, with respect to Permitted Partially-Owned Subsidiaries acquired or created after the Closing Date, (i) Company owns more than 50% of the outstanding Capital Stock of such Subsidiary, (ii) Company shall use its commercially reasonable efforts to cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement, and (iii) Company shall use its commercially reasonable efforts to cause the owner of the remaining Capital Stock of such Subsidiary to pledge his or her Capital Stock in such Permitted Partially-Owned Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties.
     “Permitted Seller Notes” means promissory notes containing subordination provisions in substantially the form of, or no less favorable to Lenders (in the reasonable judgment of Administrative Agent) than the subordination provisions contained in, Exhibit K annexed hereto, representing any Indebtedness of Holdings or Company incurred in connection with any Permitted Acquisition payable to the seller in connection therewith, as such note may be amended, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16; provided that, no Permitted Seller Note shall (i) be guarantied by any Subsidiary of Holdings or secured by any property of Holdings, Company or any of its Subsidiaries, (ii) bear cash interest at a rate greater than 8.5% per annum; or, (iii) except in accordance with Section 6.5, provide for any prepayment or repayment of all or any portion of the principal thereof prior to the date of the final scheduled installment of principal of the Loans; provided, further, that in no event shall the aggregate scheduled cash payments of principal and interest on all outstanding Permitted Seller Notes exceed $4,000,000 in any Fiscal Year.
     “Permitted Subsidiary Dropdown” means a transaction in which (a) a Domestic Subsidiary of Company (for purposes of this definition, the “existing Subsidiary”) creates a Domestic Subsidiary (for purposes of this definition, the “new Subsidiary”) and transfers some or all of the assets of the existing Subsidiary to the new Subsidiary, (b) the existing Subsidiary transfers some of the Capital

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Stock in the new Subsidiary to a third Person, or the new Subsidiary issues Capital Stock in the new Subsidiary to a third Person, (i) as part of the transaction pursuant to which a Person was acquired and merged into the new Subsidiary or (ii) as part of an agreement to retain such Person as an employee of the business of Holdings and its Subsidiaries and (c) the new Subsidiary is designated as a Permitted Partially-Owned Subsidiary.
     “Permitted Transferee” has the meaning set forth in the definition of “Specified Acquisition”.
     “Permitted Unsecured Indebtedness” shall mean unsecured Indebtedness of Company or any of its Guarantor Subsidiaries; provided that (a) the terms of such debt (i) do not provide for any scheduled repayment, maturity date, mandatory redemption or sinking fund obligation prior to 90 days after the later of the Closing Date Term Loan Maturity and any then existing New Term Loan Maturity Date and (ii) do not materially restrict, limit or adversely affect the ability of any Credit Party to perform their obligations under any of the Credit Documents and (b) to the extent such Indebtedness is by its terms subordinated in right of payment to the Obligations, (i) such Indebtedness is subordinated to the Obligations on a basis reasonably satisfactory to Administrative Agent (it being understood and agreed that any such determination by Administrative Agent shall be binding on the Lenders and Lender Counterparties) and (ii) the terms of such subordinated indebtedness provide that no payments of any kind may be made under such subordinated indebtedness during any period while a Default or an Event of Default has occurred and is continuing or would arise as a result of such payment and (c) the covenants, events of default and credit support are (i) reasonably customary for similar offerings by issuers with credit ratings comparable to that of the issuer of such debt and (ii) no more restrictive than the covenants, events of default and credit support under this Agreement and (d) the terms of such debt are otherwise reasonably satisfactory to Administrative Agent (it being understood and agreed that any such determination by Administrative Agent shall be binding on the Lenders and Lender Counterparties); provided further that Permitted Seller Notes shall not be considered Permitted Unsecured Indebtedness.
     “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
     “Platform” as defined in Section 5.12.
     “Pledge and Security Agreement” means the Pledge and Security Agreement executed by Company, each Guarantor and the Collateral Agent dated as of the date hereof, as it may be amended, supplemented or otherwise modified from time to time.
     “Prime Rate” means the rate of interest per annum that Wells Fargo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

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     “Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender.
     “Projections” as defined in Section 3.1(i).
     “Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Closing Date Term Loan of any Lender, the percentage obtained by dividing (a) the Closing Date Term Loan Exposure of that Lender by (b) the aggregate Closing Date Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iii) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Closing Date Term Loan Exposure, the Revolving Exposure and the New Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Closing Date Term Loan Exposure, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders.
     “Public Disclosure” means Holdings’ most recent annual report, Form 10-K for the most recently completed fiscal year, each quarterly report on Form 10-Q or any current reports on Form 8-K (or similar reports filed on successor forms) filed since the initial filing date of such Form 10-K, in each case filed at least 5 Business Days prior to the Closing Date.
     “Public Lender” as defined in Section 5.12.
     “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.
     “Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.
     “Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Collateral Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.
     “Refunded Swing Line Loans” as defined in Section 2.3(b)(iv).

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     “Register” as defined in Section 2.6(b).
     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     “Reimbursement Date” as defined in Section 2.23(d).
     “Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
     “Replacement Lender” as defined in Section 2.22.
     “Replacement Term Loans” as defined in Section 10.5(e).
     “Requisite Class Lenders” means, as at any date of determination, (i) for the Class of Lenders having Closing Date Term Loan Exposure, Lenders holding more than 50% of the aggregate Closing Date Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having Revolving Exposure, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders; and (iii) for each Class of Lenders having New Term Loan Exposure, Lenders holding more than 50% of the aggregate New Term Loan Exposure of that Class.
     “Requisite Lenders” means Lenders having or holding Closing Date Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Closing Date Term Loan Exposure of all Lenders; (ii) the aggregate Revolving Exposure of all Lenders; and (iii) the aggregate New Term Loan Exposure of all Lenders.
     “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company or any of its Subsidiaries now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any Permitted Unsecured Indebtedness.
     “Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount

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of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement or Joinder Agreement, as the case may be, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $100,000,000.
     “Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
     “Revolving Commitment Termination Date” means the earliest to occur of (i) August 19, 2015, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.12(b) or 2.13, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.
     “Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) in the case of Lenders (other than an Issuing Bank with respect to Letters of Credit issued by it), the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) in the case of Lenders other than the Swing Line Lender, the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.
     “Revolving Lender” shall mean a Lender with a Revolving Commitment.
     “Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a).
     “Revolving Loan Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
     “Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.
     “Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time.
     “Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

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     “Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
     “Series” as defined in Section 2.24.
     “Settlement Confirmation” as defined in Section 10.6(b).
     “Settlement Service” as defined in Section 10.6(d).
     “Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit G-2.
     “Solvent” means, with respect to any Person, that as of the date of determination both (i)(a) the sum of such Person’s debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured; (c) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
     “Specified Acquisition” means a Permitted Acquisition in which, as part of such acquisition, Company or the Company Subsidiary that makes such acquisition sells, assigns or otherwise transfers Capital Stock of the target company (or, subject to such sale, assignment or transfer not being a Change of Control or a Default hereunder, any entity into which the target company is merged or into which substantially all of the assets of the target company are acquired) to any member of the management of, employee of, or any owner of the Capital Stock of the company that was the subject of such Permitted Acquisition (such member or owner, a “Permitted Transferee”).
     “Specified Cash Management Arrangement” means any cash management arrangement (a) entered into by (i) Company or any of its Subsidiaries and (ii) any Lender Counterparty, as counterparty and (b) which has been designated by such Lender Counterparty and Company, by notice to the Administrative Agent not later than thirty (30) days after the execution and delivery by Company or such Subsidiary thereof, as a Specified Cash Management Arrangement. No Lender Counterparty that is a party to a Specified Cash Management Arrangement shall have any rights in

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connection with the management or release of any Collateral or of the Obligations of any Credit Party under any Credit Document. For the avoidance of doubt, (i) all cash management arrangements provided by the Administrative Agent or any of its Affiliates and (ii) all cash management arrangements in existence on the Closing Date between Company or any of its Subsidiaries and any Lender or an Affiliate thereof, shall constitute Specified Cash Management Arrangements.
     “Subject Transaction” as defined in Section 6.8(f).
     “Subordinated Indebtedness” means (i) Indebtedness outstanding under Permitted Seller Notes, (ii) any Permitted Unsecured Indebtedness noted in clause (b) of the definition of Permitted Unsecured Indebtedness and (iii) any Take Out Securities that constitute Indebtedness.
     “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
     “Swing Line Lender” means Wells Fargo in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
     “Swing Line Loan” means a Loan made by Swing Line Lender to Company pursuant to Section 2.3.
     “Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.
     “Swing Line Sublimit” means the lesser of (i) $10,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.
     “Syndication Agent” as defined in the preamble hereto.
     “Take Out Securities” means Capital Stock or other securities convertible into or otherwise linked to Capital Stock, the net proceeds of which are used to repay the Loans and/or the Revolving Commitments; provided, however, that to the extent the issuance of such Capital Stock or other securities constitute Indebtedness, such Indebtedness shall be unsecured and subordinated in a manner satisfactory to the Agents.
     “Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in

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which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on or measured by all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).
     “Term Loan” means a Closing Date Term Loan or a New Term Loan.
     “Term Loan Commitment” means a Closing Date Term Loan Commitment or a New Term Loan Commitment, and “Term Loan Commitments” means such commitments of all Lenders.
     “Term Loan Maturity Date” means the Closing Date Term Loan Maturity Date or the New Term Loan Maturity Date, as applicable, of any Series of New Term Loans.
     “Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.
     “Terminated Lender” as defined in Section 2.22.
     “Title Policy” as defined in Section 5.11.
     “Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Usage.
     “Transaction Costs” means the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries in connection with the closing of the transactions contemplated by the Credit Documents, on the Closing Date.
     “Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.
     “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
     “UCC Questionnaire” means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.
     1.2 Accounting Terms.
          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise specifically prescribed herein.

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          (b) If at any time any change in GAAP or in the application of GAAP would affect the computation of any financial ratio or other financial covenant set forth in any Credit Document, and either Company or the Requisite Lenders shall so request, Administrative Agent, Lenders and Company shall negotiate in good faith to amend (subject to Section 10.5) such ratio or covenant to preserve the original intent thereof in light of such change in (or in the application of) GAAP; provided that, until so amended, (i) such ratio or financial covenant shall continue to be computed in accordance with GAAP prior to such change in (or in application of) GAAP and (ii) Company shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or financial covenant made before and after giving effect to such change in (or in the application of) GAAP as is reasonably necessary to demonstrate compliance (or non-compliance) with such ratio or financial covenants.
          (c) Notwithstanding any other provision contained herein, calculations in connection with the definitions, covenants and other provisions hereof shall be made without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”).
     1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
SECTION 2. LOANS
     2.1 Closing Date Term Loans.
          (a) Closing Date Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a Closing Date Term Loan to Company in an amount equal to such Lender’s Closing Date Term Loan Commitment. Company may make only one borrowing under the Closing Date Term Loan Commitments which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.12(a) and 2.13, all amounts owed hereunder with respect to the Closing Date Term Loans shall be paid in full no later than the Closing Date Term Loan Maturity Date. Each Lender’s Closing Date Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Closing Date Term Loan Commitment on such date.

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          (b) Borrowing Mechanics for Closing Date Term Loans.
               (i) Company shall deliver to Administrative Agent a fully executed and delivered Closing Date Certificate (which shall be deemed to be a Funding Notice with respect to the Closing Date Term Loans for all purposes hereof) no later than 1:00 p.m. (New York City time) one Business Day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender of the proposed borrowing.
               (ii) Each Lender shall make its Closing Date Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Closing Date Term Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Company.
               (iii) All Closing Date Term Loans must be, as of the Closing Date, Base Rate Loans.
     2.2 Revolving Loans.
          (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to Company in the aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.
          (b) Borrowing Mechanics for Revolving Loans.
               (i) Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.
               (ii) Whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 1:00 p.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on

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and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.
               (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 1:00 p.m. (New York City time)) not later than 3:00 p.m. (New York City time) on the same day as Administrative Agent’s receipt of such Notice from Company.
               (iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Principal Office designated by the Administrative Agent or such other account as may be designated in writing to Administrative Agent by Company.
               (v) Any Revolving Loans made on the Closing Date must be, as of the Closing Date, Base Rate Loans.
     2.3 Swing Line Loans.
          (a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Company in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.
          (b) Borrowing Mechanics for Swing Line Loans.
               (i) Swing Line Loans shall be made in an aggregate minimum amount of $100,000 and integral multiples of $100,000 in excess of that amount.
               (ii) Whenever Company desires that Swing Line Lender make a Swing Line Loan, Company shall deliver to Administrative Agent a Funding Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date.
               (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 3:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal

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Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Company at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to Administrative Agent by Company.
               (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to Section 2.12, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Company on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Notwithstanding anything contained in this Agreement to the contrary, (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by the Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Company, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Company and shall be due under the Revolving Loan Note issued by Company to Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company’s accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Lenders, including the Revolving Loan deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.16.
               (v) If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to

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make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.
               (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default or Lender Insolvency Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and Company to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.
               (vii) All Swing Line Loans must be, at all times, Base Rate Loans.
     2.4 Pro Rata Shares; Availability of Funds.
          (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
          (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If

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such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.
     2.5 Use of Proceeds. All proceeds of the Closing Date Term Loans shall be applied by Company to repay and refinance all amounts outstanding under the Existing Credit Agreement and to pay fees, costs and expenses in connection therewith and, to the extent of any funds remaining thereafter, for general corporate purposes. The proceeds of the Revolving Loans, Letters of Credit, Swing Line Loans and any New Term Loans shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries, including Permitted Acquisitions. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
     2.6 Evidence of Debt; Register; Lenders’ Books and Records; Notes.
          (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be prima facie evidence thereof; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
          (b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at the Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the “Register”). The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any Loan. Company hereby designates Wells Fargo to serve as Company’s agent solely for purposes of maintaining the Register as provided in this Section 2.6, and Company hereby agrees that,

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to the extent Wells Fargo serves in such capacity, Wells Fargo and its officers, directors, employees, agents, sub-agents and affiliates shall constitute “Indemnitees.”
          (c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, Revolving Loan or Swing Line Loan, as the case may be.
     2.7 Interest on Loans.
          (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:
               (i) in the case of Term Loans and Revolving Loans:
(1)	if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(2)	if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and
               (ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin.
          (b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as Base Rate Loans only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
          (c) In connection with Eurodollar Rate Loans there shall be no more than twelve (12) Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall be prima facie evidence thereof) the interest rate that shall apply to the Eurodollar Rate Loans for which

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an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.
          (d) Interest payable pursuant to Section 2.7(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the preceding Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
          (e) Interest on each Loan shall accrue and shall be payable in arrears on each Interest Payment Date and at maturity, including final maturity; provided, that interest accruing in accordance with Section 2.7(f)(ii) or Section 2.9 shall be payable on demand.
          (f) Company agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of Company at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) from and after the applicable Reimbursement Date (if not paid by the applicable Reimbursement Date), a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.
          (g) Interest payable pursuant to Section 2.7(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.7(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.23(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company.

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     2.8 Conversion/Continuation.
          (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:
               (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Company shall pay all amounts due under Section 2.17 in connection with any such conversion; or
               (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $2,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.
          (b) Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.
     2.9 Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), the principal amount of all Loans and any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
     2.10 Fees.
          (a) Company agrees to pay to Lenders having Revolving Exposure:
               (i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the sum of (x) the aggregate principal amount of

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outstanding Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and
               (ii) letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).
          (b) [Reserved].
          (c) Company agrees to pay directly to Issuing Bank, for its own account, the following fees:
               (i) a per annum fronting fee separately agreed between the Issuing Bank and Company, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and
               (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
          (d) All fees referred to in Section 2.10(a) shall be calculated on the basis of a 360-day year, and the actual number of days elapsed and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.
          (e) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon, including but not limited to any closing fees for the benefit of the Lenders set forth in that certain fee letter dated as of July 16, 2010 among Company, the Lead Arrangers, the Administrative Agent and the Syndication Agent (as it may be amended, supplemented or otherwise modified from time to time).
     2.11 Scheduled Payments. The principal amount of the Closing Date Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an “Installment Date”) commencing December 31, 2010:

Closing Date Term
Installment Date	Loan Installments
December 31, 2010	$6,250,000
March 31, 2011	$6,250,000
June 30, 2011	$6,250,000
September 30, 2011	$6,250,000
December 31, 2011	$6,250,000

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Closing Date Term
Installment Date	Loan Installments
March 31, 2012	$6,250,000
June 30, 2012	$6,250,000
September 30, 2012	$6,250,000
December 31, 2012	$9,375,000
March 31, 2013	$9,375,000
June 30, 2013	$9,375,000
September 30, 2013	$9,375,000
December 31, 2013	$9,375,000
March 31, 2014	$9,375,000
June 30, 2014	$9,375,000
September 30, 2014	$9,375,000
December 31, 2014	$12,500,000
March 31, 2015	$12,500,000
June 30, 2015	$12,500,000
Closing Date Term Loan Maturity Date	$337,500,000
     ; provided, in the event any New Term Loans are made, such New Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date in an amount not in excess of the product of (i) the aggregate principal amount of New Term Loans of the applicable Series of New Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the amount of all other Term Loans being repaid on such Installment Date and (z) the total aggregate principal amount of all other Term Loans outstanding on such Increased Amount Date.
     Notwithstanding the foregoing, (y) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with Sections 2.12, 2.13 and 2.14 as applicable; and (z) the Closing Date Term Loans and the New Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Closing Date Term Loan Maturity Date and the New Term Loan Maturity Date, respectively.
     2.12 Voluntary Prepayments/Commitment Reductions.
          (a) Voluntary Prepayments.
               (i) Any time and from time to time:
     (1) with respect to Base Rate Loans, Company may prepay, any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount;

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     (2) with respect to Eurodollar Rate Loans, Company may prepay, any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount; and
     (3) with respect to Swing Line Loans, Company may prepay, any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and in integral multiples of $100,000 in excess of that amount.
               (ii) All such prepayments shall be made:
     (1) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans;
     (2) upon not less than three Business Day’s prior written or telephonic notice in the case of Eurodollar Rate Loans; and
     (3) upon written or telephonic notice on the date of prepayment, in the case of Swing Line Loans;
in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.
          (b) Voluntary Commitment Reductions.
               (i) Company may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
               (ii) Company’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Company’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.
     2.13 Mandatory Prepayments/Commitment Reductions.

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          (a) Asset Sales. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) so long as the reinvestment of any such Net Asset Sale Proceeds are considered Consolidated Capital Expenditures in the determination of the Fixed Charge Coverage Ratio, Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within two hundred seventy (270) days of receipt thereof in long term productive assets of the general type used in the business of Company and its Subsidiaries, including the purchase of one or more businesses and any real estate related to such businesses; provided further, pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments). Notwithstanding the foregoing, proceeds received by Holdings or any of its Subsidiaries from sale lease back transactions permitted under Section 6.11 shall be subject to the prepayment requirements set forth in Section 6.11 and not the prepayment requirements set forth in this Section 2.13(a).
          (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Default or Event of Default shall have occurred and be continuing, and (ii) so long as the reinvestment of any such Net Insurance/Condemnation Proceeds are considered Consolidated Capital Expenditures in determination of the Fixed Charge Coverage Ratio, Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments).
          (c) [Reserved].
          (d) Issuance of Debt. On the date of receipt by Holdings or any of its Subsidiaries of any Cash proceeds from incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.14(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.
          (e) [Reserved].
          (f) Revolving Loans and Swing Loans. Company shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total

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Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.
          (g) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.13(a) through 2.13(e) or Section 6.11, Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.
     2.14 Application of Prepayments/Reductions.
          (a) Application of Voluntary Prepayments by Class of Loans. Any prepayment of any Loan pursuant to Section 2.12(a) shall be applied as specified by Company in the applicable notice of prepayment (for the sake of clarity, including the order of application to scheduled Installments of principal of the Term Loans to the extent any such prepayment is applied to the Term Loans); provided, in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:
     first, to repay outstanding Swing Line Loans to the full extent thereof;
     second, to repay outstanding Revolving Loans to the full extent thereof; and
     third, to repay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts of each Class thereof) and shall be further applied on a pro rata basis to each scheduled Installment of principal of the Term Loans (including, for the avoidance of doubt, the Installment due on the Term Loan Maturity Date for the applicable Class).
          (b) Application of Mandatory Prepayments by Class of Loans. Any amount required to be paid pursuant to Sections 2.13(a) through 2.13(e) or Section 6.11 shall be applied as follows:
     first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts of each Class thereof) and shall be further applied in direct order of maturity to each scheduled Installment of principal of the Term Loans (including, for the avoidance of doubt, the Installment due on the Term Loan Maturity Date for the applicable Class);
     second, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Commitments by the amount of such prepayment;
     third, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment;

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     fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such prepayment;
     fifth, to cash collateralize Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such cash collateralization; and
     sixth, to further permanently reduce the Revolving Commitments to the full extent thereof.
          (c) Application of Prepayments of Loans by Type of Loan. Considering each Class of Loans being prepaid separately as set forth above, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to Section 2.17(c).
     2.15 General Provisions Regarding Payments.
          (a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.
          (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.
          (c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.
          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
          (e) Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Eurodollar Rate Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall

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be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.
          (f) Company hereby authorizes Administrative Agent to charge Company’s accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).
          (g) Administrative Agent shall deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.9 from the date such amount was due and payable until the date such amount is paid in full.
          (h) If an Event of Default shall have occurred and be continuing and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, notwithstanding Section 2.14, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.
     2.16 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such

46

recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.16 shall not be construed to apply to (a) any payment made by Company pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
     2.17 Making or Maintaining Eurodollar Rate Loans.
          (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be prima facie evidence thereof), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.
          (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be prima facie evidence thereof, but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the

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provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.
          (c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company.
          (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
          (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.
     2.18 Increased Costs; Capital Adequacy.
          (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) shall determine (which determination shall be prima facie evidence thereof) that a change to or the adoption of any law, treaty or governmental rule, regulation or order, or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes

48

effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any franchise Tax or a Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be prima facie evidence thereof.
          (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be prima facie evidence thereof.

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          (c) Dodd-Frank Wall Street Reform and Consumer Protection Act. For purposes of this Section 2.18, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith are deemed to have been adopted and gone into effect after the date of this Agreement.
          (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that Company shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.18 for any increased costs or reduction in the rate of return on capital incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies Company of the matter giving rise to such increased costs or reduction in the rate of return on capital and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided, further that, if the matter giving rise to such increased costs or reduction in the rate of return on capital is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. No Lender or Issuing Bank may make any demand pursuant to this Section 2.18 more than 180 days after the Revolving Commitment Termination Date or the Term Loan Maturity Date, as applicable.
     2.19 Taxes; Withholding, etc.
          (a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a franchise Tax or a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party.
          (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) under any of the Credit Documents: (i) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it; (ii) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

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provided, no such additional amount shall be required to be paid to any Lender or Administrative Agent under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any requirement mentioned therein for a deduction, withholding or payment shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender or Administrative Agent.
          (c) Evidence of Exemption From U.S. Withholding Tax. (i) Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (A) two original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (B) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form W-8BEN, W-8ECI and/or W-8IMY (or, in each case, any successor form), or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence. Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.19(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the first sentence of this Section 2.19(c), or (2) to notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became

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a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve Company of its obligation to pay any additional amounts pursuant to Section 2.18(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.
               (ii) If any non-corporate Lender is a United States Person as such term is defined in the Internal Revenue Code, such Lender shall deliver to Administrative Agent on or prior to the Closing Date or on or prior to the date of the Assignment Agreement, pursuant to which it becomes a Lender (in the case of each other Lender) two original copies of Internal Revenue Service Form W-9 (or any successor forms), properly completed and duly executed by such Lender and such other documentation required under the Internal Revenue Code to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to such principal, interest, fees or other amounts payable under the any of the Credit Documents.
     2.20 Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.20) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole but reasonable discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be prima facie evidence thereof.
     2.21 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, if any Lender, (x) other than at the direction or request of any regulatory agency or authority, defaults (a “Funds Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or Section 2.23(e) (in each case, a “Defaulted Loan”) or (y) is deemed insolvent or becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or if any Lender or any substantial part of its property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer, or becomes the subject of a bankruptcy proceeding (a “Lender Insolvency Default”) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, conservatorship,

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receivership or similar law now or hereafter in effect (such Lender, an “Insolvency Defaulting Lender” and, together with any Funds Defaulting Lenders, the “Defaulting Lenders” and each a “Defaulting Lender”), then: (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of calculating Requisite Lenders or Requisite Class Lenders (including the granting of any consents or waivers) with respect to any of the Credit Documents and Company shall pay to Administrative Agent such additional amounts of cash as reasonably requested by the Issuing Bank or the Swing Line Lender to be held as security for Company’s reimbursement Obligations in respect of Letters of Credit and Swing Line Loans then outstanding (such amount not to exceed such Defaulting Lender’s obligations under Sections 2.3 and 2.23); (b) solely with respect to any Funds Defaulting Lender that is not an Insolvency Defaulting Lender, to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.10 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Company of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or Lender Insolvency Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default or Lender Insolvency Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or Lender Insolvency Default.
     2.22 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.17, 2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after Company’s request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company’s request

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that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment (other than with respect to any Terminated Lender that is an Insolvency Defaulting Lender, in which case such fees shall be payable by Company); provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawing that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c), 2.18 or 2.19 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Company exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.
     2.23 Issuance of Letters of Credit and Purchase of Participations Therein.
          (a) Letters of Credit. During the Revolving Commitment Period, subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of Company in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $10,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the

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Revolving Commitments then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any standby Letter of Credit have an expiration date later than the earlier of (1) the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such standby Letter of Credit; and (vi) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (b) be issued if such commercial Letter of Credit is otherwise unacceptable to Issuing Bank in its reasonable discretion. Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided, Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided, further, in the event a Funding Default or Lender Insolvency Default exists, Issuing Bank shall not be required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and Company to eliminate Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage.
          (b) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent an Issuance Notice no later than 12:00 p.m. (New York City time) at least three Business Days (in the case of standby letters of credit) or five Business Days (in the case of commercial letters of credit), or in each case such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender with a Revolving Commitment of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.23(e).
          (c) Responsibility of Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;

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(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Issuing Bank to Company. Notwithstanding anything to the contrary contained in this Section 2.23(c), Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.
          (d) Reimbursement by Company of Amounts Drawn or Paid Under Letters of Credit. In the event Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify Company and Administrative Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that Company intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders with Revolving Commitments shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.23(d) shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.23(d).
          (e) Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.23(d), Issuing Bank shall promptly notify each

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Lender with a Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the Revolving Commitments. Each Lender with a Revolving Commitment shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to Issuing Bank on such business day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.23(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.23(e) shall be deemed to prejudice the right of any Lender with a Revolving Commitment to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.23(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.23(e) with respect to such honored drawing such Lender’s Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.
          (f) Obligations Absolute. The obligation of Company to reimburse Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.23(d) and the obligations of Lenders under Section 2.23(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against Company, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vi) any breach hereof or of any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

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     (g) Indemnification. Without duplication of any obligation of Company under Section 10.2 or 10.3, in addition to amounts payable as provided herein, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of Issuing Bank, as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (2) the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of its compliance with any Governmental Act.
     2.24 Incremental Facilities. Company may by written notice to Administrative Agent elect to request (A) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Loan Commitments (any such increase, the “New Revolving Loan Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”), by an amount not in excess of $100,000,000 in the aggregate and not less than $10,000,000 individually (or such lesser amount which shall be approved by Administrative Agent), and integral multiples of $1,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which Company proposes that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Administrative Agent (or such later date as may be agreed to by the Administrative Agent), and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Loan Lender” or “New Term Loan Lender”, as applicable) to whom Company proposes any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or New Term Loan Commitment. Such New Revolving Loan Commitments or New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (3) Company and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.8 as of the last day of the most recently ended Fiscal Quarter after giving effect to such New Revolving Loan Commitments or New Term Loan Commitments, as applicable; (4) the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the New Revolving Loan Lender or New Term Loan Lender, as applicable, Company and the Administrative Agent, each of which Joinder Agreements shall be recorded in the Register and each New Revolving Loan Lender or New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 2.19(c); (5) Company shall make any payments required pursuant to such Joinder Agreements and pursuant to Section 2.17(c) in connection with the New Revolving Loan Commitments or New Term Loan Commitments; and (6) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in

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connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.
     On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Commitments, (b) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the Revolving Loans and all matters relating thereto.
     On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Company (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.
     Administrative Agent shall notify Lenders promptly upon receipt of Company’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and (z) in the case of each notice to any Revolving Lender, the respective interests in such Revolving Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.
     The terms and provisions of the New Revolving Loans shall be identical to the Revolving Loans. The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth below or in the Joinder Agreement (in which case they must be reasonably satisfactory to the Administrative Agent in its discretion), identical to the Closing Date Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the remaining weighted average life to maturity of the Closing Date Term Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no shorter than the final maturity of the Closing Date Term Loans, and (iii) the yield applicable to the New Term Loans of each Series shall be as determined by Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided however that the yield applicable to the New Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to such New Term Loans and any minimum Adjusted Eurodollar Rate or minimum Base Rate) shall not be greater than the applicable yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the Closing Date Term Loans (including any upfront fees or original issue discount payable to the initial Lenders hereunder) plus 0.25% per annum unless the interest rate with respect to the Closing Date Term Loans is increased so as to equal

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the yield applicable to the New Term Loans (after giving effect to all upfront or similar fees or original issue discount payable with respect to such New Term Loans and any minimum Adjusted Eurodollar Rate or minimum Base Rate) less 0.25% per annum. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.24.
     For the avoidance of doubt, any New Term Loans, New Term Loan Commitments, New Revolving Loans and New Revolving Loan Commitments shall constitute Obligations, Guaranteed Obligations and Secured Obligations of the Credit Parties and shall rank pari passu with the Closing Date Term Loans, Revolving Commitments and Revolving Loans.
SECTION 3. CONDITIONS PRECEDENT
     3.1 Closing Date. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:
          (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document (other than the Notes) originally executed and delivered by each applicable Credit Party for each Lender and shall have received an executed Note or Notes for each Lender requesting a Note or Notes.
          (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of the Organizational Documents of each Credit Party, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Credit Party executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent may reasonably request.
          (c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, shall be as set forth on Schedule 4.1.
          (d) Existing Credit Agreement. On the Closing Date, Holdings and its Subsidiaries shall have (i) repaid in full the Existing Credit Agreement, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing the Existing Credit Agreement or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Closing Date.
          (e) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company’s reasonable best estimate of the Transaction Costs (other than fees payable to any Agent).

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          (f) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
          (g) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate in form, scope and substance satisfactory to Administrative Agent, and demonstrating that after giving effect to the financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date and any rights of contribution, each Credit Party is and will be Solvent.
          (h) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:
               (i) evidence satisfactory to the Collateral Agent of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver UCC financing statements, originals of securities, instruments and chattel paper);
               (ii) a completed UCC Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby;
               (iii) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.
          (i) Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated financial statements of Holdings and its Subsidiaries as of the last day of and for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available, giving pro forma effect to the financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, and (iii) projected consolidated financial statements of Holdings and its Subsidiaries, which will be quarterly for the first year after the Closing Date and annually thereafter through and including 2015 (the “Projections”), which Projections shall not be inconsistent with information provided to the Lead Arrangers prior to the delivery of the Commitment Letter.
          (j) Evidence of Insurance. Administrative Agent shall have received a certificate from Holdings’ insurance broker or other evidence satisfactory to it that all insurance required to be

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maintained pursuant to Section 5.5 is in full force and effect and that Collateral Agent, for the benefit of the Secured Parties has been named as additional insured and loss payee thereunder to the extent required under Section 5.5, together with endorsements reasonably requested by Collateral Agent.
          (k) Opinion of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinion of Akin Gump Strauss Hauer & Feld LLP, counsel for Credit Parties, dated as of the Closing Date and in form and substance reasonably satisfactory to Administrative Agent.
          (l) Fees. Company shall have paid to the Agents the fees payable on the Closing Date referred to in Section 2.10(e).
          (m) Closing Date Certificate. Holdings and Company shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.
          (n) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.
          (o) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.
          (p) Funding Notice. Company shall have delivered to Administrative Agent a fully executed Funding Notice with respect to the Closing Date Term Loans and any Revolving Loans to be made on the Closing Date.
          (q) Credit Rating. If requested by the Lead Arrangers in connection the financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, Company shall have received a refreshed corporate family rating and a refreshed corporate rating, respectively, from each of Moody’s and S&P, and the Closing Date Term Loans shall have been assigned a credit rating from each of Moody’s and S&P.
          (r) Closing Date. Lenders shall have made the Closing Date Term Loans to Company on or before September 17, 2010.
          (s) Patriot Act. At least 10 days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and

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Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “Patriot Act”).
     Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.
     3.2 Conditions to Each Credit Extension.
          (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
               (i) Administrative Agent shall have received a fully executed and delivered Funding Notice;
               (ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;
               (iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, the foregoing materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;
               (iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and
               (v) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received (i) a fully executed and delivered Issuance Notice, (ii) all other information required by the applicable Issuance Notice and (iii) such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.
          (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

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SECTION 4. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:
     4.1 Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.
     4.2 Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional membership interests or other Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date.
     4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
     4.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries except to the extent such violation could not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its

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Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     4.5 Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.
     4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.
     4.8 [Reserved].
     4.9 No Material Adverse Change. Since December 31, 2009, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
     4.10 No Restricted Junior Payments. Since December 31, 2009, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.
     4.11 Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department,

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commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     4.12 Payment of Taxes. Except as otherwise permitted under Section 5.3, all federal and state income tax returns and all other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
     4.13 Properties.
          (a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and marketable legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
          (b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.
     4.14 Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, to the knowledge of Holdings or any of its Subsidiaries, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its

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Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent except for such filings, generation, transportation, treatment, storage or disposal that could not reasonably be expected to have a Material Adverse Effect. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.
     4.15 No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
     4.16 Governmental Regulation. Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or is “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
     4.17 Margin Stock. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
     4.18 Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that

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is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.
     4.19 Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have substantially performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the knowledge of Holdings, its Subsidiaries, and each of their ERISA Affiliates, nothing has occurred which would prevent, or cause the loss of, such qualification. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $3,500,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $3,500,000. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.
     4.20 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby, except those broker’s and finder’s fees otherwise disclosed to the Agents prior to the Closing Date.
     4.21 Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.
     4.22 [Reserved]
     4.23 Subordination. The subordination provisions of any Permitted Seller Notes or other Subordinated Indebtedness are enforceable against the holders thereof, and the loans and other obligations thereunder are and will be within the definition of “Subordinated Indebtedness” or “Subordinated Debt”, or similar term, as applicable, included in such provisions.

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     4.24 Compliance with Statutes, etc. Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     4.25 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements (excluding any projections, pro-forma financial information or estimates) furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, together with the Public Disclosure (as modified or supplemented after the Closing Date by other information furnished to the Lenders or publicly disclosed, in each case prior to the occurrence of an Event of Default pursuant to Section 8.1(d)), contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results by a material amount. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein, in the Public Disclosure, or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
     4.26 U.S. Foreign Corrupt Practices Act and OFAC. No Credit Party or any Affiliate thereof (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities or (iii) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to (i) make any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or (ii) fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.
SECTION 5. AFFIRMATIVE COVENANTS
     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
     5.1 Financial Statements and Other Reports. Holdings will deliver to Administrative Agent and Lenders:

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          (a) [Reserved];
          (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;
          (c) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect such consolidated financial statements a report thereon of independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating whether, in connection with their audit examination, any condition or event that constitutes a Default or an Event of Default under Section 8 hereof has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;
          (d) Compliance Certificate. Together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;
          (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

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          (f) Notice of Default. Promptly upon any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings has taken, is taking and proposes to take with respect thereto;
          (g) Notice of Litigation. Promptly upon any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;
          (h) ERISA. (i) Promptly upon becoming aware of the occurrence any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) the most recent actuarial valuation report for each Pension Plan; (3) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (4) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;
          (i) Financial Plan. As soon as practicable and in any event no later than ninety (90) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next three succeeding Fiscal Years (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with a schedule demonstrating compliance with the financial covenants required by Section 6.8 and an explanation of the assumptions on which such forecasts are based and (ii) forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each quarter of the current Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;
          (j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries

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and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;
          (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of Holdings or Company;
          (l) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract; provided, no such prohibition on delivery shall be effective if it were bargained for by Holdings or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;
          (m) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;
          (n) Information Regarding Collateral. Company will furnish to the Collateral Agent prompt written notice of any change (i) in any Credit Party’s corporate name, (ii) in the location of any Credit Party’s chief executive office, its jurisdiction of organization, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it with a book value in excess of $250,000 is located (including the establishment of any such new office or facility), (iii) in any Credit Party’s identity or corporate structure or (iv) in any Credit Party’s Federal Taxpayer Identification Number. Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed;
          (o) Annual Collateral Verifications. Each year, no later than thirty (30) days after the delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1, Company shall deliver to the Collateral Agent an Officer’s Certificate (i) either confirming that there has been no change in such information since the date of the UCC Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes and (ii) certifying that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such updated UCC Questionnaire) to the extent necessary to protect and perfect the security interests under the Collateral Documents for a

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period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); and
          (p) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders acting in such capacity or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries, and (B) such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent or any Lender.
     5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.
     5.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) an adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Holdings or any of its Subsidiaries).
     5.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and each Credit Party shall defend any Collateral against all Persons at any time claiming any interest therein other than Permitted Liens.
     5.5 Insurance. Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business

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interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of the Secured Parties as the loss payee thereunder.
     5.6 Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that each Lender shall coordinate with Administrative Agent with respect to the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on each Credit Party and its Subsidiaries.
     5.7 Lenders Meetings. Holdings and Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.
     5.8 Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     5.9 Environmental.
          (a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:
               (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared

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by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any known Environmental Claims;
               (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;
               (iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all material written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that has a reasonable possibility of giving rise to a Material Adverse Effect;
               (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and
               (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).
          (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any known Environmental Claim against such Credit Party or any of its Subsidiaries where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that nothing in this Section 5.9(b) shall

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preclude any Credit Party or any of its Subsidiaries from contesting in good faith any such Environmental Claim.
     5.10 Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of Company, Company shall, except with respect to Permitted Partially-Owned Subsidiaries (including Subsidiaries who will, after giving effect to any transfer of Capital Stock to a Permitted Transferee under Section 6.9(g) be Permitted Partially-Owned Subsidiaries), (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such Environmental Reports and all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b) and 3.1(h), and to the extent reasonably requested by Administrative Agent, such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(k). In the event that any Person becomes a Permitted Partially-Owned Subsidiary of Company, Company shall use its commercially reasonable efforts to cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement, and Company shall use commercially reasonable efforts to cause the owner of the remaining Capital Stock of such Subsidiary to pledge his or her Capital Stock in such Permitted Partially-Owned Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties. In the event that any Person becomes a Foreign Subsidiary of Company, and the ownership interests of such Foreign Subsidiary are owned by Company or by any Domestic Subsidiary thereof, Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(h)(i) necessary to grant and to perfect a First Priority Lien in favor of Administrative Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in not more than 65% of such ownership interests. With respect to each such Subsidiary, Company shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Company; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.
     5.11 Mortgages on Material Real Estate Assets. Upon the request of the Collateral Agent or the Requisite Lenders at any time during the continuance of any Default or Event of Default, each Credit Party shall, in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in any Material Real Estate Asset so requested, promptly provide to Collateral Agent with respect any such Material Real Estate Asset so requested:
          (a) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each such Material Real Estate Asset (each such Material Real Estate Asset subject to a Mortgage, a “Mortgaged Property”);
          (b) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to each Mortgaged Property, in each case with respect to the enforceability of the form(s) of Mortgages to be recorded in the relevant state and such other matters

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as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;
          (c) in the case of each Leasehold Property that is a Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;
          (d) (A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Mortgaged Property (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the effectiveness of such Mortgage and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Mortgaged Property in the appropriate real estate records;
          (e) flood certifications with respect to each such Material Real Estate Asset and evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and
          (f) such other matters as may be requested by the Collateral Agent or the Requisite Lenders, including but not limited to ALTA surveys, Environmental Reports and appraisals with respect to such Material Real Estate Asset.
     5.12 Public Lenders. Company hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Company hereunder (collectively, “Company Materials”) by posting the Company Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). Company hereby agrees that upon request by Administrative Agent it will use commercially reasonable efforts to identify that portion of the Company Materials that may be distributed to the Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” Company shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Credit Parties or their securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Company Materials

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that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
     5.13 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries (other than Real Estate Assets except to the extent contemplated by Section 5.11 hereof) and all of the outstanding Capital Stock of Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).
     5.14 Post-Closing Covenant. Company shall take all such actions to deliver and/or execute the certificates or documents set forth on Schedule 5.14 within the time frames specified on Schedule 5.14.
SECTION 6. NEGATIVE COVENANTS
     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.
     6.1 Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
          (a) the Obligations;
          (b) Indebtedness of any Guarantor Subsidiary to Company or to any other Guarantor Subsidiary, or of Company to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and, pursuant to Section 7.7 hereof, subordinated in right of payment to the payment in full of the Obligations and (iii) to the extent any of such Indebtedness is evidenced by a promissory note or other similar evidence of Indebtedness, then such note shall be delivered to the Collateral Agent to the extent required under the Pledge and Security Agreement;
          (c) [Reserved];
          (d) [Reserved];
          (e) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Holdings or any of its Subsidiaries;

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          (f) Indebtedness (i) which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations (including, for the sake of clarity, obligations of the type described in Section 6.2(d)) incurred in the ordinary course of business or (ii) consisting of reimbursement obligations in respect of letters of credit issued in connection with any such obligations;
          (g) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts and Specified Cash Management Arrangements;
          (h) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;
          (i) guaranties by Company of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Company of Indebtedness of Company or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;
          (j) Indebtedness described in Schedule 6.1 or otherwise permitted under this Section 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;
          (k) Indebtedness with respect to Capital Leases not involving real property in an aggregate amount not to exceed at any time $15,000,000;
          (l) purchase money Indebtedness in an aggregate amount not to exceed at any time $10,000,000 (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, any such Indebtedness (i) shall be secured only to the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 75% of the aggregate consideration paid with respect to such asset;
          (m) Permitted Seller Notes (i) issued by Holdings as consideration in Permitted Acquisitions; provided, that the aggregate principal amount of such Permitted Seller Notes issued by Holdings shall not exceed $10,500,000; and (ii) issued by Company as consideration in Permitted Acquisitions; provided, that the aggregate amount of such Permitted Seller Notes issued by Company shall not exceed $4,500,000;
          (n) Earn-Out Obligations incurred by Holdings constituting consideration payable in connection with Permitted Acquisitions; provided, that the maximum aggregate exposure, as reasonably estimated by management under all such Earn-Out Obligations shall not exceed $20,000,000 at any time outstanding;

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          (o) a Subsidiary acquired pursuant to a Permitted Acquisition may become or remain liable with respect to Indebtedness of such Subsidiary existing at the time of the acquisition of such Subsidiary by Company or any of its Subsidiaries and, a Subsidiary may become liable with respect to Indebtedness secured by assets acquired pursuant to a Permitted Acquisition; provided that (i) such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition, and (ii) the aggregate principal amount of all such Indebtedness at any time outstanding does not exceed $10,000,000;
          (p) Indebtedness of Company or any of its Subsidiaries to a Person to the extent incurred in connection with a Permitted Acquisition of a portion or all of the Capital Stock of a Permitted Partially-Owned Subsidiary and any guaranty of such Indebtedness by Holdings, in an aggregate principal amount not to exceed at any time outstanding $5,000,000, provided that any payments on such Indebtedness shall only be permitted to the extent set forth in Section 6.5(g);
          (q) [Reserved];
          (r) Indebtedness of Holdings constituting Investments by Company permitted under Section 6.7 hereof;
          (s) Indebtedness constituting Permitted Unsecured Indebtedness; provided that, at the time of incurrence of such Indebtedness, (i) the pro forma Leverage Ratio, after giving effect to the incurrence of such Permitted Unsecured Indebtedness (as if such Permitted Unsecured Indebtedness had been incurred on the last day of the prior Fiscal Quarter), shall not exceed 2.75:1.0 and (ii) the Company’s Liquidity Amount shall be greater than or equal to $50,000,000;
          (t) other unsecured Indebtedness of Holdings and its Subsidiaries (other than with respect to Permitted Seller Notes, Take Out Securities or Permitted Unsecured Indebtedness), in an aggregate amount not to exceed at any time $20,000,000;
          (u) Indebtedness of Holdings or Company comprised of Take Out Securities; and
          (v) Indebtedness with respect to Capital Leases involving real property in an aggregate amount not to exceed at any time $70,000,000; provided, however, that to the extent that the amount of Indebtedness incurred under Section 6.1 (k) remains less than $15,000,000, Company may increase the Indebtedness allowed under this Section 6.1(v) by the difference between (x) $15,000,000 and (y) the actual amount of indebtedness incurred under Section 6.1 (k); provided, further, however, that such an increase in the Indebtedness allowed by this Section 6.l(v) above $70,000,000 shall reduce the $15,000,000 set forth in Section 6.1(k) on a dollar for dollar basis.
     6.2 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

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          (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;
          (b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;
          (c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;
          (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
          (e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;
          (f) any interest or title of a lessor, sublessor, lessee or sub-lessee under any lease of real estate permitted hereunder;
          (g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it as permitted hereunder;
          (h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
          (k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

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          (l) Liens described in Schedule 6.2;
          (m) Liens securing Indebtedness permitted pursuant to Section 6.1(k), 6.1(l) and 6.1(v); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;
          (n) Liens on assets acquired pursuant to a Permitted Acquisition, so long as such Liens were not created in anticipation of such Permitted Acquisition; and
          (o) Liens in replacement of any of the foregoing to the extent that they do not cover additional property or secure additional obligations than the Liens which they replace.
     6.3 Equitable Lien. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.
     6.4 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
     6.5 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except the following shall be permitted:
          (a) [Reserved];
          (b) [Reserved];
          (c) So long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make regularly scheduled payments of interest on any Take Out Securities; provided that (i) the aggregate amount of any such interest payments shall not exceed $10,000,000 in any Fiscal Year and (ii) at the time of such Restricted Junior Payment, and after giving effect thereto, Company shall be in pro forma compliance with the covenants set forth in Section 6.8 as of the last day of the most recently ended Fiscal Quarter after giving effect to such payments;
          (d) [Reserved];

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          (e) Subsidiaries of Company may make Restricted Junior Payments by way of dividends to its shareholders proportionate to their respective holdings;
          (f) Holdings may make regularly scheduled payments in respect of (i) Permitted Seller Notes in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the agreement pursuant to which such Permitted Seller Notes were issued or were otherwise subject, and (ii) Earn-Out Obligations in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the documents related to the relevant Permitted Acquisition;
          (g) Company and any of its Subsidiaries may issue Indebtedness pursuant to Section 6.1(p) and may make regularly scheduled payments in respect of such Indebtedness and Company and its Subsidiaries may make Restricted Junior Payments to make a Permitted Acquisition of a portion or all of the Capital Stock of a Permitted Partially-Owned Subsidiary; provided that (i) the aggregate amount of such Restricted Junior Payments do not exceed $750,000 in any Fiscal Year, and (ii) the aggregate principal amount of any such Indebtedness outstanding pursuant to Section 6.1(p) does not exceed at any time $5,000,000 in the aggregate;
          (h) Company may make Restricted Junior Payments to Holdings to the extent required to enable Holdings (i) to make scheduled payments of principal and interest on the Permitted Seller Notes and (ii) to make payments on Earn-Out Obligations in accordance with the terms of, and only to the extent required by, the documents related to the relevant Permitted Acquisition, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose; provided, that at the time of such Restricted Junior Payment pursuant to this clause (h) and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing under Section 8.1(a), Section 8.1(c) or Section 8.1(e);
          (i) Company and the Guarantor Subsidiaries may make Restricted Junior Payments that are regularly scheduled interest payments on Permitted Unsecured Indebtedness; provided, that at the time of such Restricted Junior Payment pursuant to this clause (i) and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing;
          (j) Holdings may repurchase shares of Capital Stock of Holdings held by officers and employees of Holdings and its Subsidiaries upon the termination of the employment of such officers and employees; provided, however, that the amount of such repurchase shall not exceed in any Fiscal Year the sum of (1) $5,000,000 plus (2) the unutilized portion of such $5,000,000 from the immediately preceding Fiscal Year;
          (k) Company may make Restricted Junior Payments to Holdings to the extent required to enable Holdings to make the repurchases permitted pursuant to Section 6.5(j), so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;
          (l) [Reserved];
          (m) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings, to the extent necessary to permit Holdings to pay reasonable general administrative costs and expenses and (ii) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its

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Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;
          (n) [Reserved];
          (o) Company or any of its Subsidiaries may purchase any additional portion, or all, of the Capital Stock of any Permitted Partially-Owned Subsidiary in accordance with Section 6.9(h); and
          (p) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Holdings may, without limiting the basket set forth in Section 6.5(j), repurchase shares of Capital Stock of Holdings; provided, however, that the amount of such repurchase shall not exceed (1) $35,000,000 at any time if the Leverage Ratio at the time of such repurchase and after giving effect thereto is greater than or equal to 2.00:1.00, (2) $75,000,000 at any time if the Leverage Ratio at the time of such repurchase and after giving effect thereto is less than 2.00:1.00 but greater than or equal to 1.00:1.00 or (3) $125,000,000 at any time if the Leverage Ratio at the time of such repurchase and after giving effect thereto is less than 1.00:1.00.
     6.6 Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Company to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Company or any other Subsidiary of Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (c) make loans or advances to Company or any other Subsidiary of Company, or (d) transfer any of its property or assets to Company or any other Subsidiary of Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1(k), Section 6.1(l) and Section 6.1(o) that impose restrictions on the transfer of property so acquired or securing such Indebtedness and (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.
     6.7 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:
          (a) [Reserved];
          (b) Cash Equivalents;
          (c) (i) equity Investments owned as of the Closing Date in any Subsidiary and (ii) Investments made after the Closing Date in any Domestic Subsidiary of Company that is, after giving effect to such Investment, a Guarantor Subsidiary;
          (d) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof

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from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;
          (e) intercompany loans to the extent permitted under Section 6.1(b);
          (f) Investments that constitute Permitted Acquisitions permitted pursuant to Section 6.9;
          (g) loans and advances to employees of Holdings and its Subsidiaries made in the ordinary course of business, including to purchase Capital Stock of Holdings, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; provided, however, that the amount allocable to loans and advances to purchase Capital Stock of Holdings shall not exceed $1,000,000 in the aggregate; provided, further, however, that the proceeds received by Holdings of such purchase of Holdings’ Capital Stock, shall be used by Holdings to acquire Capital Stock of Company or otherwise used to make a common equity contribution to Company or to repay loans or advances made to Holdings by Company pursuant to Section 6.7(i);
          (h) Investments in Permitted Partially-Owned Subsidiaries, subject to no Event of Default having occurred and be continuing or that would result therefrom (including, for the avoidance of doubt, pursuant to Section 6.15 hereof);
          (i) loans and advances from Company to Holdings to permit Holdings to make payments contemplated to be made pursuant to Section 6.5 hereof;
          (j) in connection with a Specified Acquisition, non-cash loans and non-cash advances (that are reflected as receivables on the consolidated balance sheet of Holdings) made to Permitted Transferees to purchase the Capital Stock of the target company of such Specified Acquisition (or, subject to such sale, assignment or transfer not being a Change of Control or a Default hereunder, any entity into which the target company of such Specified Acquisition is merged or into which substantially all of the assets of the target company of such Specified Acquisition are acquired); provided that unless the surviving company or the entity acquiring substantially all of the assets of the target company is not already a Guarantor Subsidiary or a Permitted Partially-Owned Subsidiary, Company shall designate such Person (if a Domestic Subsidiary) as a Permitted Partially-Owned Subsidiary;
          (k) Investments described in Schedule 6.7;
          (l) Investments related to Company’s acquisition of Pet DRx Corporation;
          (m) Investments not to exceed $200,000,000 at any time outstanding (net of return of capital or repayments of principal actually received, in each case in cash, with respect to any such Investments (which amount shall not exceed, for purposes of determining the availability of the above amount, the original cost of such Investment)) made after the Closing Date in Foreign Subsidiaries in Canada or the United Kingdom, provided that (i) the above amount will be reduced by the amount of any Permitted Acquisitions made of Foreign Subsidiaries in the United Kingdom or Canada pursuant to Section 6.9(h) and (ii) to the extent that Investments in Foreign Subsidiaries in Canada or the United Kingdom are made in the form of shares of common stock of Holdings not otherwise

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prohibited by the Credit Documents, then the value of such shares of common stock of Holdings shall not be counted against the above amount; and
          (n) other Investments in an aggregate amount not to exceed at any time $60,000,000; provided that to the extent that such Investments are made in the form of shares of common stock of Holdings not otherwise prohibited by the Credit Documents, then the value of such shares of common stock of Holdings shall not be counted against the above amount.
     6.8 Financial Covenants.
          (a) [Reserved].
          (b) Fixed Charge Coverage Ratio. Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2010, to be less than 1.20:1.00.
          (c) Leverage Ratio. Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2010, to exceed 3.00:1.00.
          (d) [Reserved].
          (e) [Reserved].
          (f) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8, Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Company) using the historical audited financial statements, to the extent available, of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Holdings and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period); provided, however, calculations of pro forma Consolidated Adjusted EBITDA with respect to a Permitted Acquisition, the aggregate consideration for which constitutes $10,000,000 or less, shall be based on reasonable estimations made by Company of such pre-acquisition EBITDA based on actual pre-acquisition revenues; provided, further that, such Consolidated Adjusted EBITDA shall not exceed in such case 22% of such actual pre-acquisition revenues.

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     6.9 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
          (a) any Subsidiary of Holdings may be merged with or into Company or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Guarantor Subsidiary; provided, in the case of such a merger, Company or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;
          (b) sales or other dispositions of assets that do not constitute Asset Sales;
          (c) Asset Sales, the proceeds of which (valued at (x) the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities, (y) fair market value in the case of other non-Cash proceeds or (z) with respect to Asset Sales in connection with Permitted Subsidiary Dropdowns, the greater of the fair market value of the assets so transferred and any Cash proceeds actually received) when aggregated with the proceeds of all other Asset Sales (other than sales and lease backs) made within the same Fiscal Year, are less than $20,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) other than with respect to Asset Sales in connection with Permitted Subsidiary Dropdowns, no less than 80% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.13(a);
          (d) leases and subleases (as lessor or sublessor) of real property to third parties at reasonable rents, taking into consideration any services provided by lessee or sublessee, in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;
          (e) [Reserved];
          (f) disposals of obsolete, worn out, redundant or surplus property;
          (g) sales, assignments or other dispositions by Company and any of its Subsidiaries of Capital Stock to Permitted Transferees in connection with Specified Acquisitions to the extent not otherwise prohibited hereunder and so long as the proviso in Section 6.7(j) (to the extent applicable) is complied with;
          (h) Permitted Acquisitions; provided, however, that (i) with respect to any Permitted Acquisitions of entities outside of the United States, such Permitted Acquisitions shall be limited to entities in the United Kingdom and Canada and shall not exceed $200,000,000 in the

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aggregate, (ii) the threshold for Permitted Acquisitions of Persons in the United Kingdom and Canada above will be reduced by the amount of any outstanding Investments made in Foreign Subsidiaries in the United Kingdom or Canada pursuant to Section 6.7(m) and (iii) to the extent that any consideration for Permitted Acquisitions is in the form of shares of common stock of Holdings not otherwise prohibited by the Credit Documents, then the value of such shares of common stock shall not be counted against the above amount; and
          (i) sales and lease backs permitted pursuant to Section 6.11; and
          (j) Investments made in accordance with Section 6.7.
     6.10 Disposal of Subsidiary Interests. Except for any sale of interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.
     6.11 Sales and Lease-Backs. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease; provided, however, that Company and its Subsidiaries may sell and lease-back real estate assets without limitation provided, notwithstanding anything to the contrary set forth in this Agreement, that any proceeds received from such sale and lease back transactions in excess of $25,000,000 in the aggregate in any Fiscal Year shall be used to prepay (no later than the third Business Day following the date of receipt of such proceeds) the Loans in accordance with Section 2.l4(b).
     6.12 Transactions with Shareholders and Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between Holdings, Company and any Subsidiary; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation and management equity arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) payment of Transaction Costs to the extent such payments are made to any holder of 10% or more of any class of Capital Stock of Holdings or any of its Subsidiaries or to any Affiliate of Holdings or of any such holder; and (e) sales or purchases by Company or any of its Subsidiaries of the Capital Stock of a Subsidiary of Company; provided, that with respect to such sales, Company designates such Subsidiary a Permitted Partially-

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Owned Subsidiary, and, with respect to such purchases, such purchases are permitted pursuant to Sections 6.1(p) and 6.5(g).
     6.13 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and businesses or lines of businesses the same as, related, complementary or ancillary to, the business in which such Credit Party is engaged as of the Closing Date and (ii) such other lines of business as may be consented to by Requisite Lenders.
     6.14 Permitted Activities of Holdings. Notwithstanding anything to the contrary contained herein, Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations permitted to be incurred by Holdings under Section 6.1 (including, without limitation, Indebtedness and obligations owing to Company, Permitted Seller Notes and Earn-Out Obligations and Indebtedness and obligations set forth on Schedule 6.1 for which Holdings is obligor as of the Closing Date), obligations to pay Transaction Costs and obligations for Taxes and administrative costs and expenses as contemplated on Sections 6.5(l) and 6.5(m); (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Company, (ii) performing its obligations under Permitted Seller Notes and Earn-Out Obligations and for Taxes and administrative costs and expenses as contemplated by Sections 6.5(l) and 6.5(m); (iii) making Restricted Junior Payments and Investments to the extent not prohibited by this Agreement; (iv) entering into confidentiality and non-disclosure agreements entered into in the ordinary course of business and (v) performing its obligations and activities incidental to the foregoing to the extent not prohibited under the Credit Documents; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries except to the extent permitted by Section 6.9; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Company and other than as permitted under Section 6.7(g); or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.
     6.15 Permitted Partially-Owned Subsidiaries. At no time shall the total portion of Consolidated Adjusted EBITDA contributed by all Subsidiaries constituting Permitted Partially-Owned Subsidiaries (irrespective of whether or not Guarantor Subsidiaries) exceed 15% of Consolidated Adjusted EBITDA.
     6.16 Amendments or Waivers with respect to Subordinated Indebtedness and Permitted Unsecured Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness or any Permitted Unsecured Indebtedness in any manner that is, in the good faith and reasonable determination of Company, adverse in any material respect to the interests of the Lenders.
     6.17 Designation of “Senior Indebtedness”. Company shall not designate any Indebtedness (other than the Obligations) as “Senior Indebtedness” or similar term for purposes of any Subordinated Indebtedness without the prior written consent of Requisite Lenders.

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     6.18 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31.
SECTION 7. GUARANTY
     7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 362(a)) (collectively, the “Guaranteed Obligations”).
     7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

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     7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
     7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
          (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
          (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;
          (c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;
          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time,

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place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement or Specified Cash Management Arrangement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Company or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents, the Hedge Agreements or the Specified Cash Management Arrangements; and
          (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, the Hedge Agreements or the Specified Cash Management Arrangements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements, any of the Specified Cash Management Arrangements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement, such Specified Cash Management Arrangement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents, any of the Hedge Agreements, or any of the Specified Cash Management Arrangements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a

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security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
     7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements, the Specified Cash Management Arrangements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
     7.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c)

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any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
     7.7 Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor or Company (such holder of Indebtedness, the “Obligee Credit Party”) is hereby subordinated in right of payment to the Obligations (if the Obligee Credit Party is Company) and the Guaranteed Obligations (if the Obligee Credit Party is a Guarantor), and any such indebtedness collected or received by the Obligee Credit Party after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Obligations or the Guaranteed Obligations, as the case may be but without affecting, impairing or limiting in any manner the liability of the Obligee Credit Party under any other provision hereof.
     7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full and the Revolving Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
     7.9 Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.
     7.10 Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, any Hedge Agreements and any Specified Cash Management Arrangements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement or Specified Cash Management Arrangement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial

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condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents, the Specified Cash Management Arrangements and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.
     7.11 Bankruptcy, etc (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense which Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
          (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are Guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
          (c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
     7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

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SECTION 8. EVENTS OF DEFAULT
     8.1 Events of Default. If any one or more of the following conditions or events shall occur:
          (a) Failure to Make Payments When Due. Failure by Company to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or
          (b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in a principal amount of $10,000,000 or more, beyond the grace period, if any, provided therefor and the holder of such Indebtedness has any rights or remedies exercisable as a result of such failure; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or
          (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.5, Section 5.2 or Section 6; or
          (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or
          (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or
          (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable

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bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or
          (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Holdings or any of its Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or
          (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $10,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance Company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or
          (i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or
          (j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate has resulted or could reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $3,500,000 during the term hereof; there shall exist one or more facts or circumstances that might reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or there shall exist an amount of benefit liabilities (as defined in ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $3,500,000; or

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          (k) Change of Control. A Change of Control shall occur; or
          (l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) any material part of the Guaranty (taking into consideration the joint and several obligations of Guarantors in respect of the Guaranty) for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;
THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the Letter of Credit Usage at such time (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit) to be applied to the amount of any drawings under Letters of Credit and not theretofore reimbursed by or on behalf of Company or held as security for undrawn Letters of Credit, as applicable, and (III) all other Obligations under the Credit Documents; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or Section 2.23(e); and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.
Notwithstanding any of the foregoing to the contrary set forth herein, it shall not constitute an Event of Default hereunder if any of the circumstances described above in Sections 8.1(f), 8.1(g), 8.1(i) and 8.1(l) shall have occurred with respect to one or more Subsidiaries of Company which in the aggregate do not account for more than 2.50% of Company’s total Consolidated Adjusted EBITDA for the four-Fiscal Quarter period most recently ended.
SECTION 9. AGENTS
     9.1 Appointment of Agents. Wells Fargo and Bank of America are hereby appointed Joint Lead Arrangers, Bank of America is hereby appointed Syndication Agent, and JPMorgan Chase Bank, N.A., U.S. Bank National Association. and Union Bank, N.A. are each hereby appointed as Co-Documentation Agents hereunder, and each Lender hereby authorizes Lead Arrangers, Syndication

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Agent and Co-Documentation Agents to act as its agents in accordance with the terms hereof and the other Credit Documents. Wells Fargo is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent and Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent and each Co-Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of Wells Fargo and Bank of America, in their capacity as Lead Arrangers, Bank of America, in its capacity as Syndication Agent, and JPMorgan Chase Bank, N.A., U.S. Bank National Association and Union Bank, N.A., in their capacity as Co-Documentation Agents, shall terminate.
     9.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any Credit Party; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Documents except as expressly set forth herein or therein.
     9.3 General Immunity.
          (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party, any Lender or any person providing the Settlement Service to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

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          (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including any Settlement Confirmation or other communication issues by any Settlement Service, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).
          (c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent; provided, that the appointment of one or more sub-agents shall not relieve the Administrative Agent of any of its duties or obligations under this Agreement or any other Credit Documents and the Administrative Agent shall exercise due care in the selection and monitoring of any such sub-agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, and (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent. Any sub-agent shall be obligated to account for all money and other property handled by it in connection with this Agreement or any other Credit Document as if it were a party

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hereto or thereto, as applicable, as Administrative Agent, but shall otherwise deal solely with and at the direction of Administrative Agent.
     9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders.
     9.5 Lenders’ Representations, Warranties and Acknowledgment.
          (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
          (b) Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Closing Date Term Loan and/or a Revolving Loan on the Closing Date or by the funding of any New Term Loans or New Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such New Term Loans or New Revolving Loans.
     9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such

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Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.
     9.7 Successor Administrative Agent, Collateral Agent and Swing Line Lender.
          (a) Administrative Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, in consultation with Company, to appoint a successor Administrative Agent. If the Requisite Lenders have not appointed a successor Administrative Agent within 30 days after delivery of the notice of resignation by the Administrative Agent or a successor Administrative Agent has not accepted such appointment by such time, the resignation of the Administrative Agent shall nevertheless be effective at such time and the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that until a successor Administrative Agent is so appointed, Administrative Agent may, by notice to Company and Requisite Lenders, retain its role as Collateral Agent under any Collateral Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Wells Fargo or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Wells Fargo or its successor as Collateral Agent. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. If Wells Fargo or its successor as Administrative Agent pursuant to this Section has resigned as Administrative Agent but retained its role as Collateral Agent as set forth above and no successor Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Wells Fargo or its successor may resign as Collateral Agent upon notice to Company and Requisite Lenders at any time.

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          (b) In addition to the foregoing, Collateral Agent may resign at any time by giving thirty 30 days’ prior written notice thereof to Lenders and the Grantors, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantors and Collateral Agent signed by Requisite Lenders. Administrative Agent shall have the rights to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of Company and the Requisite Lenders and Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by Company and the Requisite Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Agreement and the Collateral Documents, and the retiring or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring or removed Collateral Agent’s resignation or removal hereunder as the Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the Collateral Agent hereunder.
          (c) Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Wells Fargo or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (a) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (c) Company shall issue, if so requested by Successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.
     9.8 Collateral Documents and Guaranty.
          (a) Agents under Collateral Documents and Guaranty. Each Secured Party hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from the Secured Parties, Administrative Agent or Collateral Agent,

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as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.
          (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.
          (c) Lender Counterparties. No Lender Counterparty that obtains the benefits of any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral other than its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed Collateral Agent as its agent and agree to be bound by the Credit Documents as a Secured Party.
SECTION 10. MISCELLANEOUS
     10.1 Notices.
          (a) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Lead Arrangers, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender or Issuing Bank, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided further, any such notice or other communication shall at the

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request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by the Administrative Agent from time to time.
          (b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including email and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Section 2 hereof if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent in writing that it is incapable of receiving notices under such section by electronic communication. The Administrative Agent or Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of this sentence of notification that such notice or communication is available and identifying the website address therefor.
          (c) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
     10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) the reasonable and documented fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the actual costs and reasonable and documented expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable and documented fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; (f) all the actual costs and reasonable and documented expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable and documented costs and

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expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable and documented attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.
     10.3 Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to an Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them; provided, no Credit Party shall have any obligation to an Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Document or any agreement or instrument or transaction contemplated hereby.
     10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or

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any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.
     10.5 Amendments and Waivers.
          (a) Requisite Lenders’ Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.
          (b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
               (i) extend the scheduled final maturity of any Loan or Note;
               (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);
               (iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.9) or any fee payable hereunder;
               (iv) extend the time for payment of any such interest or fees;
               (v) reduce the principal amount of any Loan;
               (vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);
               (vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Requisite Lenders” or “Pro Rata Share” on substantially the same basis as the Closing Date Term Loan Commitments, the Closing Date Term Loans, any New Term Loan Commitments and New Term Loans (subject to Section 2.24), the Revolving Commitments (including New Revolving Loan Commitments subject to Section 2.24) and the Revolving Loans are included on the Closing Date;
               (viii) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all Guarantors from the Guaranty except as expressly provided in the Credit Documents;
               (ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document;

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               (x) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date; or
               (xi) reduce any reimbursement obligation in respect of any Letter of Credit.
          (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:
               (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;
               (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;
               (iii) amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Closing Date Term Loan Commitments, the Closing Date Term Loans, any New Term Loan Commitments and New Term Loans (subject to Section 2.24), the Revolving Commitments (including New Revolving Loan Commitments subject to Section 2.24) and the Revolving Loans are included on the Closing Date;
               (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.14 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;
               (v) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent; or
               (vi) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.23(e) without the written consent of Administrative Agent and of Issuing Bank.
          (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

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          (e) Refinancing Term Loans. Notwithstanding anything to the contrary contained herein, this Agreement may be amended with the written consent of the Administrative Agent, Company, the holders of not less than 50.0% of the Revolving Exposure and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans (the “Refinanced Term Loan”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loan, (b) the interest rate for such Replacement Term Loans shall not be higher than the interest rate for such Refinanced Term Loan, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loan at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loan, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
          (f) Extension of Loans. Notwithstanding anything to the contrary contained herein, any amendment that would extend the applicable Term Loan Maturity Date or Revolving Commitment Termination Date with respect to any Loans or Commitments, provide for any increased pricing (including fees) for any Lenders agreeing to extend their Loans or Commitments pursuant to the terms of such amendment and any corresponding modifications under this Agreement related thereto may be effected pursuant to an agreement or agreements in writing entered into by Company, Administrative Agent, the Requisite Lenders and the Lenders holding the Loans or Commitments who are directly and adversely affected thereby.
     10.6 Successors and Assigns; Participations.
          (a) Generally. This Agreement shall (i) be binding upon the parties hereto and their respective successors and assigns and (ii) shall inure to the benefit of (x) the parties hereto and the successors and assigns of Lenders and (y) solely to the extent expressly contemplated hereby, Indemnitees and Lender Counterparties. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. For the avoidance of doubt, neither any Indemnitee nor any Lender Counterparty (solely in their capacity as an Indemnitee or Lender Counterparty and not in their capacity as a Lender, Agent or Issuing Bank) shall have any voting or consent rights in connection with any amendment, modification, waiver or other change of any term of any Credit Document (including any indemnity provision therein) except to the extent expressly provided in the Credit Documents.
          (b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of (x) a written or electronic confirmation of an assignment issued by a Settlement Service pursuant to Section 10.6(d) (a “Settlement Confirmation”) or (y) an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Settlement Confirmation or Assignment Agreement is received by the Administrative Agent, if received by 12:00 noon New York

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City time, and on the following Business Day if received after such time. Prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement or Settlement Confirmation shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
          (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):
               (i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Company and Administrative Agent; and
               (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Company and Administrative Agent and, in the case of assignments of Revolving Loans or Revolving Commitments to any such Person, consented to by each of Company and Administrative Agent (such consent (x) not to be unreasonably withheld or delayed, (y) in the case of Company, not required at any time an Event of Default shall have occurred and then be continuing and (z) in the case of Company when no Event of Default has occurred and is continuing, to be deemed to have been given by Company unless Company objects to such assignment within five Business Days after having received written notice of such assignment); provided, further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $2,500,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and/or Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and/or Revolving Loans and (B) $500,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Closing Date Term Loans or New Term Loans of a Series of the assigning Lender) with respect to the assignment of the Term Loans.
          (d) Mechanics. Assignments of Term Loans by Lenders may be made via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). Each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 10.6. Each assignor Lender and proposed assignee shall comply with the requirements of the Settlement Service in connection with effecting any transfer of Loans pursuant to the Settlement Service. Administrative Agent’s and Company’s consent shall be deemed to have been granted pursuant to Section 10.6(c)(ii) with respect to any transfer of a Term Loan effected through the Settlement Service. Subject to the other requirements of this Section 10.6, assignments and assumptions of Term Loans may also be effected by manual execution delivery to the Administrative Agent of an Assignment Agreement with the prior written consent of each of Company and

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Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or (y) in the case of Company, required at any time an Event of Default shall have occurred and then be continuing). Initially, assignments and assumptions of Term Loans shall be effected by such manual execution until Administrative Agent notifies Lenders to the contrary. Assignments and assumptions of Revolving Loans or Revolving Commitments shall only be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.19(c) and such other documents as the Administrative Agent may reasonably request. Notwithstanding anything herein or in any Assignment Agreement to the contrary and (i) unless notice to the contrary is delivered to the Lenders from the Administrative Agent or (ii) so long as no Default or Event of Default has occurred and is continuing, payment to the assignor by the assignee in respect of the settlement of an assignment of any Term Loan (but not any Revolving Loan or Revolving Commitment) shall include such compensation to the assignor as may be agreed upon by the assignor and the assignee with respect to all unpaid interest which has accrued on such Term Loan to but excluding the Assignment Effective Date. On and after the applicable Assignment Effective Date, the applicable assignee shall be entitled to receive all interest paid or payable with respect to the assigned Term Loan, whether such interest accrued before or after the applicable Assignment Effective Date. In connection with any assignment hereunder to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee”, the assignor and assignee shall pay to Administrative Agent a processing and recordation fee of $3,500 for each such assignment (provided that only one such fee will be payable in connection simultaneous assignments to two or more Related Funds).
          (e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).
          (f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the

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cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.
          (g) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of Interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.17(c), 2.18 or 2.19, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.16 and 10.4, (1) any participation will give rise to a direct obligation of each Credit Party to the participant and (2) the participant shall be considered to be a “Lender.”
          (h) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank or to any other central bank having jurisdiction over such Lender as collateral security, and (ii) any Lender which is an investment fund may pledge all or any portion of its Notes, if any, or Loans to its trustee in support of its obligations to such trustee; provided, no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank or central bank or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

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     10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.16 and 9.6 shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination hereof.
     10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, the Specified Cash Management Arrangements or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
     10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
     10.11 Severability. In case any provision in or obligation hereunder, any Note or any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a

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partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
     10.13 Entire Agreement. This Agreement (together with the schedules hereto, the letter agreements dated the date hereof and making specific reference hereto, exhibits hereto, annexes hereto and the other agreements, documents and instruments delivered pursuant hereto), the Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Issuing Bank constitute the entire agreement among the parties or any of them with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     10.14 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     10.15 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
     10.16 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY

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OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.
     10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     10.18 Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements hereof which has been identified as confidential by Company in accordance with such Lender’s customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender and to their respective agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements or Specified Cash Management Arrangements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18), disclosure to any rating agency when required by it (provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent or any Lender), disclosures in connection with the exercise of any remedies hereunder or under any other Credit

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Document or disclosures required or requested by any governmental agency, regulatory authority or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Credit Documents.
     10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company.
     10.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
     10.21 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     10.22 USA PATRIOT Act. Each Lender hereby notifies Company that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies

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Company, which information includes the name and address of Company and other information that will allow such Lender to identify Company in accordance with the Patriot Act.
     10.23 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of Company, its stockholders and/or its affiliates. Company agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and Company, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise Company, its stockholders or its Affiliates on other matters) or any other obligation to Company except the obligations expressly set forth in the Credit Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of Company, its management, stockholders, creditors or any other Person. Company acknowledges and agrees that Company has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Company agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Company, in connection with such transaction or the process leading thereto.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	VICAR OPERATING, INC.,
	By:	/s/ Robert L. Antin
		Name:	Robert L. Antin
		Title:	Chief Executive Officer and President

HOLDINGS:	VCA ANTECN, INC.,
	By:	/s/ Robert L. Antin
		Name:	Robert L. Antin
		Title:	Chief Executive Officer and President

Signature Page to Credit and Guaranty Agreement

GUARANTOR SUBSIDIARIES:

ALBANY VETERINARY CLINIC
ANIMAL CARE CENTER AT MILL RUN, INC.
ANIMAL CARE CENTERS OF AMERICA, INC.
ARROYO PETCARE CENTER, INC.
ASSOCIATES IN PET CARE, INC.
DIAGNOSTIC VETERINARY SERVICE, INC.
EDGEBROOK, INC.
EKLIN MEDICAL SYSTEMS, INC.
EKLIN SUB GEORGIA, INC.
HEALTHY PET CORP.
INDIANA VETERINARY DIAGNOSTIC LAB, INC.
PET’S CHOICE, INC.
PETS’ RX, INC.
PRESTON PARK ANIMAL HOSPITAL, INC.
SNOW MERGER ACQUISITION, INC.
SOUND TECHNOLOGIES, INC.
SOUTH COUNTY VETERINARY CLINIC, INC.
TOMS RIVER VETERINARY HOSPITAL, P.A.
VCA—ASHER, INC.
VCA ALABAMA, INC.
VCA ALBANY ANIMAL HOSPITAL, INC.
VCA ANIMAL HOSPITALS, INC.
VCA CENTERS-TEXAS, INC.
VCA CENVET, INC.
VCA CLINIPATH LABS, INC.
VCA MAPLE LEAF, INC.
VCA MILLER-ROBERTSON #152
VCA MISSOURI, INC.
VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.
VCA OF NEW YORK, INC.
VCA PROFESSIONAL ANIMAL LABORATORY, INC.
VCA REAL PROPERTY ACQUISITION CORPORATION VETERINARY CENTERS OF AMERICA-TEXAS, INC.
WEST LOS ANGELES VETERINARY MEDICAL GROUP, INC.

By:	/s/ Robert L. Antin
	Name:	Robert L. Antin
	Title:	Chief Executive Officer and President

Signature Page to Credit and Guaranty Agreement

ADMINISTRATIVE AGENT, COLLATERAL AGENT,
ISSUING BANK, SWING LINE LENDER
AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Maribelle Villaseñor
	Name:	Maribelle Villaseñor
	Title:	Assistant Vice President

Signature Page to Credit and Guaranty Agreement

SYNDICATION AGENT AND
LENDER:

BANK OF AMERICA, N.A.
By:	/s/ Amie L. Edwards
	Name:	Amie L. Edwards
	Title:	Senior Vice President

Signature Page to Credit and Guaranty Agreement

CO-DOCUMENTATION AGENT AND
LENDER:

JPMORGAN CHASE BANK, N.A.
By:	/s/ Ling Li
	Name:	Ling Li
	Title:	Vice President

S-5

CO-DOCUMENTATION AGENT AND
LENDER:

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ David Mruk
	Name:	David Mruk
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

CO-DOCUMENTATION AGENT AND
LENDER:

UNION BANK, N.A.
By:	/s/ Erik Siegfried
	Name:	Erik Siegfried
	Title:	Vice President

S-7

LENDER: KEYBANK NATIONAL ASSOCIATION

By:	/s/ Frank J. Jancar
	Name:	Frank J. Jancar
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	Sumitomo Mitsui Banking Corporation
	By:	/s/ William M. Ginn
		Name:	William M. Ginn
		Title:	Executive Officer

Signature Page to Credit and Guaranty Agreement

LENDER:	TD BANK, N.A.
	By:	/s/ Ted Hopkinson
Ted Hopkinson
Senior Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	ING Capital LLC
	By:	/s/ Steven G. Fleenor
		Name:	Steven G. Fleenor
		Title:	Managing Director

LENDER:	The Governor and Company of the Bank of Ireland
	By:	/s/ Edward A. Boyle
		Name:	Edward A. Boyle
		Title:	Sr. V P

	By:	/s/ Carl Andresen
		Name:	Carl Andresen
		Title:	Director

Signature Page to Credit and Guaranty Agreement

LENDER:	PNC Bank, N.A.
	By:	/s/ Jennifer L. Loew
		Name:	Jennifer L. Loew
		Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	Raymond James Bank, FSB
	By:	/s/ Steven Paley
Steven Paley
Senior Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	COMPASS BANK
	By:	/s/ Mark Sunderland
		Name:	Mark Sunderland
		Title:	Senior Vice President

Signature Page to Credit and Guaranty Agreement

LENDER: Capital One, N.A.

By:	/s/ Gina M. Monette
	Name:	Gina M. Monette
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER: Bank of the West

By:	/s/ Brock Mullins
	Name:	Brock Mullins
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER: East West Bank

By:	/s/ Nancy A. Moore
	Name:	Nancy A. Moore
	Title:	Senior Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	HSBC Bank USA, National Association
	By:	/s/ James C. Colman
		Name:	James C. Colman
		Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER: Bank Leumi USA

By:	/s/ Joung Hee Hong
	Name:	Joung Hee Hong
	Title:	First Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	BANK OF TAIWAN, NEW YORK AGENCY
	By:	/s/ Thomas K.C. Wu
		Name:	Thomas K.C. Wu
		Title:	VP & General Manager

Signature Page to Credit and Guaranty Agreement

LENDER: Manufacturers Bank

By:	/s/ Maureen Kelly
	Name:	Maureen Kelly
	Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER: STATE BANK OF INDIA LOS ANGELES AGENCY
By:	/s/ Sanjay Gautam
	Name:	Sanjay Gautam
	Title:	Vice-President (Credit & Operations)

Signature Page to Credit and Guaranty Agreement

LENDER: Erste Group Bank AG

By:	/s/ Robert J. Wagman
	Name:	Robert J. Wagman
	Title:	Director

By:	/s/ Paul Judicke
	Name:	Paul Judicke
	Title:	Director

Signature Page to Credit and Guaranty Agreement

LENDER: Israel Discount Bank of New York 888 So. Figueroa Street, Suite 550 Los Angeles, CA 90017
By:	/s/ Lorraine Drasser
	Name:	Lorraine Drasser
	Title:	Senior Vice President

By:	/s/ Barbara Perez
	Name:	Barbara Perez
	Title:	Vice President

LENDER:	Mega International Commercial Bank Co., Ltd. New York Branch
	By:	/s/ Priscilla H.T. Hsing
		Name:	Priscilla H.T. Hsing
		Title:	VP & DGM

Signature Page to Credit and Guaranty Agreement

LENDER:	Firstrust Bank
	By:	/s/ Ellen Frank
		Name:	Ellen Frank
		Title:	Vice President

Signature Page to Credit and Guaranty Agreement

LENDER:	Grandpoint Bank 355 South Grand Avenue 24th Floor Los Angeles, CA 90071
		By:	/s/ Phil Soh
			Name:	Phil Soh
			Title:	SVP, Senior Underwriter

Signature Page to Credit and Guaranty Agreement

LENDER: Hua Nan Commercial Bank, Los Angeles Branch
By:	/s/ Oliver Hsu
	Name:	Oliver Hsu
Title: VP & General Manager

Signature Page to Credit and Guaranty Agreement

APPENDIX A-1
TO CREDIT AND GUARANTY AGREEMENT
Closing Date Term Loan Commitments
On file with the Administrative Agent
APPENDIX A-l-1

APPENDIX A-2
TO CREDIT AND GUARANTY AGREEMENT
Revolving Commitments
On file with the Administrative Agent
APPENDIX A-2-1

APPENDIX B
TO CREDIT AND GUARANTY AGREEMENT
Notice Addresses
VICAR OPERATING, INC.
12401 West Olympic Boulevard
Los Angeles, California 90064-1022
Attention: Tomas Fuller
Telecopier: (310) 571-6700
VCA ANTECH, INC.
12401 West Olympic Boulevard
Los Angeles, California 90064-1022
Attention: Tomas Fuller
Telecopier: (310) 571-6700
GUARANTOR SUBSIDIARIES
c/o VCA Antech, Inc.
12401 West Olympic Boulevard
Los Angeles, California 90064-1022
Attention: Tomas Fuller
Telecopier: (310) 571-6700
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender
333 South Grand Avenue, 9th Floor
Los Angeles, California 90071
Attention: Belle Villaseñor
Telecopier: (213) 628-1188

1.1: Existing Permitted Partially-Owned Subsidiaries

AU#	Legal Name	General Partner	GP%

814	ASC Yonkers Management, LLC	VCA of New York, Inc.	65%
316	Edgebrook Animal Hospital, LP	Edgebrook, Inc.	80%
772	VCA Academy Animal Hospital, LP	VCA Animal Hospitals, Inc.	51%
140	VCA Albany Animal Hospital, LP	Albany Veterinary Clinic	70%
506	VCA All Care Animal Hospital, LP	VCA Animal Hospitals, Inc.	55%
345	VCA Animal Hospitals-Texas, L.P.	VCA Centers-Texas, Inc.	1%
		VCA Animal Hospitals, Inc.	74%
591	VCA Animal Medical Center, LP	VCA Animal Hospitals, Inc.	80%
126	VCA Asher Animal Hospital, LP	VCA—Asher, Inc.	80%
433	VCA Associates Animal Hospital, L.P.	Associates in Pet Care, Inc.	75%
406	VCA Becker Animal Hospital, LP	VCA Alabama, Inc.	80%
213	VCA Black Mountain Animal Hospital, L.P.	Pets’ Rx, Inc.	75%
137	VCA Companion Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80%
167	VCA Glasgow Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80%
809	VCA Green Animal Medical Center, LP	VCA Animal Hospitals, Inc.	90%
437	VCA Heritage Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80%
111	VCA Lakewood Animal Hospital (Cerritos), LP	West Los Angeles Veterinary Medical Group, Inc.	80%
799	VCA Madera Pet Hospital, LP	VCA Animal Hospitals, Inc.	80%
558	VCA Metroplex Animal Hospital, LP	Veterinary Centers of America-Texas, Inc.	90%
647	VCA Mill Run Animal Hospital, LP	Animal Care Center at Mill Run, Inc.	95%
454	VCA Preston Park Animal Hospital, L.P.	VCA Centers-Texas, Inc.	1%
		Preston Park Animal Hospital, Inc.	74%
418	VCA Rome Animal Hospital, L.P.	VCA Animal Hospitals, Inc.	80%
871	VCA San Francisco Veterinary Specialists, LP	VCA Animal Hospitals, Inc.	90%
648	VCA Saw Mill Animal Hospital, LP	Animal Care Centers of America, Inc.	95%
149	VCA South County Animal Hospital, LLC	South County Veterinary Clinic, Inc.	70%
439	VCA Toms River Veterinary Hospital, L.P.	Toms River Veterinary Hospital, P.A.	80%
774	VCA Woodford Animal Hospital, LP	VCA Animal Hospitals, Inc.	80%

SCHEDULE 4.1: JURISDICTIONS OF ORGANIZATION

	TYPE OF	JURISDICTION OF	ORGANIZATIONAL
NAME OF SUBSIDIARY/GRANTOR	ORGANIZATION	ORGANIZATION	ID NUMBERS

VCA Antech, Inc.	Corporation	Delaware	2125345

Vicar Operating, Inc.	Corporation	Delaware	3203348

Albany Veterinary Clinic	Corporation	California	C0602028

Animal Care Center at Mill Run,	Corporation	Ohio	1106760
Inc.

Animal Care Centers of America,	Corporation	Ohio	405602
Inc.

Arroyo PetCare Center, Inc.	Corporation	California	C2117430

Associates in Pet Care, Inc.	Corporation	Wisconsin	5F09971

Diagnostic Veterinary Service, Inc.	Corporation	California	C1240642

Edgebrook, Inc.	Corporation	New Jersey	3613650000

Eklin Medical Systems, Inc.	Corporation	Delaware	3481774

Eklin Sub Georgia, Inc.	Corporation	Delaware	4596571

Healthy Pet Corp.	Corporation	Delaware	2805053

Indiana Veterinary Diagnostic Lab,	Corporation	Indiana	1992070350
Inc.

Pet’s Choice, Inc.	Corporation	Washington	601714738

Pets’ Rx, Inc.	Corporation	Delaware	2264199

Preston Park Animal Hospital, Inc.	Corporation	California	C2683426

Snow Merger Acquisition, Inc.	Corporation	Delaware	4826710

Sound Technologies, Inc.	Corporation	Delaware	3188358

South County Veterinary Clinic,	Corporation	California	C0632872
Inc.

Toms River Veterinary Hospital,	Corporation	New Jersey	0000003384
P.A.
VCA — Asher, Inc.	Corporation	California	C1699787

VCA Alabama, Inc.	Corporation	Alabama	104—820

VCA Albany Animal Hospital, Inc.	Corporation	California	C1708192

	TYPE OF	JURISDICTION OF	ORGANIZATIONAL
NAME OF SUBSIDIARY/GRANTOR	ORGANIZATION	ORGANIZATION	ID NUMBERS

VCA Animal Hospitals, Inc.	Corporation	California	C1 965050

VCA Centers-Texas, Inc.	Corporation	Texas	141948300

VCA Cenvet, Inc.	Corporation	California	C1891461

VCA Clinipath Labs, Inc.	Corporation	California	C1764088

VCA Maple Leaf, Inc.	Corporation	California	C3056151

VCA Miller-Robertson #152	Corporation	Californja	C1940475

VCA Missouri, Inc.	Corporation	Missouri	00544467

VCA Northwest Veterinary	Corporation	California	C1944092
Diagnostics, Inc.

VCA of New York, Inc.	Corporation	Delaware	2782761

VCA Professional Animal	Corporation	California	C1880335
Laboratory, Inc.

VCA Real Property Acquisition	Corporation	California	C1453424
Corporation

Veterinary Centers of America-	Corporation	Texas	800911284
Texas, Inc.

West Los Angeles Veterinary	Corporation	California	C0709486
Medical Group, Inc.

SCHEDULE 4.2: CAPITAL STOCK AND OWNERSHIP
EQUITY INTERESTS: CORPORATIONS

		Company	No. of	Total		Stock
	Party to whom	whose Stock is	Shares	Issued	% and Type of	Certificate
Grantor/Pledgor	Stock Pledged	Pledged	Pledged	Shares	Interest Pledged	No.	Par Value
1. VCA Albany Animal Hospital, Inc.	Wells Fargo Bank, National Association	Albany Veterinary Clinic	100	100	100% Common Stock	2	$10.00
2. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	Animal Care Center at Mill Run, Inc.	3,150	3,150	100% Common Stock	6	None
3. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	Animal Care Centers of America, Inc.	78,750	78,750	100% Common Stock	22	None
4. VCA Maple Leaf, Inc.	Wells Fargo Bank, National Association	Antech Diagnostics Canada Ltd.[1]	65	100	65% Common Stock	C-l	None
5. Pets’ Rx, Inc.[2]	Wells Fargo Bank, National Association	Arroyo PetCare Center, Inc.	1,000	1,000	100% Common Stock	3	$0.01
6. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	Associates in Pet Care, Inc.	100	100	100% Common Stock	3	None
7. Vicar Operating, Inc.	Wells Fargo Bank, National Association	Diagnostic Veterinary Service, Inc.	528	528	100% Common Stock	6	None
8. VCA Animal Hospitals, Inc.[3]	Wells Fargo Bank, National Association	Edgebrook, Inc.	100	100	100% Common Stock	8	None
9. Vicar Operating, Inc.	Wells Fargo Bank, National Association	Eklin Medical Systems, Inc.	100	100	100% Common Stock	C-55	$ .001
10. Eklin Medical Systems, Inc.	Wells Fargo Bank, National Association	Eklin Sub Georgia, Inc.	1,000	1,000	100% Common Stock	C-l	$ .001

[1]	Antech Diagnostics Canada Ltd. is a corporation organized under the laws of Alberta, Canada and is a wholly-owned subsidiary of VCA Maple Leaf, Inc. Pursuant to Section 5.10 of the Credit and Guaranty Agreement dated August 19, 2010, 65% of its stock is being pledged.

[2]	Successor-in-interest to NPC Operations, Inc., the shareholder identified on the stock certificate. NPC Operations, Inc. was merged into Pets’ Rx, Inc. as part of the Roll-Up of Guarantors, for which notice was provided on approximately 12/28/05 (the “Roll-Up”).

[3]	Successor-in-interest to Golden Merger Corporation, the shareholder identified on the stock certificate. Golden Merger Corporation was merged into VCA Animal Hospitals, Inc. as part of the Roll-Up.

1

		Company	No. of	Total		Stock
	Party to whom	whose Stock is	Shares	Issued	% and Type of	Certificate
Grantor/Pledgor	Stock Pledged	Pledged	Pledged	Shares	Interest Pledged	No.	Par Value
11. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	Healthy Pet Corp.	100	100	100% Common Stock	48	$ .01
12. VCA Professional Animal Laboratory, Inc.	Wells Fargo Bank, National Association	Indiana Veterinary Diagnostic Lab, Inc.	200	200	100% Common Stock	4	None
13. Vicar Operating, Inc.	Wells Fargo Bank, National Association	Pet’s Choice, Inc.	500,000	500,000	100% Common Stock	176	$0.001
14. Vicar Operating, Inc.	Wells Fargo Bank, National Association	Pets’ Rx, Inc.	100	100	100% Common Stock	C81	$0.01
15. VCA Centers-Texas, Inc.	Wells Fargo Bank, National Association	Preston Park Animal Hospital, Inc.	100	100	100% Common Stock	3	$0.001
16. Vicar Operating, Inc.	Wells Fargo Bank, National Association	Snow Merger Acquisition, Inc.	1,000	1,000	100% Common Stock	1	$0.001
17. Vicar Operating, Inc.	Wells Fargo Bank, National Association	Sound Technologies, Inc.	1,000	1,000	100% Common Stock	133	$0.001
18. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	South County Veterinary Clinic, Inc.	800	800	100% Common Stock	4	$10.00
19. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	Toms River Veterinary Hospital, P.A.	100	100	100% Common Stock	36	None
20. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA - Asher, Inc.	100	100	100% Common Stock	2	$0.001
21. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Alabama, Inc.	100	100	100% Common Stock	2	$10.00
22. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Albany Animal Hospital, Inc.	100	100	100% Common Stock	2	$0.001
23. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Animal Hospitals, Inc.	100	100	100% Common Stock	2	$0.001
24. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Centers-Texas, Inc.	100	100	100% Common Stock	2	$0.01

2

		Company	No. of	Total		Stock
	Party to whom	whose Stock is	Shares	Issued	% and Type of	Certificate
Grantor/Pledgor	Stock Pledged	Pledged	Pledged	Shares	Interest Pledged	No.	Par Value
25. VCA Professional Animal , Laboratory, Inc.	Wells Fargo Bank, National Association	VCA Cenvet, Inc.	100	100	100% Common Stock	2	$0.001
26. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Clinipath Labs, Inc.	10,000	10,000	100% Common Stock	3	None
27. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Maple Leaf, Inc.	100	100	100% Common Stock	1	$ .001
28. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Miller-Robertson #152	100	100	100% Common Stock	3	$0.001
29. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Missouri, Inc.	100	100	100% Common Stock	1	$0.001
30. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Northwest Veterinary Diagnostics, Inc.	100	100	100% Common Stock	2	$0.001
31. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA of New York, Inc.	100	100	100% Common Stock	R2	$0.01
32. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Professional Animal Laboratory, Inc.	100	100	100% Common Stock	2	$0.001
33. Vicar Operating, Inc.	Wells Fargo Bank, National Association	VCA Real Property Acquisition Corporation	100	100	100% Common Stock	2	None
34. VCA Centers-Texas, Inc.	Wells Fargo Bank, National Association	Veterinary Centers of America-Texas, Inc.	100	100	100% Common Stock	1	$ .001
35. VCA Antech, Inc.	Wells Fargo Bank, National Association	Vicar Operating, Inc.	100	100	100% Common Stock	2	$0.001
36. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	West Los Angeles Veterinary Medical Group, Inc.	800	800	100% Common Stock	5	$5.00

3

EQUITY INTERESTS: PARTNERSHIPS AND LLCS

			No. of	Total		Stock
	Party to whom	Company whose	Shares	Issued	% and Type of	Certificate	Par
Grantor/Pledgor	Stock Pledged	Stock is Pledged	Pledged	Shares	Interest Pledged	No.	Value
37. VCA of New York, Inc.	Wells Fargo Bank, National Association	ASC Yonkers Management, LLC	N/A	N/A	65% interest in limited liability company	N/A	N/A
38. Edgebrook, Inc.	Wells Fargo Bank, National Association	Edgebrook Animal Hospital, LP	N/A	N/A	80% interest in partnership	N/A	N/A
39. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Academy Animal Hospital, LP	N/A	N/A	51% interest in partnership	N/A	N/A
40. Albany Veterinary Clinic	Wells Fargo Bank, National Association	VCA Albany Animal Hospital, LP	N/A	N/A	70% interest in partnership	N/A	N/A
41. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National . Association	VCA All Care Animal Hospital, LP	N/A	N/A	55% interest in partnership	N/A	N/A
42. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Animal Hospitals-Texas, L.P.	N/A	N/A	74% interest in partnership	N/A	N/A
43. VCA Centers-Texas, Inc.	Wells Fargo Bank, National Association	VCA Animal Hospitals-Texas, L.P.	N/A	N/A	1% interest in partnership	N/A	N/A
44. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Animal Medical Center, LP	N/A	N/A	80% interest in partnership	N/A	N/A
45.VCA-Asher, Inc.	Wells Fargo Bank, National Association	VCA Asher Animal Hospital, LP	N/A	N/A	80% interest in partnership	N/A	N/A
46. Associates In Pet Care, Inc.	Wells Fargo Bank, National Association	VCA Associates Animal Hospital, L.P.	N/A	N/A	75% interest in partnership	N/A	N/A
47. VCA Alabama, Inc.	Wells Fargo Bank, National Association	VCA Becker Animal Hospital, LP	N/A	N/A	80% interest in partnership	N/A	N/A
48. Pets’ Rx, Inc.	Wells Fargo Bank, National Association	VCA Black Mountain Animal Hospital, L.P.	N/A	N/A	75% interest in partnership	N/A	N/A
49. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Companion Animal Hospital,	N/A	N/A	80% interest in partnership	N/A	N/A
L.P.
50. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Glasgow Animal Hospital, L.P.	N/A	N/A	80% interest in partnership	N/A	N/A

4

			No. of	Total		Stock
	Party to whom	Company whose	Shares	Issued	% and Type of	Certificate	Par
Grantor/Pledgor	Stock Pledged	Stock is Pledged	Pledged	Shares	Interest Pledged	No.	Value
51. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Green Animal Medical Center, LP	N/A	N/A	90% interest in partnership	N/A	N/A
52. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Heritage Animal Hospital, L.P.	N/A	N/A	80% interest in partnership	N/A	N/A
53. West Los Angeles Veterinary Medical Group, Inc.	Wells Fargo Bank, National Association	VCA Lakewood Animal Hospital (Cerritos), LP	N/A	N/A	80% interest in partnership	N/A	N/A
54. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Madera Pet Hospital, LP	N/A	N/A	80% interest in partnership	N/A	N/A
55. Veterinary Centers of America-Texas, Inc.	Wells Fargo Bank, National Association	VCA Metroplex Animal Hospital, LP	N/A	N/A	90% interest in partnership	N/A	N/A
56. Animal Care Center at Mill Run, Inc.	Wells Fargo Bank, National Association	VCA Mill Run Animal Hospital, LP	N/A	N/A	95% interest in partnership	N/A	N/A
57. Preston Park Animal Hospital, Inc.	Wells Fargo Bank, National Association	VCA Preston Park Animal Hospital, L.P.	N/A	N/A	74% interest in partnership	N/A	N/A
58. VCA Centers-Texas, Inc.	Wells Fargo Bank, National Association	VCA Preston Park Animal Hospital, L.P.	N/A	N/A	1% interest in partnership	N/A	N/A
59. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Rome Animal Hospital, L.P.	N/A	N/A	80% interest in partnership	N/A	N/A
60. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA San Francisco Veterinary Specialists, LP	N/A	N/A	90% interest in partnership	N/A	N/A
61. Animal Care Centers of America, Inc.	Wells Fargo Bank, National Association	VCA Saw Mill Animal Hospital, LP	N/A	N/A	95% interest in partnership	N/A	N/A
62. South County Veterinary Clinic, Inc.	Wells Fargo Bank, National Association	VCA South County Animal Hospital, LLC	N/A	N/A	70% interest in limited liability company	N/A	N/A
63. Toms River Veterinary Hospital, P.A.	Wells Fargo Bank, National Association	VCA Toms River Veterinary Hospital, L.P.	N/A	N/A	80% interest in partnership	N/A	N/A
64. VCA Animal Hospitals, Inc.	Wells Fargo Bank, National Association	VCA Woodford Animal Hospital, LP	N/A	N/A	80% interest in partnership	N/A	N/A

5

EQUITY INTERESTS: INVESTMENTS

	Party to	Company	No. of	Total		Stock
	whom Stock	whose Stock is	Shares	Issued	Type of Interest	Certificate
Grantor/Pledgor	Pledged	Pledged	Pledged	Shares	Pledged	No.	Par Value
1. Snow MergerAcquisition, Inc.	Wells Fargo Bank, National Association	Pet DRx Corporation	23,073,863	N/A	Common Stock	525-6	$0.0001

6

VCA ANIMAL HOSPITAL LIST Alpha

SCHEDULE 4.13: PART I

OWNED/LEASED LOCATIONS ANIMAL HOSPITALS

AU	Grantor	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
647	Animal Care Center at Mill Run, Inc.	VCA Mill Run Animal Hospital	Leased	3660 Ridge Mill Drive	Hilliard	OH	43026	Franklin		
648	Animal Care Centers of America, Inc.	VCA Sawmill Animal Hospital	Leased	6868 Caine Road	Columbus	OH	43235	Franklin		
522	Arroyo PetCare Center, Inc.	Business Office: Sacramento Animal Medical Group #522	Leased	5030 Manzanita Ave	Carmichael	CA	95608	Sacramento		Business Office
556	Arroyo PetCare Center, Inc.	VCA Adobe Animal Hospital	Leased	5920 Fourth Street, NW	Albuquerque	NM	87107	Bernalillo		
541	Arroyo PetCare Center, Inc.	VCA All Critters Animal Hospital	Leased	2834 228th Avenue SE	Sammamish	WA	98075	King		
516	Arroyo PetCare Center, Inc.	VCA All Our Pets Animal Hospital	Leased	1413 60th Street	Sacramento	CA	95819	Sacramento		
558	Arroyo PetCare Center, Inc.	VCA Animal Medical Center	Leased	1530 Jadwin Avenue	Richland	WA	99354-2	Benton	Sublease space to a dog trainer	
529	Arroyo PetCare Center, Inc.	VCA Arroyo Animal Hospital	Leased	1 South Pointe Drive	Lake Forest	CA	92630	Orange		
551	Arroyo PetCare Center, Inc.	VCA Aspenwood Animal Hospital	Leased	1290 S. Colorado Blvd	Denver	CO	80222	Denver		Ground Lease
551	Arroyo PetCare Center, Inc.	VCA Aspenwood Animal Hospital	Owned	1290 S. Colorado Blvd	Denver	CO	80222	Denver		Building Only: Land is subject to a ground lease
525	Arroyo PetCare Center, Inc.	VCA Benicia Animal Hospital	Leased	326 W. Military St.	Benicia	CA	94510	Solano		
557	Arroyo PetCare Center, Inc.	VCA Buckingham Animal Hospital	Leased	1661 N. Garland Ave., Suite 103	Garland	TX	75040	Dallas		
534	Arroyo PetCare Center, Inc.	VCA College Park - Ann Brock Animal Hospital	Leased	5639 Ball Road	Cypress	CA	90630	Orange		
577	Arroyo PetCare Center, Inc.	VCA Columbia Animal Hospital	Owned	4285 Washington Road	Evans	GA	30809	Columbia	Leasing space to groomer	
523	Arroyo PetCare Center, Inc.	VCA Cottage Animal Hospital	Leased	1580 Boulevard Way	Walnut Creek	CA	94595	Contra Costa		
526	Arroyo PetCare Center, Inc.	VCA Crestwood Animal Hospital	Leased	1131 Inyokern Road	Ridgecrest	CA	93555	Kern		
521	Arroyo PetCare Center, Inc.	VCA Elk Grove Animal Hospital	Leased	8640 Elk Grove Blvd.	Elk Grove	CA	95624	Sacramento		
563	Arroyo PetCare Center, Inc.	VCA Fort Worth Animal Medical Center	Owned	8331 W. Freeway	Fort Worth	TX	76116	Tarrant		
520	Arroyo PetCare Center, Inc.	VCA Greenback Animal Hospital	Leased	8311 Greenback Lane	Fair Oaks	CA	95628	Sacramento		
519	Arroyo PetCare Center, Inc.	VCA Greenback Pet Resort	Leased	8311 Greenback Lane	Fair Oaks	CA	95628	Sacramento		
515	Arroyo PetCare Center, Inc.	VCA Greenhaven Animal Hospital	Leased	1 Valine Court	Sacramento	CA	95831	Sacramento		
518	Arroyo PetCare Center, Inc.	VCA Highlands Animal Hospital	Leased	3451 Elkhorn Blvd.	North Highlands	CA	95660	Sacramento		
567	Arroyo PetCare Center, Inc.	VCA Mission Animal Hospital	Owned	2622 Pleasanton Road	San Antonio	TX	78221	Bexar		
524	Arroyo PetCare Center, Inc.	VCA Monte Vista Animal Hospital	Leased	1488 Washington Blvd.	Concord	CA	94521	Contra Costa		
548	Arroyo PetCare Center, Inc.	VCA North Division Animal Medical Center	Leased	8714 N. Division St.	Spokane	WA	99218	Spokane		
662	Arroyo PetCare Center, Inc.	VCA Owasso Animal Medical Center	Leased	8811 N. Owasso Exp.	Owasso	OK	74055	Tulsa		
544	Arroyo PetCare Center, Inc.	VCA Pacific Avenue South Animal Hospital	Leased	18715 Pacific Avenue	Spanaway	WA	98387	Pierce		
547	Arroyo PetCare Center, Inc.	VCA Peone Pines Animal Hospital	Leased	14717 Newport Highway	Mead	WA	99021	Spokane		
528	Arroyo PetCare Center, Inc.	VCA Petville Animal Hospital	Leased	12108 Venice Blvd.	Los Angeles	CA	90066	Los Angeles		
505	Arroyo PetCare Center, Inc.	VCA Rancho Animal Hospital	Leased	3601 West Charleston	Las Vegas	NV	89102	Clark		
531	Arroyo PetCare Center, Inc.	VCA Rancho Mirage Animal Hospital	Leased	71-075 Highway 111	Rancho Mirage	CA	92270	Riverside		
537	Arroyo PetCare Center, Inc.	VCA Southeast Portland Animal Hospital	Owned	13830 SE Stark St.	Portland	OR	97233	Multnomah		
832	Arroyo PetCare Center, Inc.	VCA Town and Country Animal Hospital	Leased	8414 4th Street NW	Albuquerque	NM	87114	Bernalillo		
560	Arroyo PetCare Center, Inc.	VCA University Veterinary Clinic	Leased	10681 Braddock Road	Fairfax	VA	22032	Fairfax		
576	Arroyo PetCare Center, Inc.	VCA Village Animal Hospital	Leased	1340 Palm Bay Rd., N.E.	Palm Bay	FL	32905	Brevard		
666	Arroyo PetCare Center, Inc.	VCA West Linn Animal Hospital	Leased	10343 Willamette Drive	West Linn	OR	97068	Clackamas		
536	Arroyo PetCare Center, Inc.	VCA Westmoreland Animal Hospital	Leased	1748 West 18th Ave.	Eugene	OR	97402	Lane		
517	Arroyo PetCare Center, Inc.	VCA Westside Animal Hospital	Leased	1550 Jefferson Blvd.	West Sacramento	CA	95691	Yolo		
527	Arroyo PetCare Center, Inc.	VCA Wilshire Animal Hospital	Leased	2421 Wilshire Blvd.	Santa Monica	CA	90403	Los Angeles		
570	Arroyo PetCare Center, Inc.	VCA Woodland Broken Arrow Animal Hospital	Owned	2106 W. Detroit	Broken Arrow	OK	74012	Tulsa		
573	Arroyo PetCare Center, Inc.	VCA Woodland East Animal Hospital	Leased	9905 E. 61st. St.	Tulsa	OK	74133	Tulsa		
574	Arroyo PetCare Center, Inc.	VCA Woodland South Animal Hospital	Leased	9340 S. Memorial	Tulsa	OK	74133	Tulsa		
540	Arroyo PetCare Center, Inc.	VCA Woodstock Animal Hospital	Leased	4835 SE Woodstock	Portland	OR	97206	Multnomah		
433	Associates in Pet Care, Inc.	VCA Associates in Pet Care Animal Hospital	Leased	918 West Sunset Drive	Waukesha	WI	53189	Waukesha		Lease includes #435 Best Care Motel
742	Healthy Pet Corp.	Madison Animal Hospital	Leased	262 Main St.	Madison	NJ	07940	Morris		
741	Healthy Pet Corp.	Madison Feed and Grooming	Leased	262 Main St.	Madison	NJ	07940	Morris		
700	Healthy Pet Corp.	Metro Cat Hospital	Leased	1630 Beacon St.	Brookline	MA	02446	Norfolk		
718	Healthy Pet Corp.	VCA Airline Boulevard Animal Hospital	Leased	615 Airline Blvd	Portsmouth	VA	23707	Portsmouth City		
719	Healthy Pet Corp.	VCA Ambassador Animal Hospital	Leased	6506 W. Broad St.	Richmond	VA	23230	Henrico		
720	Healthy Pet Corp.	VCA Animal Care Associates	Leased	2403 Boulevard	Colonial Heights	VA	23834	Colonial Heights City		
714	Healthy Pet Corp.	VCA Animal Healing Center	Leased	1724 Yardley-Langhorne Rd	Yardley	PA	19067	Bucks		
726	Healthy Pet Corp.	VCA Animal Hospital of East Hartford	Leased	334 Silver Lane	East Hartford	CT	06118	Hartford		
727	Healthy Pet Corp.	VCA Animal Hospital of Vernon	Leased	155 Talcottville Rd	Vernon	CT	06066	Tolland		
838	Healthy Pet Corp.	VCA Atwood Animal Hospital	Leased	342 Atwood Avenue	Cranston	RI	02920	Providence		
725	Healthy Pet Corp.	VCA Baybrook Animal Hospital	Leased	56 Quirk Rd.	Milford	CT	06460	New Haven		
701	Healthy Pet Corp.	VCA Blackstone Valley Animal Hospital	Leased	615 Douglas St.	Uxbridge	MA	01569	Worcester		
702	Healthy Pet Corp.	VCA Boston Road Animal Hospital	Leased	1235 Boston Road	Springfield	MA	01119	Hampden		
721	Healthy Pet Corp.	VCA Boulevard Animal Hospital	Leased	12620 Nettles Dr	Newport News	VA	23606	Newport News City		
703	Healthy Pet Corp.	VCA Brookline Animal Hospital	Leased	678 Brookline Ave	Brookline	MA	02445	Norfolk		
709	Healthy Pet Corp.	VCA City Cats Hospital	Leased	665 Massachusetts Ave.	Arlington	MA	02476	Middlesex		
733	Healthy Pet Corp.	VCA Darien Animal Hospital	Leased	1302 Post Rd	Darien	CT	06820	Fairfield		
731	Healthy Pet Corp.	VCA Davis Animal Hospital	Leased	2053 West Main St.	Stamford	CT	06902	Fairfield		
716	Healthy Pet Corp.	VCA East Penn Animal Hospital	Leased	1020 Chestnut St.	Emmaus	PA	18049	Lehigh		
736	Healthy Pet Corp.	VCA Falcon Village Animal Hospital	Leased	2030 Lawrenceville-Suwanee Rd	Suwanee	GA	30024	Gwinnett		
732	Healthy Pet Corp.	VCA Foxon Animal Hospital	Leased	981 Foxon Rd	East Haven	CT	06513	New Haven		
706	Healthy Pet Corp.	VCA Hanson Animal Hospital	Leased	705 Main St.	Hanson	MA	02341	Plymouth		
707	Healthy Pet Corp.	VCA Heritage Hill Animal Hospital	Leased	57 Farm St.	Medfield	MA	02052	Norfolk		
813	Healthy Pet Corp.	VCA Herndon-Reston Animal Hospital	Leased	500 Elden Street	Herndon	VA	20170	Fairfax		
723	Healthy Pet Corp.	VCA James River Animal Hospital	Leased	9804 Warwick Blvd	Newport News	VA	23601	Newport News City		
708	Healthy Pet Corp.	VCA Lancaster Animal Hospital	Leased	450 High St. Ext. Suite A	Lancaster	MA	01523	Worcester		
737	Healthy Pet Corp.	VCA North Atlanta Animal Hospital	Leased	227 Sandy Springs Place, Suite 210	Sandy Springs	GA	30328	Fulton		
710	Healthy Pet Corp.	VCA Palmer Animal Hospital	Leased	1028 Thorndike St.	Palmer	MA	01069	Hampden		
743	Healthy Pet Corp.	VCA Pee Dee Animal Hospital	Leased	815 2nd Loop Rd.	Florence	SC	29505	Florence		
724	Healthy Pet Corp.	VCA Pets First Animal Hospital	Leased	9201 Staples Mill Rd.	Richmond	VA	23228	Henrico		
826	Healthy Pet Corp.	VCA Power Animal Hospital	Leased	15 First Street	East Providence	RI	02914	Providence		
738	Healthy Pet Corp.	VCA Roswell Animal Hospital	Leased	1112 Alpharetta St.	Roswell	GA	30075	Fulton		
711	Healthy Pet Corp.	VCA Shaker Road Animal Hospital	Leased	108 Shaker Road	E. Longmeadow	MA	01028	Hampden		The leased premises includes the #828 location as of 10/01/09
703	Healthy Pet Corp.	VCA Shoreline Veterinary Referral and Emergency Center	Leased	895 Bridgeport Ave	Shelton	CT	06484	Fairfield		

Page 1 8/18/2010

VCA ANIMAL HOSPITAL LIST

Alpha

AU	Grantor	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
822	Healthy Pet Corp.	VCA Smoketown Animal Hospital	Leased	2497 Old Philadelphia Pike	Lancaster	PA	17602	Lancaster	Temporarily leasing space to equine practice on a month-to-month basis	
823	Healthy Pet Corp.	VCA Smoketown Animal Hospital at Bridgeport	Leased	1251 Ranck Mill Road	Lancaster	PA	17602	Lancaster		
712	Healthy Pet Corp.	VCA South Hadley Animal Hospital	Leased	611 Newton Street	South Hadley	MA	01075	Hampshire		
744	Healthy Pet Corp.	VCA Tucco Animal Hospital	Leased	3 Ashaway Road	Westerly	RI	02891	Washington		
734	Healthy Pet Corp.	VCA Twin City Animal Hospital	Leased	725 New Britain Ave	Newington	CT	06111	Hartford		
735	Healthy Pet Corp.	VCA Veterinary Referral and Emergency Center	Leased	123 West Cedar St	Norwalk	CT	06854	Fairfield		
725	Healthy Pet Corp.	VCA West End Animal Hospital	Leased	3047 Lauderdale Dr.	Richmond	VA	23233	Henrico		
713	Healthy Pet Corp.	VCA Whitman Animal Hospital	Leased	795 Bedford St.	Whitman	MA	02382	Plymouth		
739	Healthy Pet Corp.	VCA Windham Animal Hospital	Leased	18 Noah's Lane	Brattleboro	VT	05301	Windham		
616	Pet's Choice, Inc.	VCA Animal Emergency Hospital Southeast	Owned	10331 Gulf Freeway	Houston	TX	77034	Harris	Lease space on the outdoor sign to Clear Channel	
617	Pet's Choice, Inc.	VCA Animal Emergency Hospital Southeast Calder Road	Leased	1108 Gulf Freeway South, Suite 280	League City	TX	77573	Galveston		
634	Pet's Choice, Inc.	VCA Animal Referral and Emergency Center of Arizona	Leased	1648 North Country Club Drive	Mesa	AZ	85201	Maricopa		
635	Pet's Choice, Inc.	VCA Apache Junction Animal Hospital	Leased	17 North Mountain Road	Apache Junction	AZ	85220	Maricopa		
605	Pet's Choice, Inc.	VCA Bellevue Veterinary Hospital	Leased	13800 NE 8th Street	Bellevue	WA	98005	King		
615	Pet's Choice, Inc.	VCA Ben White Animal Hospital	Leased	2417 W. Ben White Blvd	Austin	TX	78704	Travis		
625	Pet's Choice, Inc.	VCA Fossil Creek Animal Hospital	Leased	6370 North Beach Street	Haltom City	TX	76137	Tarrant		
601	Pet's Choice, Inc.	VCA Kent Animal Hospital	Leased	10834 SE Kent-Kangley Road	Kent	WA	98030	King		
621	Pet's Choice, Inc.	VCA Kingwood Animal Hospital	Leased	2526 Green Oak Drive	Kingwood	TX	77339	Harris		
633	Pet's Choice, Inc.	VCA McCormick Ranch Animal Hospital and Pet Care Center	Leased	10380 North Hayden Road	Scottsdale	AZ	85258	Maricopa		
626	Pet's Choice, Inc.	VCA Mercedes Place Animal Hospital	Leased	406 H Mercedes Street	Benbrook	TX	76126	Tarrant		
636	Pet's Choice, Inc.	VCA Mesa Animal Hospital	Leased	858 North Country Club Drive	Mesa	AZ	85201	Maricopa		
637	Pet's Choice, Inc.	VCA Paradise Valley Emergency Animal Hospital	Leased	6960 East Shea Boulevard, Suite 150	Scottsdale	AZ	85254	Maricopa		
613	Pet's Choice, Inc.	VCA Parkway Animal Hospital	Leased	14107 Pacific Avenue	Tacoma	WA	98444	Pierce		
638	Pet's Choice, Inc.	VCA Phoenix West Animal Hospital	Leased	6530 West Indian School Road	Phoenix	AZ	85033	Maricopa		
608	Pet's Choice, Inc.	VCA Rose Hill Animal Hospital	Leased	13006 NE 85th Street	Kirkland	WA	98033	King		
627	Pet's Choice, Inc.	VCA Saginaw Animal Hospital	Leased	817 North Saginaw Boulevard	Saginaw	TX	76179	Tarrant		
614	Pet's Choice, Inc.	VCA Tanglewilde Animal Hospital	Leased	7447 Martin Way East	Olympia	WA	98516	Thurston		
640	Pet's Choice, Inc.	VCA Thumb Butte Animal Hospital	Leased	1441 West Gurley Street	Prescott	AZ	86305	Yavapai		
624	Pet's Choice, Inc.	VCA Tomball Veterinary Hospital	Leased	28800 Tomball Pkwy	Tomball	TX	77375	Harris		
630	Pet's Choice, Inc.	VCA Tri City Animal Hospital and Acacia Cat Hospital	Leased	2332 East Broadway	Tempe	AZ	85282	Maricopa		
632	Pet's Choice, Inc.	VCA Veterinary Medical Center	Leased	3120 S Winston Ave	Tulsa	OK	74135	Tulsa		
603	Pet's Choice, Inc.	VCA West Seattle Veterinary Hospital	Leased	5261 California Ave SW	Seattle	WA	98136	King		
373	Pets' Rx, Inc.	Aldrich Animal Hospital	Owned	537 Sunrise Highway	West Babylon	NY	11704	Suffolk		
374	Pets' Rx, Inc.	Allenwood Animal Hospital	Owned	3602 Atlantic Avenue	Allenwood	NJ	08720	Monmouth		
377	Pets' Rx, Inc.	East Islip Animal Hospital	Leased	700 Main Street	Islip	NY	11751	Suffolk		
378	Pets' Rx, Inc.	Gateway Animal Hospital	Leased	4236 Hylan Boulevard	Staten Island	NY	10312	Richmond		
380	Pets' Rx, Inc.	Oakdale Animal Hospital	Leased	1191 Montauk Highway	Oakdale	NY	11769	Suffolk		
501	Pets' Rx, Inc.	Office Lease: Northwest Veterinary Specialists #801	Leased	16770 S.E. 82nd Drive	Clackamas	OR	97015	Clackamas		Office Lease
257	Pets' Rx, Inc.	Parking Lease: VCA LaGrange Park Animal Hospital	Leased	31st Street near Beach Ave	LaGrange Park	IL	60526	Cook		Parking Lease
382	Pets' Rx, Inc.	South Shore Animal Hospital	Owned	125 New Dorp Lane	Staten Island	NY	10306	Richmond		
383	Pets' Rx, Inc.	Southgate Animal Hospital	Owned	1015 Montauk Highway	Copiague	NY	11726	Suffolk		
384	Pets' Rx, Inc.	Staten Island Animal Hospital	Leased	640 Willowbrook Road	Staten Island	NY	10314	Richmond		
385	Pets' Rx, Inc.	Sunrise Veterinary Group	Leased	521 Sunrise Highway	West Islip	NY	11795	Suffolk		
673	Pets' Rx, Inc.	VCA 12-Mile Animal Hospital	Leased	21920 SE Stark Street	Gresham	OR	97030	Multnomah		
345	Pets' Rx, Inc.	VCA 80 Dodge Animal Hospital	Leased	8032 West Dodge Road	Omaha	NE	68114	Douglas		
120	Pets' Rx, Inc.	VCA All Pet Animal Hospital/Taylorsville	Leased	2630 West 4700 South	Taylorsville	UT	84118	Salt Lake		
207	Pets' Rx, Inc.	VCA Almaden Valley Animal Hospital	Leased	15790 Almaden Expressway	San Jose	CA	95120	Santa Clara		
269	Pets' Rx, Inc.	VCA Aroma Park Animal Hospital	Leased	3302 Waldron Rd.	Aroma Park	IL	60910	Kankakee		
204	Pets' Rx, Inc.	VCA Blossom Hill Animal Hospital	Leased	965 Blossom Hill Road	San Jose	CA	95123	Santa Clara		
183	Pets' Rx, Inc.	VCA Clarmar Animal Hospital	Leased	20806 Hawthorne Blvd	Torrance	CA	90503	Los Angeles		
121	Pets' Rx, Inc.	VCA Crocker Animal Hospital	Leased	475 N. Jackson Ave	San Jose	CA	95133	Santa Clara		
215	Pets' Rx, Inc.	VCA Decatur Animal Hospital	Owned	1117 N. Decatur Blvd.	Las Vegas	NV	89108	Clark		
151	Pets' Rx, Inc.	VCA Eagle River Animal Hospital	Leased	11710 Business Boulevard	Eagle River	AK	99577	Anchorage		
206	Pets' Rx, Inc.	VCA Hemingway Cat Hospital	Leased	12840 S. Saratoga-Sunnyvale Rd	Saratoga	CA	95070	Santa Clara		
667	Pets' Rx, Inc.	VCA Hualapai Animal Hospital	Leased	1165 S. Hualapai Way	Las Vegas	NV	89117	Clark		
669	Pets' Rx, Inc.	VCA Jackson Animal Hospital	Leased	902 East Jackson	Medford	OR	97504	Jackson		
202	Pets' Rx, Inc.	VCA Johnson Animal Hospital	Leased	524 N. Santa Cruz Ave.	Los Gatos	CA	95030	Santa Clara		
165	Pets' Rx, Inc.	VCA Kaneohe Animal Hospital	Leased	45-608 Kamehameha Hwy	Kaneohe	HI	96744	Honolulu	Subleasing 2 separate spaces for Antech Lab and groomer's facility.	
237	Pets' Rx, Inc.	VCA LaGrange Park Animal Hospital	Leased	505 E. 31st St.	LaGrange Park	IL	60526	Cook		
668	Pets' Rx, Inc.	VCA Lake View Animal Hospital	Leased	2538 Lake East Drive	Las Vegas	NV	89117	Clark		
142	Pets' Rx, Inc.	VCA Lakeside Animal Hospital	Owned	42160 North Shore Dr.	Big Bear City	CA	92314	San Bernardino		
152	Pets' Rx, Inc.	VCA Miller-Robertson Animal Hospital	Leased	8807 Melrose Ave	Los Angeles	CA	90069	Los Angeles		
214	Pets' Rx, Inc.	VCA Nellis Animal Hospital	Owned	20 North Nellis Blvd	Las Vegas	NV	89110	Clark		
801	Pets' Rx, Inc.	VCA Northwest Veterinary Specialists	Leased	16756 S.E. 82nd Drive	Clackamas	OR	97015	Clackamas		
264	Pets' Rx, Inc.	VCA Noyes Animal Hospital	Leased	22055 N. Kelsey Rd.	Barrington	IL	60010	Cook		
585	Pets' Rx, Inc.	VCA Old River Animal Hospital	Leased	520 West 11th Street	Tracy	CA	95376	San Joaquin		
201	Pets' Rx, Inc.	VCA Orchard Plaza Animal Hospital	Leased	5841 Cottle Road	San Jose	CA	95123	Santa Clara		
567	Pets' Rx, Inc.	VCA Raleigh Hills Animal Hospital	Leased	4905 SW 77th Avenue	Portland	OR	97225	Washington		
132	Pets' Rx, Inc.	VCA Rossmoor-El Dorado Animal Hospital	Leased	10832 Los Alamitos Blvd	Los Alamitos	CA	90720	Orange		
672	Pets' Rx, Inc.	VCA Salem Animal Hospital	Leased	4053 Commercial Street SE	Salem	OR	97302	Marion		
212	Pets' Rx, Inc.	VCA Spring Mountain Animal Hospital	Owned	5890 W. Spring Mountain Road	Las Vegas	NV	89146	Clark		
203	Pets' Rx, Inc.	VCA Vets & Pets Animal Hospital	Leased	3345 El Camino Real	Santa Clara	CA	95051	Santa Clara		
549	Pets' Rx, Inc.	VCA Vineyard Animal Hospital	Owned	1021 W. 4th Ave.	Kennewick	WA	99336	Benton		
205	Pets' Rx, Inc.	VCA Winchester Animal Hospital	Leased	2110 S. Winchester Blvd	Campbell	CA	95008	Santa Clara		
135	Pets' Rx, Inc.	VCA Wyoming Animal Hospital	Leased	1300 Wyoming Blvd NE	Albuquerque	NM	87112	Bernalillo		
387	Pets' Rx, Inc.	Village Animal Hospital	Leased	6 Weaver Street	Larchmont	NY	10538	Westchester		
779	Pets' Rx, Inc.	Village Animal Hospital North	Leased	110 S. Kensico Avenue	White Plains	NY	10601	Westchester		
149	South County Veterinary Clinic, Inc	VCA South County Animal Hospital	Owned	270 N. Halcyon	Arroyo Grande	CA	93420	San Luis Obispo		
439	Toms River Veterinary Hospital, P.A.	Toms River Animal Hospital	Leased	708 Route 37 West	Toms River	NJ	08755	Ocean		
406	VCA Alabama, Inc.	VCA Becker Animal Hospital	Leased	1901 27th Avenue South	Homewood	AL	35209	Jefferson		
393	VCA Animal Hospitals, Inc.	Animal General of East Norwich	Leased	6320 Route 25A	East Norwich	NY	11732	Nassau		
371	VCA Animal Hospitals, Inc.	Closter Animal Hospital	Leased	137 Piermont Road	Closter	NJ	07624	Bergen		

Page 2

8/18/2010

VCA ANIMAL HOSPITAL LIST

Alpha

AU	Grantor	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
402	VCA Animal Hospitals, Inc.	County Animal Clinic	Leased	1574 Central Park Avenue	Yonkers	NY	10710	Westchester		
480	VCA Animal Hospitals, Inc.	CT Scanner and Storage Space: Veterinary Specialists of Northern Colorado #480	Leased	227 West 67th Court	Loveland	CO	80538	Larimer		Separate building houses rehab/CT scanner and storage space
329	VCA Animal Hospitals, Inc.	Developing Property: Rock Creek #329	Leased	9350 Sheridan Street	Hollywood	FL	33024	Broward		
359	VCA Animal Hospitals, Inc.	Foster Animal Hospital	Leased	1347 Broad Street	Clifton	NJ	07013	Passaic		
768	VCA Animal Hospitals, Inc.	Nassau-Suffolk Animal Hospital	Leased	27 Conklin Street	Farmingdale	NY	11735	Nassau		
388	VCA Animal Hospitals, Inc.	New York Veterinary Hospital	Leased	150 E. 74th Street	New York	NY	10021	New York		
411	VCA Animal Hospitals, Inc.	Oneida Animal Hospital	Leased	101 Genesee Street	Oneida	NY	13421	Madison		
419	VCA Animal Hospitals, Inc.	Queen Village Animal Hospital	Leased	46 Mexico Street	Camden	NY	13316	Oneida		Combined lease with #418
181	VCA Animal Hospitals, Inc.	Radiation Oncology: VCA Veterinary Referral Associates	Leased	15021 Dufief Mill Rd	Gaithersburg	MD	20878	Montgomery		This is the old location for #181. All hospital operations except for Radiation Oncology moved as of 08/30/09. Radiation Oncology to follow when second phase of construction is completed (expected Q3 2010)
418	VCA Animal Hospitals, Inc.	Rome Animal Hospital	Leased	6181 Lamphear Road	Rome	NY	13440	Oneida		
495	VCA Animal Hospitals, Inc.	Storage Space: Fifth Avenue Veterinary Specialists #495	Leased	100-104 Fifth Avenue	New York	NY	10118	New York		Storage Space
688	VCA Animal Hospitals, Inc.	Storage Space: Alameda East #688	Leased	9780 E. Alameda Avenue	Denver	CO	80247	Denver		Storage space
331	VCA Animal Hospitals, Inc.	Vacant Property: North Springs #331	Leased	9134 Wiles Road	Coral Springs	FL	33067	Broward		Former site of North Springs #331. Merged into Wiles Road #686, lease expires on 08/31/10
334	VCA Animal Hospitals, Inc.	Vacant Property: South Pompano #334	Leased	300 S. Dixie Hwy West	Pompano Beach	FL	33060	Broward		Former site of South Pompano #334. Lease expires 12/26/10.
272	VCA Animal Hospitals, Inc.	Vacant Property: Warren Village #272	Leased	3525 Warren	Cleveland	OH	44111	Cuyahoga		Former site of Warren Village. Merged into Midpark #271, lease expires on 1/31/11.
344	VCA Animal Hospitals, Inc.	VCA A Breed Apart Animal Hospital	Leased	777 S. Arroyo Parkway, Suite 106	Pasadena	CA	91105	Los Angeles		
755	VCA Animal Hospitals, Inc.	VCA Acacia Animal Hospital	Leased	939 West Sixth Street	Corona	CA	92882	Riverside		
782	VCA Animal Hospitals, Inc.	VCA Abbott Animal Hospital	Leased	21 East Mountain Street	Worcester	MA	01606-1	Worcester		
772	VCA Animal Hospitals, Inc.	VCA Academy South Florida Animal Hospital	Leased	4211 North Federal Highway	Fort Lauderdale	FL	33308	Broward		
458	VCA Animal Hospitals, Inc.	VCA Alaska Pet Care Animal Hospital	Leased	3800 Lake Otis Parkway	Anchorage	AK	99508	Anchorage		
596	VCA Animal Hospitals, Inc.	VCA Alderwood Companion Animal Hospital	Leased	15511 24th Avenue West	Lynnwood	WA	98036	Snohomish	Subleasing portion of property to employee	
493	VCA Animal Hospitals, Inc.	VCA All About Pets Animal Hospital	Leased	5668 Duluth Street	Golden Valley	MN	55422	Hennepin		
664	VCA Animal Hospitals, Inc.	VCA All Caring Animal Hospital	Leased	440 Stockbridge Road	Great Barrington	MA	01230	Berkshire		
441	VCA Animal Hospitals, Inc.	VCA All Pets Animal Hospital Boulder	Leased	5290 Manhattan Circle	Boulder	CO	80303	Boulder		
442	VCA Animal Hospitals, Inc.	VCA All Pets Animal Hospital Lafayette	Leased	805 South Public Road	Lafayette	CO	80026	Boulder		
694	VCA Animal Hospitals, Inc.	VCA All Pets Animal Hospital Salinas	Leased	1207 East Alisal Street	Salinas	CA	93905	Monterey		
506	VCA Animal Hospitals, Inc.	VCA All-Care Animal Referral Center	Leased	18440 Amistad Street, Suite E	Fountain Valley	CA	92708	Orange		
604	VCA Animal Hospitals, Inc.	VCA Alpine Animal Hospital	Leased	888 NW Sammamish Road	Issaquah	WA	98027	King		
612	VCA Animal Hospitals, Inc.	VCA American River Animal Hospital	Leased	9381 Greenback Lane	Orangevale	CA	95662	Sacramento		
191	VCA Animal Hospitals, Inc.	VCA Animal Care Center	Leased	1228 West Little Creek Road	Norfolk	VA	23505	Norfolk City		
693	VCA Animal Hospitals, Inc.	VCA Animal Care Center of Marshfield	Leased	4 Library Plaza	Marshfield	MA	02050	Plymouth		
605	VCA Animal Hospitals, Inc.	VCA Animal Care Center of Sonoma County	Leased	6470 Redwood Drive	Rohnert Park	CA	94928	Sonoma		
511	VCA Animal Hospitals, Inc.	VCA Animal Care Hospital	Leased	1208 East 66th Street	Richfield	MN	55423	Hennepin		
290	VCA Animal Hospitals, Inc.	VCA Animal Hospital of Garden City	Owned	2085 Inkster Rd.	Garden City	MI	48135	Wayne		
283	VCA Animal Hospitals, Inc.	VCA Animal Hospital of Royal Oak	Leased	931 North Main St.	Royal Oak	MI	48067	Oakland		
332	VCA Animal Hospitals, Inc.	VCA Animal Medical Center	Leased	15028 U.S. Route 224E	Findlay	OH	45840	Hancock		
581	VCA Animal Hospitals, Inc.	VCA Animal Medical Center	Leased	1072 Cedar Avenue	Marysville	WA	98270	Snohomish		
201	VCA Animal Hospitals, Inc.	VCA Animal Medical Center	Leased	1560 Woodbury Avenue	Portsmouth	NH	03801	Rockingham		
444	VCA Animal Hospitals, Inc.	VCA Animal Medical Center of Omaha	Leased	2323 South 64th Avenue	Omaha	NE	68106	Douglas	Sublease to dermatologist	
445	VCA Animal Hospitals, Inc.	VCA Animal Medical Center of Tucson	Leased	2861 North 1st Avenue	Tucson	AZ	85719	Pima		
757	VCA Animal Hospitals, Inc.	VCA Annandale Animal Hospital	Leased	7405 Little River Turnpike	Annandale	VA	22003	Fairfax		
691	VCA Animal Hospitals, Inc.	VCA Apache Animal Hospital	Leased	2145 S. Highway 92	Sierra Vista	AZ	85635	Cochise		
485	VCA Animal Hospitals, Inc.	VCA Apex Animal Hospital	Leased	1600 E. Williams Street	Apex	NC	27539	Wake		
362	VCA Animal Hospitals, Inc.	VCA Arden Animal Hospital	Owned	407 West Arden Avenue	Glendale	CA	91203-1	Los Angeles		
474	VCA Animal Hospitals, Inc.	VCA Amighetti Animal Hospital	Leased	1882 Plaza del Sur Drive	Santa Fe	NM	87505	Santa Fe		
432	VCA Animal Hospitals, Inc.	VCA Barcroft Cat Hospital	Leased	6357 Columbia Pike	Falls Church	VA	22041	Washington		
429	VCA Animal Hospitals, Inc.	VCA Battle Ground Animal Hospital	Leased	9604 NE 219th Street	Battle Ground	WA	98604	Clark		
139	VCA Animal Hospitals, Inc.	VCA Bay Area Animal Hospital	Owned	4501 Shattuck Avenue	Oakland	CA	94609	Alameda		
589	VCA Animal Hospitals, Inc.	VCA Bayshore Animal Hospital	Leased	233 North Amphlett Boulevard	San Mateo	CA	94401	San Mateo		
187	VCA Animal Hospitals, Inc.	VCA Beacon Hill Cat Hospital	Leased	6610 Richmond Highway	Alexandria	VA	22306	Fairfax		
256	VCA Animal Hospitals, Inc.	VCA Beech Grove Animal Hospital	Leased	4960 S. Emerson Avenue	Indianapolis	IN	46203	Marion		
629	VCA Animal Hospitals, Inc.	VCA Bloomington Animal Hospital	Leased	8630 Lyndale Avenue South	Bloomington	MN	55420	Hennepin		
330	VCA Animal Hospitals, Inc.	VCA Boca Del Mar Animal Hospital	Leased	7076 Beracasa Way	Boca Raton	FL	33433	Palm Beach		
776	VCA Animal Hospitals, Inc.	VCA Boca Greens Animal Hospital	Leased	19257 State Road 7	Boca Raton	FL	33498	Palm Beach		
661	VCA Animal Hospitals, Inc.	VCA Briarcliff Animal Hospital	Owned	3901 Southside Blvd.	Jacksonville	FL	32216	Duval		
486	VCA Animal Hospitals, Inc.	VCA Broad Street Animal Hospital	Leased	2200 North Grassland Drive	Fuquay-Varina	NC	27526	Wake		
472	VCA Animal Hospitals, Inc.	VCA Brown Animal Hospital	Leased	8 Calkins Court	South Burlington	VT	05403	Chittenden		
593	VCA Animal Hospitals, Inc.	VCA Cabrera Animal Hospital	Leased	6060 S.W. 8th Street	West Miami	FL	33144	Miami-Dade		
135	VCA Animal Hospitals, Inc.	VCA Canopoing Animal Hospital	Leased	5100 Penn Ave.	Wernersville	PA	19565	Berks		
842	VCA Animal Hospitals, Inc.	VCA Capitol Hill Animal Hospital	Leased	1038 E 6th Ave, Unit B	Denver	CO	80218	Denver		
746	VCA Animal Hospitals, Inc.	VCA Carrollwood Cat Hospital	Leased	13305 Orange Grove Drive	Tampa	FL	33618	Hillsborough		
160	VCA Animal Hospitals, Inc.	VCA Castle Shannon Animal Hospital	Leased	3610 Library Rd.	Pittsburgh	PA	15234	Allegheny		
575	VCA Animal Hospitals, Inc.	VCA Cat Hospital of Tulsa	Leased	5122 South Sheridan	Tulsa	OK	74135	Tulsa		
676	VCA Animal Hospitals, Inc.	VCA Causeway Animal Hospital	Leased	1315 N. Causeway Boulevard	Metairie	LA	70001	Jefferson		
651	VCA Animal Hospitals, Inc.	VCA Cedar Animal Hospital	Leased	3804 Cedar Avenue South	Minneapolis	MN	55407	Hennepin		
431	VCA Animal Hospitals, Inc.	VCA Cedar View Animal Hospital	Leased	7545 147th Street	Apple Valley	MN	55124	Dakota		
611	VCA Animal Hospitals, Inc.	VCA Central Kitsap Animal Hospital	Leased	10310 Central Valley Road NE	Poulsbo	WA	98370	Kitsap		
796	VCA Animal Hospitals, Inc.	VCA Central Park Animal Hospital	Leased	10131 Cleary Blvd	Plantation	FL	33324	Broward		
586	VCA Animal Hospitals, Inc.	VCA Chancellor Animal Hospital	Leased	11101 Gordon Road	Fredericksburg	VA	22407	Fredericksburg		
282	VCA Animal Hospitals, Inc.	VCA Clinton Township Animal Hospital	Leased	40696 Garfield	Clinton Township	MI	48038	Macomb		
357	VCA Animal Hospitals, Inc.	VCA Coast Animal Hospital	Leased	1500 Pacific Coast Highway	Hermosa Beach	CA	90254	Los Angeles		
680	VCA Animal Hospitals, Inc.	VCA Columbia Animal Hospital at Centre Park	Leased	6895 Centre Park Drive, Suite A	Columbia	MD	21045	Howard		
681	VCA Animal Hospitals, Inc.	VCA Columbia Animal Hospital at Hickory Ridge	Leased	10788 Hickory Ridge Road	Columbia	MD	21044	Howard		
748	VCA Animal Hospitals, Inc.	VCA Companion Animal Hospital	Leased	7009 Canoga Avenue	Canoga Park	CA	91303	Los Angeles		
448	VCA Animal Hospitals, Inc.	VCA Companion Care Animal Hospital	Leased	1501 North Sixth Street	Wausau	WI	54403	Marathon		
188	VCA Animal Hospitals, Inc.	VCA Conewago Animal Hospital	Owned	3002 Hanover Pike	Hanover	PA	17331	York		
597	VCA Animal Hospitals, Inc.	VCA Covington Animal Hospital	Leased	27045 174th Place SE	Covington	WA	98042	King		
767	VCA Animal Hospitals, Inc.	VCA Cromwell Animal Hospital	Leased	547 Main Street	Cromwell	CT	06416	Middlesex		
598	VCA Animal Hospitals, Inc.	VCA Crown Hill Animal Hospital	Leased	9069 Holman Road NW	Seattle	WA	98117	King		

Page 3

8/16/2010

VCA ANIMAL HOSPITAL LIST

Alpha

AU	Grantor	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
665	VCA Animal Hospitals, Inc.	VCA Cypress Wood Animal Hospital	Leased	10452 West Atlantic Boulevard	Coral Springs	FL	33071	Broward		
454	VCA Animal Hospitals, Inc.	VCA Delaware Valley Animal Hospital	Leased	366 Lincoln Highway	Fairless Hills	PA	19030	Bucks		
314	VCA Animal Hospitals, Inc.	VCA Delmarva Animal Hospital	Owned	10911 Old Ocean City Boulevard	Berlin	MD	21811	Worcester	Subleasing attached apartment to day-care facility, month-to-month	
665	VCA Animal Hospitals, Inc.	VCA Desert Animal Hospital	Leased	4299 E. Ramon Road	Palm Springs	CA	92264	Riverside		
136	VCA Animal Hospitals, Inc.	VCA Detwiler Animal Hospital	Leased	22 Kenhorst Blvd.	Reading	PA	19607	Berks		
462	VCA Animal Hospitals, Inc.	VCA Douglas County Animal Hospital	Leased	531 Jerry Street	Castle Rock	CO	80104	Douglas		
414	VCA Animal Hospitals, Inc.	VCA Dover Animal Hospital	Leased	1151 South Governors Avenue	Dover	DE	19904	Kent		
310	VCA Animal Hospitals, Inc.	VCA Dudley Avenue Animal Hospital	Leased	3200 Dudley Ave.	Parkersburg	WV	26101	Wood		
634	VCA Animal Hospitals, Inc.	VCA Duncan Manor Animal Hospital	Leased	1720 Ferguson Road	Allison Park	PA	15101	Allegheny		
775	VCA Animal Hospitals, Inc.	VCA Dunmore Animal Hospital	Leased	1317 East Drinker Street	Dunmore	PA	18512	Lackawanna		
488	VCA Animal Hospitals, Inc.	VCA Durant Road Animal Hospital	Leased	10220 Durant Road	Raleigh	NC	27614	Wake		
303	VCA Animal Hospitals, Inc.	VCA Eagle Park Animal Hospital	Leased	3100 West Oak St	Zionsville	IN	46077	Boone		
370	VCA Animal Hospitals, Inc.	VCA East Colonial Animal Hospital	Leased	7424 E. Colonial Drive	Orlando	FL	32807	Orange		
546	VCA Animal Hospitals, Inc.	VCA East Mill Plain Animal Hospital	Leased	416 NE 112th Avenue	Vancouver	WA	98684	Clark		
452	VCA Animal Hospitals, Inc.	VCA El Mirage Animal Hospital	Leased	12840 West Elm Street	Surprise	AZ	85374	Maricopa		
504	VCA Animal Hospitals, Inc.	VCA El Rancho Animal Hospital	Leased	41670 Winchester Road, Suite B	Temecula	CA	92590	Riverside		
188	VCA Animal Hospitals, Inc.	VCA Elkton Animal Hospital	Leased	400 W. Pulaski Hwy	Elkton	MD	21921	Cecil		
603	VCA Animal Hospitals, Inc.	VCA Everett Animal Hospital	Leased	251 Chelsea Street	Everett	MA	02149	Middlesex		
508	VCA Animal Hospitals, Inc.	VCA Family Animal Hospital	Leased	98-1254 Kaahumanu Street	Pearl City	HI	96782	Honolulu		
298	VCA Animal Hospitals, Inc.	VCA Farmington Hills Animal Hospital	Leased	31555 West 13 Mile Rd.	Farmington Hills	MI	48334	Oakland		
440	VCA Animal Hospitals, Inc.	VCA Feld Animal Hospital	Leased	1430 Marshall Avenue	St. Paul	MN	55104	Ramsey		
599	VCA Animal Hospitals, Inc.	VCA Five Corners Animal Hospital	Leased	15707 1st Ave. South	Seattle	WA	98148	King		
698	VCA Animal Hospitals, Inc.	VCA Forestville Animal Hospital	Leased	5033 Gravenstein Highway North	Sebastopol	CA	95472	Sonoma		
552	VCA Animal Hospitals, Inc.	VCA Fort Collins Animal Hospital	Leased	4900 S. College Avenue, Suite 120	Fort Collins	CO	80525	Larimer	Sublease an office to a radiologist	
162	VCA Animal Hospitals, Inc.	VCA Fox Chapel Animal Hospital	Leased	1152 Freeport Road	Pittsburgh	PA	15238	Allegheny		
262	VCA Animal Hospitals, Inc.	VCA Franklin Park Animal Hospital	Leased	9848 West Grand Ave.	Franklin Park	IL	60131	Cook		
336	VCA Animal Hospitals, Inc.	VCA Friendship South Pompano Animal Hospital	Leased	415 S. Federal Highway	Pompano Beach	FL	33062	Broward		
764	VCA Animal Hospitals, Inc.	VCA Gateway Animal Hospital	Leased	2005 Barney Road	Anderson	CA	96007	Shasta		
167	VCA Animal Hospitals, Inc.	VCA Glasgow Animal Hospital	Leased	650 Peoples' Plaza	Newark	DE	19702	New Castle		
164	VCA Animal Hospitals, Inc.	VCA Greater Savannah Animal Hospital	Owned	1350 E. Derenne Ave	Savannah	GA	31406	Chatham		
606	VCA Animal Hospitals, Inc.	VCA Green Animal Hospital	Leased	1620 Corporate Woods Circle	Uniontown	OH	44685	Summit		
843	VCA Animal Hospitals, Inc.	VCA Greenwood Village Animal Hospital	Leased	5636 S. Holly Street	Greenwood Village	CO	80111	Arapahoe		
478	VCA Animal Hospitals, Inc.	VCA Grossmont Animal Hospital	Leased	8274 Parkway Drive #100	La Mesa	CA	91942	San Diego		
748	VCA Animal Hospitals, Inc.	VCA Hawthorn Animal Hospital	Leased	203 Route 45	Vernon Hills	IL	60061	Lake		
696	VCA Animal Hospitals, Inc.	VCA Healthy PAWS Medical Center	Leased	14840 Washington Street	Haymarket	VA	20169	Prince William		
437	VCA Animal Hospitals, Inc.	VCA Heritage Animal Hospital	Leased	2101 N. Dunlap Ave	Savoy	IL	61874	Champaign		
324	VCA Animal Hospitals, Inc.	VCA Hillsboro Animal Hospital	Leased	4181 West Hillsboro Blvd.	Coconut Creek	FL	33073	Broward		
653	VCA Animal Hospitals, Inc.	VCA Holly Street Animal Hospital	Leased	501 Laurel Street	San Carlos	CA	94070	San Mateo		
134	VCA Animal Hospitals, Inc.	VCA Howell Branch Animal Hospital	Leased	1401 Howell Branch Rd	Winter Park	FL	32789	Orange		
845	VCA Animal Hospitals, Inc.	VCA Ken Caryl Animal Hospital	Leased	12255 West Bowles Avenue	Littleton	CO	80127	Jefferson		
361	VCA Animal Hospitals, Inc.	VCA Kennel Club Resort & Spa	Leased	3301 Fujita Street	Torrance	CA	90505	Los Angeles		
335	VCA Animal Hospitals, Inc.	VCA La Mirada Animal Hospital	Leased	13914 East Rosecrans Avenue	Santa Fe Springs	CA	90670	Los Angeles		
784	VCA Animal Hospitals, Inc.	VCA Laconia Animal Hospital	Leased	3 Maple Street	Gilford	NH	03249	Belknap		
477	VCA Animal Hospitals, Inc.	VCA Lafayette Animal Hospital	Leased	3532 East State Road 26	Lafayette	IN	47905	Tippecanoe		
783	VCA Animal Hospitals, Inc.	VCA Lakes Region Animal Hospital	Leased	1266 Union Avenue	Laconia	NH	03246	Belknap		
802	VCA Animal Hospitals, Inc.	VCA Lilburn Animal Hospital	Leased	4565 Lawrenceville Highway	Lilburn	GA	30047	Gwinnett		
845	VCA Animal Hospitals, Inc.	VCA Littleton Animal Hospital	Leased	2640 W. Belleview Avenue, Suite 200	Littleton	CO	80123	Arapahoe		
505	VCA Animal Hospitals, Inc.	VCA Lockwood Ridge Animal Hospital	Leased	3802 N. Lockwood Ridge Road	Sarasota	FL	34234	Sarasota		
388	VCA Animal Hospitals, Inc.	VCA MacArthur Animal Hospital	Leased	4832 MacArthur Blvd. N.W.	Washington	DC	20007	DC		
799	VCA Animal Hospitals, Inc.	VCA Madera Pet Hospital	Leased	5706 Paradise Drive	Corte Madera	CA	94925	Marin		
600	VCA Animal Hospitals, Inc.	VCA Magnolia Animal Hospital	Leased	2201 34th Ave West	Seattle	WA	98199	King		
827	VCA Animal Hospitals, Inc.	VCA Manito Animal Hospital	Leased	2304 E. 57th Avenue	Spokane	WA	99223	Spokane		
747	VCA Animal Hospitals, Inc.	VCA McClave Animal Hospital	Leased	6950 Reseda Boulevard	Reseda	CA	91335	Los Angeles		
754	VCA Animal Hospitals, Inc.	VCA Mesa Animal Hospital	Leased	14843 Palmdale Road	Victorville	CA	92392	San Bernardino		
271	VCA Animal Hospitals, Inc.	VCA Midpark Animal Hospital	Leased	6611 Smith Rd	Middleburg Heights	OH	44130	Cuyahoga		
674	VCA Animal Hospitals, Inc.	VCA Miracle Mile Animal Hospital	Leased	4400 Cleveland Avenue	Fort Myers	FL	33901	Lee		
465	VCA Animal Hospitals, Inc.	VCA Misener-Holley Animal Hospital	Leased	1545 Devon Avenue	Chicago	IL	60660	Cook		
677	VCA Animal Hospitals, Inc.	VCA Mission Viejo Animal Hospital	Leased	26852 Oso Parkway	Mission Viejo	CA	92691	Orange		
475	VCA Animal Hospitals, Inc.	VCA Mountain View Animal Hospital	Leased	9812 North 7th Street	Phoenix	AZ	85020	Maricopa		
338	VCA Animal Hospitals, Inc.	VCA Neshaminy Animal Hospital	Leased	4157 Bristol Road	Oakford	PA	19047	Bucks		
410	VCA Animal Hospitals, Inc.	VCA New London Animal Hospital	Leased	122 Cross Road	Waterford	CT	06385	New London		
312	VCA Animal Hospitals, Inc.	VCA Newark Animal Hospital	Owned	1300 Marrows Rd.	Newark	DE	19711-5	New Castle		
639	VCA Animal Hospitals, Inc.	VCA Noah's Place Animal Medical Center	Leased	2050 62nd Avenue North	St. Petersburg	FL	33702	Pinellas		
765	VCA Animal Hospitals, Inc.	VCA Noah's Ark Animal Hospital	Leased	160 North Fairview Avenue	Goleta	CA	93117	Santa Barbara		
185	VCA Animal Hospitals, Inc.	VCA Northboro Animal Hospital	Leased	286 West Main St.	Northboro	MA	01532	Worcester		
348	VCA Animal Hospitals, Inc.	VCA Northside Animal Hospital	Leased	21 Padanaram Road	Danbury	CT	06811	Fairfield		
470	VCA Animal Hospitals, Inc.	VCA Ocean Beach Animal Hospital	Leased	4811 Ocean Beach Highway	Longview	WA	98632	Cowlitz		
835	VCA Animal Hospitals, Inc.	VCA Old Marple Animal Hospital	Leased	820 West Springfield Road	Springfield	PA	19064	Delaware	Subleasing residential space to Mark Tyson, DVM	
188	VCA Animal Hospitals, Inc.	VCA Old Town Animal Hospital	Leased	411-425 N. Henry Street	Alexandria	VA	22314	Alexandria		
678	VCA Animal Hospitals, Inc.	VCA Old Trail Animal Hospital	Leased	84 Theatre Road	Glen Rock	PA	17327	York		
320	VCA Animal Hospitals, Inc.	VCA Oldsmar Animal Hospital	Owned	3898 Tampa Rd	Oldsmar	FL	34677	Pinellas		
612	VCA Animal Hospitals, Inc.	VCA Olympic Animal Hospital	Leased	3422 NW Byron Street	Silverdale	WA	98383	Kitsap		
633	VCA Animal Hospitals, Inc.	VCA Orange City Animal Hospital	Leased	1220 South Volusia Avenue	Orange City	FL	32763	Volusia		
325	VCA Animal Hospitals, Inc.	VCA Palm Beach County Animal Hospital	Owned	3401 2nd Ave N	Lake Worth	FL	33461	Palm Beach		
401	VCA Animal Hospitals, Inc.	VCA Palmetto Animal Hospital	Leased	2350 Highway 501 East	Conway	SC	29526	Horry		
438	VCA Animal Hospitals, Inc.	VCA Paradise Valley Animal Hospital	Leased	6350 Paradise Valley Road	Spring Valley	CA	91977	San Diego		
544	VCA Animal Hospitals, Inc.	VCA Park Hill Animal Hospital	Leased	5304 East Colfax Avenue	Denver	CO	80220	Denver		
770	VCA Animal Hospitals, Inc.	VCA Peninsula Animal Hospital	Leased	3767 Voltaire Street	San Diego	CA	92107	San Diego		
782	VCA Animal Hospitals, Inc.	VCA Pets Are People Too Veterinary Hospital	Leased	1510 Piedmont Avenue	Atlanta	GA	30324	Fulton		
476	VCA Animal Hospitals, Inc.	VCA Promenade Animal Hospital	Leased	4424 N. University Drive	Lauderhill	FL	33351	Broward		
807	VCA Animal Hospitals, Inc.	VCA Redmond Animal Hospital	Leased	17990 NE Union Hill Road	Redmond	WA	98052	King		
821	VCA Animal Hospitals, Inc.	VCA Redwood Animal Hospital	Leased	16390 N.E. 87th Street	Redmond	WA	98052	King		
318	VCA Animal Hospitals, Inc.	VCA Riviera Bay Animal Hospital	Leased	2228 Dr. Martin Luther King, Jr. St. N.	St. Petersburg	FL	33704	Pinellas		
692	VCA Animal Hospitals, Inc.	VCA Roberts Animal Hospital	Leased	516 Washington Street	Hanover	MA	02339	Plymouth		

Page 4

8/18/2010

VCA ANIMAL HOSPITAL LIST

Alpha

AU	Grantor	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
329	VCA Animal Hospitals, Inc.	VCA Rock Creek Animal Hospital	Leased	10721 Stirling Road	Cooper City	FL	33328	Broward		
184	VCA Animal Hospitals, Inc.	VCA Rotherwood Animal Hospital	Leased	75 Winchester Street	Newton	MA	02461	Middlesex		
522	VCA Animal Hospitals, Inc.	VCA Sacramento Animal Medical Group	Leased	4990 Manzanita Ave.	Carmichael	CA	95608	Sacramento		
595	VCA Animal Hospitals, Inc.	VCA Sacramento Veterinary Referral Services	Leased	9801 Old Winery Place	Sacramento	CA	95827	Sacramento		
588	VCA Animal Hospitals, Inc.	VCA Saddleback Animal Hospital	Leased	24801 Raton Drive	Lake Forest	CA	92630	Orange		
871	VCA Animal Hospitals, Inc.	VCA San Francisco Veterinary Specialists	Leased	600 Alabama Street	San Francisco	CA	94110	San Francisco		
768	VCA Animal Hospitals, Inc.	VCA San Martin Animal Hospital	Leased	12850 Monterey Road	San Martin	CA	95046	Santa Clara		
660	VCA Animal Hospitals, Inc.	VCA Sand Lake Animal Hospital	Leased	1460 Sand Lake Road	Onalaska	WI	54650	La Crosse		
107	VCA Animal Hospitals, Inc.	VCA Santa Anita Animal Hospital	Leased	245 West Duarte Road	Monrovia	CA	91016	Los Angeles		
696	VCA Animal Hospitals, Inc.	VCA Santa Monica Dog and Cat Hospital	Leased	2010 Broadway	Santa Monica	CA	90404	Los Angeles		
498	VCA Animal Hospitals, Inc.	VCA Sequoia Valley Animal Hospital	Leased	604 Rio Drive	Santa Rosa	CA	95407	Sonoma		
650	VCA Animal Hospitals, Inc.	VCA Shadeland Animal Hospital	Leased	4445 N. Shadeland Ave	Indianapolis	IN	46226	Marion		
460	VCA Animal Hospitals, Inc.	VCA Silver Lake Animal Hospital	Leased	10726 19th Avenue S.E.	Everett	WA	98208	Snohomish		
147	VCA Animal Hospitals, Inc.	VCA Sinking Spring Animal Hospital	Leased	21 Green Valley Road	Sinking Spring	PA	19608	Berks		
608	VCA Animal Hospitals, Inc.	VCA Snohomish Animal Hospital	Leased	1109 13th Street	Snohomish	WA	98290	Snohomish		
610	VCA Animal Hospitals, Inc.	VCA Sno-Wood Animal Hospital	Leased	17954 Woodinville-Snohomish Rd	Woodinville	WA	98072	King		
156	VCA Animal Hospitals, Inc.	VCA South Shore (Quincy) Animal Hospital	Leased	579 Adams Street	Quincy	MA	02169	Norfolk		
786	VCA Animal Hospitals, Inc.	VCA Southern Maryland Veterinary Referral Center	Leased	3485 Rockefeller Court	Waldorf	MD	20602	Charles		
293	VCA Animal Hospitals, Inc.	VCA Southland Animal Hospital	Owned	20224 Eureka Rd.	Taylor	MI	48180	Wayne		
873	VCA Animal Hospitals, Inc.	VCA Southwick Animal Hospital	Leased	498 College Highway	Southwick	MA	01077	Hampden		
338	VCA Animal Hospitals, Inc.	VCA Spicer Animal Hospital	Leased	15222 Marlboro Pike	Upper Marlboro	MD	20772	Prince Georges		
278	VCA Animal Hospitals, Inc.	VCA St. Clair Shores Animal Hospital	Leased	25101 Harper	St. Clair Shores	MI	48081	Macomb		
810	VCA Animal Hospitals, Inc.	VCA St. Mary's Animal Hospital	Leased	22261 Three Notch Road	Lexington Park	MD	20653	Saint Mary's		
183	VCA Animal Hospitals, Inc.	VCA St. Petersburg Animal Hospital	Leased	3295 82nd Ave North	St. Petersburg	FL	33702	Pinellas		
325	VCA Animal Hospitals, Inc.	VCA Stirling Square Animal Hospital	Leased	3000 Stirling Road, Unit 132	Hollywood	FL	33021	Broward		
145	VCA Animal Hospitals, Inc.	VCA Tampa Bay Animal Hospital	Owned	8501 La Dye Lane	Tampa	FL	33614	Hillsborough		
450	VCA Animal Hospitals, Inc.	VCA Tanglewood Animal Hospital	Leased	2110 Slaughter Lane, Suite 120	Austin	TX	78748	Travis		
499	VCA Animal Hospitals, Inc.	VCA Tennessee Avenue Animal Hospital	Leased	1361 Tennessee Avenue	Cincinnati	OH	45229	Hamilton		
847	VCA Animal Hospitals, Inc.	VCA Thornton Animal Hospital	Leased	3855 East 104th Avenue	Thornton	CO	80233	Adams		
390	VCA Animal Hospitals, Inc.	VCA Triangle Tower Animal Hospital	Leased	1300 Corporation Parkway	Raleigh	NC	27610	Wake		
405	VCA Animal Hospitals, Inc.	VCA Upper Keys Animal Hospital	Leased	87501 Overseas Highway	Islamorada	FL	33036	Monroe		
302	VCA Animal Hospitals, Inc.	VCA Valle Vista Animal Hospital	Leased	398 S. Emerson St.	Greenwood	IN	46143	Johnson		
360	VCA Animal Hospitals, Inc.	VCA Valley Animal Hospital	Leased	39 Patria Road	South Windsor	CT	06074	South Windsor		
181	VCA Animal Hospitals, Inc.	VCA Veterinary Referral Associates	Leased	500 Perry Parkway	Gaithersburg	MD	20877	Montgomery		All hospital operations with the exception of Radiation Oncology moved into this new location 08/03/09. Radiation Oncology to follow when second phase of construction is completed (expected Q1 2010).
480	VCA Animal Hospitals, Inc.	VCA Veterinary Specialists of Northern Colorado	Leased	201 West 67th Court	Loveland	CO	80538	Larimer		
769	VCA Animal Hospitals, Inc.	VCA Veterinary Specialty Center	Owned	9745 Randall Drive	Indianapolis	IN	46280	Hamilton		
502	VCA Animal Hospitals, Inc.	VCA Veterinary Specialty Center of Seattle	Leased	20115 44th Avenue West	Lynnwood	WA	98036	Snohomish		
670	VCA Animal Hospitals, Inc.	VCA Victor Valley Animal Hospital	Owned	11696 Hesperia Road	Hesperia	CA	92345	San Bernardino		
296	VCA Animal Hospitals, Inc.	VCA Village Park Animal Hospital	Owned	15016 Greyhound Ct.	Carmel	IN	46032	Hamilton		
303	VCA Animal Hospitals, Inc.	VCA Wakefield Animal Hospital	Leased	19 Main St.	Wakefield	MA	01880	Middlesex	Subleasing space to Radiocat	
335	VCA Animal Hospitals, Inc.	VCA Wellington Animal Hospital	Leased	14471 Southern Blvd	Loxahatchee	FL	33470	Palm Beach		
297	VCA Animal Hospitals, Inc.	VCA West 86th St. Animal Hospital	Owned	4030 West 86th St.	Indianapolis	IN	46268	Marion		
475	VCA Animal Hospitals, Inc.	VCA West Bernardo Animal Hospital	Leased	11605 Duenda Road, Suite D	San Diego	CA	92127	San Diego		
133	VCA Animal Hospitals, Inc.	VCA West Mesa Animal Hospital	Leased	2611 Coors Blvd. NW, Suite B	Albuquerque	NM	87120	Bernalillo		
469	VCA Animal Hospitals, Inc.	VCA West Shore Animal Hospital	Leased	719 Limekiln Road	New Cumberland	PA	17070	Cumberland	Sublease to New Life Holistic Veterinary Care	
307	VCA Animal Hospitals, Inc.	VCA Westboro Animal Hospital	Leased	155 Turnpike Rd. Route 9	Westboro	MA	01581	Worcester		
461	VCA Animal Hospitals, Inc.	VCA White Lake Animal Hospital	Leased	7404 East Highland Road	White Lake	MI	48383	Oakland		
837	VCA Animal Hospitals, Inc.	VCA Wickaboag Animal Hospital	Leased	138 West Main Street	West Brookfield	MA	01585	Worcester		
686	VCA Animal Hospitals, Inc.	VCA Wiles Road Animal Hospital	Leased	7450 Wiles Road	Coral Springs	FL	33067	Broward		
507	VCA Animal Hospitals, Inc.	VCA Williamsburg Animal Hospital	Leased	6141 South 40th Street	Lincoln	NE	68516	Lancaster		
774	VCA Animal Hospitals, Inc.	VCA Woodford Animal Hospital	Leased	1325 Lexington Road	Versailles	KY	40383	Woodford		
281	VCA Animal Hospitals, Inc.	VCA Woodland Animal Hospital	Leased	2200 South Main St.	Ann Arbor	MI	48103	Washtenaw		
576	VCA Animal Hospitals, Inc.	VCA Woodland Central Animal Hospital	Leased	4720 E. 51st St.	Tulsa	OK	74135	Tulsa		
763	VCA Animal Hospitals, Inc.	VCA Wrightsville Beach Animal Hospital	Leased	6324 Oleander Drive	Wilmington	NC	28403	New Hanover		
408	VCA Antech, Inc.	Animal Imaging Center	Leased	1827 Pontius Avenue	Los Angeles	CA	90025	Los Angeles	Subleasing space to Radiocat	
101	VCA Antech, Inc.	Parking Lease: VCA West Los Angeles Animal Hospital	Leased	1900 South Sepulveda Blvd	Los Angeles	CA	90025	Los Angeles		Parking Lease
139	VCA Antech, Inc.	Parking Lease: VCA Wyoming Animal Hospital	Leased		Albuquerque	NM	87112	Bernalillo		Parking Lease
111	VCA Antech, Inc.	Vacant Property: Lakewood #111	Owned	17801 Lakewood Blvd	Bellflower	CA	90706	Los Angeles		Former site of VCA Lakewood #111
213	VCA Antech, Inc.	VCA Black Mountain Animal Hospital	Leased	400 College Drive, Suite A	Henderson	NV	89015	Clark		
657	VCA Antech, Inc.	VCA Clackamas Animal Hospital	Leased	16317 SE 82nd Drive	Clackamas	OR	97015	Clackamas		
618	VCA Centers-Texas, Inc.	Vacant Property: New Caney #618	Owned	20334 US Highway 59	New Caney	TX	77357	Montgomery		#618 merged into #621 04/27/10
347	VCA Centers-Texas, Inc.	VCA Loop 12 Animal Hospital	Owned	3607 N. Buckner Boulevard	Dallas	TX	75228	Dallas		
454	VCA Centers-Texas, Inc.	VCA Preston Park Animal Hospital	Leased	18770 Preston Road	Dallas	TX	75252	Collin		Ground Lease
341	VCA Centers-Texas, Inc.	VCA Spring Animal Hospital	Owned	1811 Spring Cypress	Spring	TX	77388	Harris		
342	VCA Centers-Texas, Inc.	VCA Spring Branch Animal Hospital	Owned	10106 Long Point Road	Houston	TX	77043	Harris		
372	VCA Missouri, Inc.	VCA All Creatures Animal Hospital	Leased	2205 Highway K	O'Fallon	MO	63366	St. Charles		
491	VCA Missouri, Inc.	VCA Bel-Coeur Animal Hospital	Leased	550 North New Ballas Road	Creve Coeur	MO	63141	St. Louis		
771	VCA Missouri, Inc.	VCA Cloud Animal Hospital	Leased	2738 Highway K	O'Fallon	MO	63368	St. Charles		
509	VCA of New York, Inc.	Animal Health Center	Leased	1656 Route 9	Clifton Park	NY	12065	Sarasota	Subleasing 2 attached residential apartments to employees	
814	VCA of New York, Inc.	Animal Specialty Center	Leased	9 Odell Plaza	Yonkers	NY	10701	Westchester		
409	VCA of New York, Inc.	Blue Point-Bayport Animal Hospital	Leased	765 Montauk Hwy.	Bayport	NY	11705	Suffolk		
455	VCA of New York, Inc.	Fifth Avenue Veterinary Specialists	Leased	One West 15th Street	New York	NY	10011	New York		
413	VCA of New York, Inc.	Glen Animal Hospital	Leased	206 Glen Cove Avenue	Sea Cliff	NY	11579	Nassau		
353	VCA of New York, Inc.	Manhattan Veterinary Group	Leased	240 East 80th Street	New York	NY	10021	New York		
416	VCA of New York, Inc.	Shop City Animal Hospital	Leased	105 Shop City Plaza	Syracuse	NY	13206	Onondaga		
375	VCA Real Property Acquisition Corporation	Bayview Animal Hospital	Owned	574 Fischer Boulevard	Toms River	NJ	08753	Ocean		
785	VCA Real Property Acquisition Corporation	Developing Property: IVS #785	Owned	7712 Crosspoint Commons	Fishers	IN	46038	Hamilton		Future site of #785
630	VCA Real Property Acquisition Corporation	Developing Property: Oso Creek #630	Owned	NW Corner of Chicago Street and S Staples Street	Corpus Christi	TX	78414	Nueces		Future site of #630
149	VCA Real Property Acquisition Corporation	Developing Property: South County #149	Owned	205 Barnett Street	Arroyo Grande	CA	93420	San Luis Obispo		Future site of South County #149
316	VCA Real Property Acquisition Corporation	Edgebrook Animal Hospital	Owned	777 Helmetta Blvd.	East Brunswick	NJ	08816	Middlesex		
356	VCA Real Property Acquisition Corporation	Freehold Animal Hospital	Owned	3700 Route 9 South	Freehold	NJ	07728	Monmouth		

Page 5

8/16/2010

VCA ANIMAL HOSPITAL LIST

Alpha

AU	Grantor	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
131	VCA Real Property Acquisition Corporation	Parking Lot: Berwyn #131	Owned	2829 South Harlem Ave	Berwyn	IL	60402	Cook		
381	VCA Real Property Acquisition Corporation	Rosebank Animal Hospital	Owned	1230 Bay Street	Staten Island	NY	10305	Richmond		
354	VCA Real Property Acquisition Corporation	Shrewsbury Animal Hospital	Owned	1006 Shrewsbury Avenue	Tinton Falls	NJ	07724	Monmouth		
364	VCA Real Property Acquisition Corporation	Twin Rivers Animal Hospital	Owned	650 Route 33 East	East Windsor	NJ	08520	Mercer		
595	VCA Real Property Acquisition Corporation	Vacant Property: SVSS #595	Owned	8700 Business Park Drive #404	Sacramento	CA	95827	Sacramento		Old location of #595
412	VCA Real Property Acquisition Corporation	VCA Airline Animal Hospital	Owned	5105 Airline Drive	Metairie	LA	70001	Jefferson		
693	VCA Real Property Acquisition Corporation	VCA Alameda East Veterinary Hospital	Owned	9770 East Alameda Avenue	Denver	CO	80247	Denver	Two cell tower subleases	
140	VCA Real Property Acquisition Corporation	VCA Albany Animal Hospital	Owned	1550 Solano Avenue	Albany	CA	94707	Alameda		
284	VCA Real Property Acquisition Corporation	VCA Allen Park Animal Hospital	Owned	5401 Allen Road	Allen Park	MI	48101	Wayne		
150	VCA Real Property Acquisition Corporation	VCA Alpine Animal Hospital	Owned	12531 Old Seward Highway	Anchorage	AK	99515	Anchorage		
122	VCA Real Property Acquisition Corporation	VCA Anderson Animal Hospital	Owned	1285 South Sheridan Blvd	Lakewood	CO	80232	Jefferson		
817	VCA Real Property Acquisition Corporation	VCA Animal Care Center of Mt. Juliet	Owned	2701 N. Mount Juliet Road	Mount Juliet	TN	37122	Wilson		
793	VCA Real Property Acquisition Corporation	VCA Animal Emergency Center of Gwinnett	Owned	1950 Lawrenceville-Suwanee Road	Lawrenceville	GA	30043	Gwinnett		
126	VCA Real Property Acquisition Corporation	VCA Asher Animal Hospital	Owned	2505 Hilltop Dr.	Redding	CA	96002	Shasta	Lease space to Antech lab	
383	VCA Real Property Acquisition Corporation	VCA Aurora Animal Hospital	Owned	2600 West Galena Blvd	Aurora	IL	60506	DuPage		
818	VCA Real Property Acquisition Corporation	VCA Avalon-Heart of Gwinnett Animal Hospital	Owned	475 Pleasant Hill Road	Lilburn	GA	30047	Gwinnett		
590	VCA Real Property Acquisition Corporation	VCA Beech Road Animal Hospital	Owned	25885 West Six Mile Road	Redford	MI	48240	Wayne		
355	VCA Real Property Acquisition Corporation	VCA Bering Sea Animal Hospital	Owned	1347 East 74th Avenue	Anchorage	AK	99518	Anchorage		
252	VCA Real Property Acquisition Corporation	VCA Bolingbrook Animal Hospital	Owned	570 Concord Ln.	Bolingbrook	IL	60440	Will		
831	VCA Real Property Acquisition Corporation	VCA Braelinn Village Animal Hospital	Owned	1130 Crosstown Court	Peachtree City	GA	30269	Fayette		
807	VCA Real Property Acquisition Corporation	VCA Bristol Animal Hospital	Owned	685 Terryville Ave	Bristol	CT	06010	Hartford		
253	VCA Real Property Acquisition Corporation	VCA Burbank Animal Hospital	Owned	6151 West 79th St.	Burbank	IL	60459	Cook		
351	VCA Real Property Acquisition Corporation	VCA Cat Hospital of Philadelphia	Owned	225 S. 20th Street	Philadelphia	PA	19103	Philadelphia		
872	VCA Real Property Acquisition Corporation	VCA Catoosa Animal Hospital	Owned	3150 Boynton Drive	Ringgold	GA	30736	Catoosa		
430	VCA Real Property Acquisition Corporation	VCA Central Animal Hospital	Owned	281 North Central Avenue	Upland	CA	91786	San Bernardino		
250	VCA Real Property Acquisition Corporation	VCA Channahon Animal Hospital	Owned	24725 West Eames Street	Channahon	IL	60410	Will		
808	VCA Real Property Acquisition Corporation	VCA Cherry Bend Animal Hospital	Owned	10187 E. Cherry Bend Road	Traverse City	MI	49684	Leelanau		
725	VCA Real Property Acquisition Corporation	VCA Cheshire Animal Hospital	Owned	1572 S. Main St.	Cheshire	CT	06410	New Haven	Leasing residential space to employee.	
259	VCA Real Property Acquisition Corporation	VCA Chicago North Animal Hospital	Owned	3831 N. Elston Ave.	Chicago	IL	60618	Cook	Subleasing 3 attached residential apartments to employees	
794	VCA Real Property Acquisition Corporation	VCA College Hill Animal Hospital	Owned	957 North Bend Road	Cincinnati	OH	45224	Hamilton		
137	VCA Real Property Acquisition Corporation	VCA Companion Animal Hospital	Owned	2113 Eureka Way	Redding	CA	96001	Shasta		
487	VCA Real Property Acquisition Corporation	VCA Cornerstone Animal Hospital	Owned	2111 High House Road	Cary	NC	27519	Chatham		
299	VCA Real Property Acquisition Corporation	VCA Cross Pointe Animal Hospital	Owned	9799 Lantern Road	Fishers	IN	46037	Hamilton		
800	VCA Real Property Acquisition Corporation	VCA Dekalb-Gwinnett Animal Emergency Hospital	Owned	6430 Lawrenceville Highway	Tucker	GA	30084	Gwinnett		
716	VCA Real Property Acquisition Corporation	VCA East Norriton Animal Hospital	Owned	2840 Swede Rd.	Norristown	PA	19401	Montgomery		
396	VCA Real Property Acquisition Corporation	VCA Emergency Animal Hospital & Referral Ctr.	Owned	2317 Hotel Circle South	San Diego	CA	92108	San Diego	Subleasing attached office/suite to another practice	
684	VCA Real Property Acquisition Corporation	VCA Gulf Bay Animal Hospital	Owned	125 South Belcher Road	Clearwater	FL	33765	Pinellas		
357	VCA Real Property Acquisition Corporation	VCA Highlands Animal Hospital	Owned	25011 Lee Highway	Abingdon	VA	24210	Washington		
765	VCA Real Property Acquisition Corporation	VCA Indiana Veterinary Specialists and Emergency Center	Owned	8250 Bash Street	Indianapolis	IN	46250	Marion	Leasing space to Radiocat	
251	VCA Real Property Acquisition Corporation	VCA Joliet Animal Hospital	Owned	220 N. Hammes	Joliet	IL	60435	Will		
420	VCA Real Property Acquisition Corporation	VCA Kirkwood Animal Hospital	Owned	1501 Kirkwood Hwy	Newark	DE	19711	New Castle		
687	VCA Real Property Acquisition Corporation	VCA Knightswood Animal Hospital	Owned	12121 Knights Road	Philadelphia	PA	19154	Philadelphia	Leasing space for cell tower	
190	VCA Real Property Acquisition Corporation	VCA Lake Shore Animal Hospital	Owned	960 West Chicago Avenue	Chicago	IL	60622	Cook		
111	VCA Real Property Acquisition Corporation	VCA Lakewood Animal Hospital	Leased	10701 South Street	Cerritos	CA	90703	Los Angeles		Ground Lease
111	VCA Real Property Acquisition Corporation	VCA Lakewood Animal Hospital	Owned	10701 South Street	Cerritos	CA	90703	Los Angeles	Lease real property and equipment to the VCA Lakewood partnership	Building Only: Land is subject to a ground lease
146	VCA Real Property Acquisition Corporation	VCA Lewis Animal Hospital	Owned	10665 Route 108	Columbia	MD	21044	Howard		
780	VCA Real Property Acquisition Corporation	VCA Little Animal Hospital	Owned	11014 Little Road	New Port Richey	FL	34654	Pasco		
602	VCA Real Property Acquisition Corporation	VCA Los Altos Animal Hospital	Owned	3040 Woodruff Avenue, Suite B	Long Beach	CA	90808	Los Angeles		
542	VCA Real Property Acquisition Corporation	VCA Lynnwood Veterinary Center	Owned	4426 168th Street SW	Lynnwood	WA	98037	Snohomish	Lease residential space	
153	VCA Real Property Acquisition Corporation	VCA Marina Animal Hospital	Owned	2506 Lincoln Blvd.	Venice	CA	90291	Los Angeles		
128	VCA Real Property Acquisition Corporation	VCA Mission Animal Hospital	Owned	25 West Mission Rd	Alhambra	CA	91801	Los Angeles		
649	VCA Real Property Acquisition Corporation	VCA Montgomery Road Animal Hospital	Owned	207 Montgomery Road	Westfield	MA	01085	Hampden		
758	VCA Real Property Acquisition Corporation	VCA Mountainview Animal Hospital & Pet Lodge	Owned	5750 East County Line Place	Highlands Ranch	CO	80126	Douglas		
255	VCA Real Property Acquisition Corporation	VCA Naper Ridge Animal Hospital	Owned	957 Maplefield Rd.	Naperville	IL	60565	DuPage		
188	VCA Real Property Acquisition Corporation	VCA North Rockville Animal Hospital	Owned	1350 East Gude Drive	Rockville	MD	20850	Montgomery		
362	VCA Real Property Acquisition Corporation	VCA Northside Animal Hospital	Owned	185 Marion Road	Bethlehem	PA	18020	Lehigh		
641	VCA Real Property Acquisition Corporation	VCA Northwood Animal Hospital	Owned	3255 North State Road 9	Anderson	IN	46012	Madison		
566	VCA Real Property Acquisition Corporation	VCA Oak Hills Animal Hospital	Owned	6614 Southpoint	San Antonio	TX	78229	Bexar		
836	VCA Real Property Acquisition Corporation	VCA Old Canal Animal Hospital	Owned	49 East Main Street	Plainville	CT	06062	Hartford		
545	VCA Real Property Acquisition Corporation	VCA Pacific Avenue Animal Hospital	Owned	10234 Pacific Ave.	Tacoma	WA	98444	Pierce		
836	VCA Real Property Acquisition Corporation	VCA Petie Animal Hospital	Owned	10837 West Oklahoma Avenue	West Allis	WI	53227	Milwaukee	Subleasing space to dog trainer on a month-to-month basis.	
124	VCA Real Property Acquisition Corporation	VCA Parkwood Animal Hospital	Owned	6330 Fallbrook Ave	Woodland Hills	CA	91367	Los Angeles		
790	VCA Real Property Acquisition Corporation	VCA Pets Are People Too Roswell Animal Hospital	Owned	635 Sun Valley Dr.	Roswell	GA	30076	Fulton		
788	VCA Real Property Acquisition Corporation	VCA Pets Are People Too Veterinary Hospital	Owned	4280 North Peachtree Rd	Chamblee	GA	30341	Dekalb		
791	VCA Real Property Acquisition Corporation	VCA Plymouth Animal Hospital and Pet Resort	Owned	106 Industrial Park Road	Plymouth	MA	02360	Plymouth		
494	VCA Real Property Acquisition Corporation	VCA Preston Park Animal Hospital	Owned	16720 Preston Road	Dallas	TX	75252	Collin		Building Only: Land is subject to a ground lease
871	VCA Real Property Acquisition Corporation	VCA San Francisco Veterinary Specialists	Owned	600 Alabama Street	San Francisco	CA	94110	San Francisco		
194	VCA Real Property Acquisition Corporation	VCA South Shore (Weymouth) Animal Hospital	Owned	595 Columbian Street	South Weymouth	MA	02190	Norfolk		
427	VCA Real Property Acquisition Corporation	VCA Southeast Area Animal Hospital	Owned	9801 East Iliff Avenue	Denver	CO	80231	Arapahoe		
385	VCA Real Property Acquisition Corporation	VCA Spanish River Animal Hospital	Owned	180 W. Spanish River Boulevard	Boca Raton	FL	33431	Palm Beach		
694	VCA Real Property Acquisition Corporation	VCA Swengel Animal Hospital	Owned	6050 South East St.	Indianapolis	IN	46227	Marion		
129	VCA Real Property Acquisition Corporation	VCA Veterinary Care Animal Hospital	Owned	9901 Montgomery Blvd.	Albuquerque	NM	87111	Bernalillo		
820	VCA Real Property Acquisition Corporation	VCA Wakulla Animal Hospital	Owned	2571 Crawfordville Highway	Crawfordville	FL	32327	Wakulla		
300	VCA Real Property Acquisition Corporation	VCA Wellington Animal Hospital	Owned	10060 Allisonville Rd.	Noblesville	IN	46060	Hamilton		
330	VCA Real Property Acquisition Corporation	VCA Westerville East Animal Hospital	Owned	6083 Sunbury Rd.	Westerville	OH	43081	Franklin		
127	VCA Real Property Acquisition Corporation	VCA Wingate Animal Hospital	Owned	9404 E. Caley Ave	Englewood	CO	80111	Arapahoe	Subleasing attached residential apartment to employee	
343	VCA Real Property Acquisition Corporation	VCA Woodlands Animal Hospital	Owned	428 Rayford Road	Spring	TX	77386	Montgomery		
394	VCA Real Property Acquisition Corporation	VCA Worth Animal Hospital	Owned	7727 West 111th Street	Palos Hills	IL	60465	Cook		
471	VCA Real Property Acquisition Corporation	Vetco Animal Hospital	Owned	1565 Route 206	Tabernacle	NJ	08088	Burlington		
759	Veterinary Centers of America-Texas, Inc.	Animal Diagnostic Clinic	Leased	4444 Trinity Mills Rd., Suite 202	Dallas	TX	75287	Collin		

Page 6

8/18/2010

VCA ANIMAL HOSPITAL LIST

Alpha

AU	Granter	HOSPITAL NAME	Leased/Owned	ADDRESS	CITY	ST	ZIP	County	Subleases	Comments
750	Veterinary Centers of America-Texas, Inc	Animal Diagnostic Clinic	Leased	10225 Custer Rd.	Plano	TX	75025	Collin		
581	Veterinary Centers of America-Texas, Inc.	Boarding Facility: DeSoto #561	Leased	201 N. Lyndalyn Road	DeSoto	TX	75115	Dallas		Boarding Facility
580	Veterinary Centers of America-Texas, Inc	VCA Animal Care Hospital	Leased	4040 Park Boulevard	Plano	TX	75093	Collin		
619	Veterinary Centers of America-Texas, Inc	VCA Animal Medical Center of Pasadena	Leased	5016A Fairmont Parkway	Pasadena	TX	77505	Harris		
620	Veterinary Centers of America-Texas, Inc	VCA Ashford Animal Hospital	Leased	12633 Whittington	Houston	TX	77077	Harris		
430	Veterinary Centers of America-Texas, Inc	VCA Bedford Meadows Animal Hospital	Leased	2200 Harwood Road	Bedford	TX	76021	Tarrant		
378	Veterinary Centers of America-Texas, Inc	VCA Beltline East Animal Hospital	Leased	2155 Beltline Road	Sunnyvale	TX	75182	Dallas		
487	Veterinary Centers of America-Texas, Inc.	VCA Castle Hills Companion Animal Hospital	Leased	13141 N.W. Military Highway	San Antonio	TX	78231	Bexar		
643	Veterinary Centers of America-Texas, Inc	VCA Central Expressway Animal Hospital	Leased	11980 Forest Central Drive	Dallas	TX	75243	Dallas		
756	Veterinary Centers of America-Texas, Inc	VCA Countryside Animal Hospital	Leased	2211 FM 1960 East	Houston	TX	77073	Harris		
561	Veterinary Centers of America-Texas, Inc	VCA DeSoto Animal Hospital	Leased	200 N. Hampton Road	DeSoto	TX	75115	Dallas		
530	Veterinary Centers of America-Texas, Inc	VCA Health Associates Animal Hospital	Leased	11214 Iota Drive	San Antonio	TX	78217	Bexar		
628	Veterinary Centers of America-Texas, Inc	VCA Henderson Pass Animal Hospital	Leased	2598 Thousand Oaks Dr.	San Antonio	TX	78232	Bexar		
598	Veterinary Centers of America-Texas, Inc	VCA Kellwood Animal Hospital	Leased	900 S. Fry Road	Katy	TX	77450	Harris		
417	Veterinary Centers of America-Texas, Inc.	VCA Lake Jackson Animal Hospital	Leased	210 That Way	Lake Jackson	TX	77566	Brazoria		
345	Veterinary Centers of America-Texas, Inc	VCA Lakewood Animal Hospital	Leased	6383 Richmond Avenue	Dallas	TX	75214	Dallas		
582	Veterinary Centers of America-Texas, Inc	VCA Lindley Animal Hospital	Leased	8018 Plano Road	Dallas	TX	75238	Dallas		
611	Veterinary Centers of America-Texas, Inc.	VCA Mainland Animal Hospital	Leased	3015 Palmer Highway	Texas City	TX	77590	Galveston		
598	Veterinary Centers of America-Texas, Inc	VCA Metroplex Animal Hospital & Pet Lodge	Leased	700 West Airport Freeway	Irving	TX	75062	Dallas		
679	Veterinary Centers of America-Texas, Inc	VCA Northwest Hills Animal Hospital	Leased	3420 Greystone Drive	Austin	TX	78731	Travis		
630	Veterinary Centers of America-Texas, Inc	VCA Oso Creek Animal Hospital and Emergency Center	Leased	7713 South Staples Street	Corpus Christi	TX	78413	Nueces	Subtenant uses one exam room every other month	
448	Veterinary Centers of America-Texas, Inc	VCA Pet Doctor Animal Hospital	Leased	1421 East Spring Valley Road	Richardson	TX	75081-5	Dallas		
350	Veterinary Centers of America-Texas, Inc	VCA Sandy Lake Animal Hospital	Leased	107 Samuel Blvd.	Coppell	TX	75019	Dallas		
572	Veterinary Centers of America-Texas, Inc	VCA Southwest Freeway Animal Hospital	Leased	15575 SW Freeway	Sugar Land	TX	77478	Fort Bend		
623	Veterinary Centers of America-Texas, Inc	VCA Telge Road Animal Hospital	Leased	11430 Telge Road	Cypress	TX	77429	Harris		
639	Veterinary Centers of America-Texas, Inc	VCA University Animal Hospital	Leased	5501 West Lovers Lane	Dallas	TX	75209	Dallas		
628	Veterinary Centers of America-Texas, Inc	VCA Veterinary Hospital of Leon Springs	Leased	19633 IH 10 West	San Antonio	TX	78257	Bexar		
631	Veterinary Centers of America-Texas, Inc	VCA Victoria Animal Hospital	Leased	2706 Sam Houston Drive	Victoria	TX	77904	Victoria		
111	West Los Angeles Veterinary Medical Group, Inc.	Parking Lease: Lakewood #111 (Old Location)	Leased		Bellflower	CA	90706	Los Angeles		Parking Lease for the old Lakewood #111 property
101	West Los Angeles Veterinary Medical Group, Inc	Parking Lease: VCA West Los Angeles Animal Hospital	Leased	1841 Pontius Avenue	Los Angeles	CA	90025	Los Angeles		Parking Lease
425	West Los Angeles Veterinary Medical Group, Inc	VCA Angel Animal Hospital	Leased	3537 30th Street	San Diego	CA	92104	San Diego		
141	West Los Angeles Veterinary Medical Group, Inc	VCA Animal Hospital (Burbank)	Leased	2723 West Olive	Burbank	CA	91505	Los Angeles		
340	West Los Angeles Veterinary Medical Group, Inc	VCA Animal Hospital of Santa Cruz	Leased	815 Mission Street	Santa Cruz	CA	95060	Santa Cruz		
131	West Los Angeles Veterinary Medical Group, Inc	VCA Berwyn Animal Hospital	Leased	2845 South Harlem Ave	Berwyn	IL	60402	Cook		
163	West Los Angeles Veterinary Medical Group, Inc	VCA East Anchorage Animal Hospital	Leased	2838 Boniface Pkwy.	Anchorage	AK	99504	Anchorage		
458	West Los Angeles Veterinary Medical Group, Inc	VCA Elliot Park Animal Hospital	Leased	1730 East Elliot Road, Suite 19	Tempe	AZ	85284	Maricopa		
422	West Los Angeles Veterinary Medical Group, Inc	VCA Hillcrest Animal Hospital	Leased	246 West Washington Street	San Diego	CA	92103	San Diego		
148	West Los Angeles Veterinary Medical Group, Inc	VCA Lewelling Animal Hospital	Leased	525 Lewelling Blvd.	San Leandro	CA	94579	Alameda		
423	West Los Angeles Veterinary Medical Group, Inc	VCA Main Street Animal Hospital	Leased	2773 Main Street	San Diego	CA	92113	San Diego		
480	West Los Angeles Veterinary Medical Group, Inc	VCA Mission San Jose Animal Hospital	Leased	1530 Washington Blvd.	Fremont	CA	94539	Alameda		
484	West Los Angeles Veterinary Medical Group, Inc	VCA North Coast Animal Hospital	Leased	414 Encinitas Boulevard	Encinitas	CA	92024	San Diego		
120	West Los Angeles Veterinary Medical Group, Inc	VCA Northern Animal Hospital	Leased	2611 W. Northern Ave.	Phoenix	AZ	85051	Maricopa		
488	West Los Angeles Veterinary Medical Group, Inc	VCA University Animal Hospital	Leased	2728 Woodlawn Drive	Honolulu	HI	96822	Honolulu		
101	West Los Angeles Veterinary Medical Group, Inc	VCA West Los Angeles Animal Hospital	Leased	1818 S. Sepulveda Blvd	Los Angeles	CA	90025	Los Angeles		

Page 7

8/18/2010

SCHEDULE 4.13: PART II
OWNED/LEASED LOCATIONS
LABORATORY

	LOCATION #	Type	STATUS	LEGAL ENTITY	LAB NAME	OWN/LEASE	ADDRESS	CITY	COUNTY	ST/PROVINCE	ZIP	COUNTRY	COMMENTS
1	101	PRIMARY	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH IRVINE (PAL)	OWN	17672-A COWAN AVE., STE. 200	IRVINE	ORANGE	CA	92614	US	
1A	101	PRIMARY	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH IRVINE (PAL)	LEASE	17672-B COWAN AVE.	IRVINE	ORANGE	CA	92614	US	
2	201	PRIMARY	OPEN	VCA CENVET, INC.	ANTECH NEW YORK	LEASE	1111 MARCUS BLVD., STE. M28	LAKE SUCCES	NAUSSAU	NY	11042	US	
3	105	SECONDARY	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH DALLAS	LEASE	4040 W. ROYAL LANE, STE. 124	IRVING	DALLAS	TX	75063	US	
4	107	SECONDARY	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH MEMPHIS	OWN	2433 GLOBE COVE	SOUTHAVEN	DESOTO	MS	38671	US	
5	102	SECONDARY	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH PHOENIX	OWN	19633 NORTH CAVE CREEK RD.	PHOENIX	MARICOPA	AZ	85022	US	
6	300	SECONDARY	OPEN	VCA CLINIPATH LABS, INC.	ANTECH CHICAGO	LEASE	2601 W. 22ND STREET	OAKBROOK	DUPAGE	IL	60803	US	
7	203	SECONDARY	OPEN	VCA CENVET, INC.	ANTECH ATLANTA	LEASE	4895 SOUTH ATLANTA, STE. A	SMYRNA	COBB	GA	30080	US	
8	205	STAT	OPEN	VCA CENVET, INC.	ANTECH BOSTON	LEASE	214 NORTH MAIN ST., STE. 50	NATICK	MIDDLESEX	MA	01760	US	
9	108	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH DENVER	LEASE	3550 SOUTH JASON STREET	ENGLEWOOD	ARAPAHOE	CO	80110	US	
10	302	STAT	OPEN	VCA CLINIPATH LABS, INC.	ANTECH DETROIT	LEASE	21540 WEST 11 MILE	SOUTHFIELD	OAKLAND	MI	48076	US	
11	122	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH HAWAII	LEASE	45-608 KAMEHAMEHA HWY	KANEOHE	HONOLULU	HI	96744	US	
12	103	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH HOUSTON	LEASE	1111 WEST LOOP SOUTH, STE. 180	HOUSTON	HARRIS	TX	77027	US	
13	204	STAT	OPEN	VCA CENVET, INC.	ANTECH NORTH CAROLINA	LEASE	6405 TRYON ROAD, STE. 200	CARY	WAKE	NC	27511	US	
14	217	STAT-MOVED	OPEN	VCA CENVET, INC.	ANTECH FAIRFAX	LEASE	8500 ARLINGTON BLVD	FAIRFAX	FAIRFAX CITY	VA	22031	US	
15	109	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH SALT LAKE CITY	LEASE	6364 S. HIGHLAND DR., STE. 202	SALT LAKE CITY	SALT LAKE	UT	84121	US	
16	206	STAT	OPEN	VCA CENVET, INC.	ANTECH S. FLORIDA	LEASE	141 NW 20TH STREET	BOCA RATON	PALM BEACH	FL	33431	US	
17	120	STAT	OPEN	DIAGNOSTIC VETERINARY SERVICE, INC.	ANTECH SAN JOSE	LAND LEASE	804 SARATOGA AVE.	SAN JOSE	SANTA CLARA	CA	95129	US	
18	303	STAT	OPEN	INDIANA VETERINARY DIAGNOSTIC LAB, INC.	ANTECH INDIANA	LEASE	11837 TECHNOLOGY DRIVE	FISHERS	HAMILTON	IN	46038	US	
19	304	STAT	OPEN	INDIANA VETERINARY DIAGNOSTIC LAB, INC.	ANTECH KANSAS CITY	LEASE	11950 WEST 110TH STREET	OVERLAND	JOHNSON	KS	66210	US	
20	305	STAT	OPEN	INDIANA VETERINARY DIAGNOSTIC LAB, INC.	ANTECH LOUISVILLE	LEASE	13021 PLANTSIDE DRIVE	LOUISVILLE	JEFFERSON	KY	40299	US	
21	110	SECONDARY	OPEN	VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.	ANTECH PORTLAND	LEASE	12067 NE GLENN WIDING DR., STE 101/102	PORTLAND	MULTNOMAH	OR	97220	US	
22	111	STAT	OPEN	VCA NORTHWEST VETERINARY DIAGNOSTICS, INC.	ANTECH SEATTLE	LEASE	19115 W. VALLEY HWY., STE H105	KENT	KING	WA	98032	US	
23	202	STAT	OPEN	VCA CENVET, INC.	ANTECH TAMPA	LEASE	1501 A BELCHER ROAD SOUTH	LARGO	TAMPA	FL	33771	US	
24	121	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH SAN FRANCISCO	LEASE	600 ALABAMA	SAN FRANCISCO	SAN FRANCISCO	CA	94110	US	
25	208	STAT	OPEN	VCA CENVET, INC.	ANTECH ORLANDO	LEASE	2221 LEE ROAD, SUITE 178	WINTER PARK	ORANGE	FL	32789	US	
26	306	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH ST. LOUIS	LEASE	12462 G NATURAL BRIDGE RD.	BRIDGETON	BRIDGETON	MO	63044	US	
27	139	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH SAN ANTONIO	LEASE	503 E. SONTERRA BLVD., STE. 106	SAN ANTONIO	BEXAR	TX	78258	US	
28	209	STAT	OPEN	VCA CENVET, INC.	ANTECH MORRISVILLE	LEASE	507 AIRPORT BLVD., STE. 113	MORRISVILLE	WAKE	NC	27560	US	
29	307	STAT	OPEN	VCA CLINIPATH LABS, INC.	ANTECH OKLAHOMA	LEASE	100 FARM ROAD	STILLWATER	PAYNE	OK	74078	US	
30	210	STAT	OPEN	VCA CENVET, INC.	ANTECH CHARLOTTE	LEASE	2205 TOWNSHIP ROAD	CHARLOTTE	MECKLENBURGH	NC	28273	US	
31	308	STAT	OPEN	VCA CLINIPATH LABS, INC.	ANTECH CLEVELAND	LEASE	2494 MEDINA ROAD	MEDINA	MEDINA	OH	44256	US	
32	112	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH LAS VEGAS	LEASE	6650 W. TROPICANA AVE., STE. B-107	LAS VEGAS	CLARK	NV	89147	US	
33	211	STAT	OPEN	VCA CENVET, INC.	ANTECH POTTSTOWN	LEASE	2089 E. HIGH STREET	POTTSTOWN	MONTGOMERY	PA	79464	US	Portion of space subleased to Lab Corp.
34	212	STAT	OPEN	VCA CENVET, INC.	ANTECH SARATOGA	LEASE	313 USHERS RD	BALLSTON LAKE	SARATOGA	NY	12019	US	
35	124	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH SACRAMENTO	LEASE	9801 OLD WINERY RD	SACRAMENTO	SACRAMENTO	CA	95827	US	
36	213	STAT	OPEN	VCA CENVET, INC.	ANTECH BUFFALO	LEASE	5225 SHERIDAN DRIVE	WILLIAMSVILLE	ERIE	NY	14221	US	
37	214	STAT	OPEN	VCA CENVET, INC.	ANTECH PITTSBURGH	LEASE	220 SIEBERT ROAD	PITTSBURGH	ALLEGHENY	PA	15237	US	
38	126	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH CHATANOOGA	LEASE	1466 RIVERSIDE DR., STE. B	CHATANOOGA	HAMILTON	TN	37406	US	
39	127	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH REDDING	LEASE	2505 HILLTOP DR.	REDDING	SHASTA	CA	96002	US	
40	310	STAT	OPEN	VCA CLINIPATH LABS, INC.	ANTECH GRAND RAPIDS	LEASE	1425 MICHIGAN ST	GRAND RAPIDS	KENT	MI	49503	US	
41	215	STAT	OPEN	VCA CENVET, INC.	ANTECH COLUMBIA	LEASE	3924 FERNANDINA RD	COLUMBIA	LEXINGTON	SC	29210	US	
42	216	STAT	OPEN	VCA CENVET, INC.	ANTECH SANDY SPRINGS	LEASE	455 ABERNATHY ROAD	SANDY SPRINGS	FULTON	GA	30328	US	
43	128	STAT	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH BRIMINGHAM	LEASE	2864 ACTON ROAD	BIRMINGHAM	JEFFERSON	AL	35243	US	
44	218	STAT	OPEN	VCA CENVET, INC.	ANTECH MIDDLETOWN	LEASE	730 RANDOLPH ROAD	MIDDLETOWN	MIDDLESEX	CT	06457	US	
45	125	DIST. CTR	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	NATIONAL DITRIBUTION CENTER	LEASE	4260 E. RAINES RD. STE. 2	MEMPHIS	SHELBY	TN	38118	US	
46	501	Irvine MFG/Development	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	MANUFACTURING	OWN	17672 COWAN AVE.	IRVINE	ORANGE	CA	92614	US	
47	201	PATH OFFICE	OPEN	VCA CENVET, INC.	ANTECH PATHOLOGY EAST	LEASE	9 SCHILLING RD, STE. 211	HUNT VALLEY	BALTIMORE	MD	21031	US	
48	201	PATH OFFICE	OPEN	VCA CENVET, INC.	ANTECH PATHOLOGY EAST	LEASE	150 PROVIDENCE RD	CHAPEL HILL	DURHAM	NC	27514	US	
49	201	PATH OFFICE	OPEN	VCA CENVET, INC.	ANTECH PATHOLOGY EAST	LEASE	410 UNION AVE.	FRAMINGHAM	MIDDLESEX	MA	01702	US	
50	503	MFG - INDIANA	OPEN	VICAR OPERATING, INC.	MANUFACTURING	LEASE	300 KENT AVENUE	WEST LAFAYETTE	TIPPECANOE	IN	47906	US	
51	506	IMAGING CENTER	OPEN	VCA PROFESSIONAL ANIMAL LABORATORY, INC	ANTECH IMAGING SERVICE	LEASE	17672-B COWAN AVE.	IRVINE	ORANGE	CA	92614	US	
52	107	N/A	CLOSED	VCA PROFESSIONAL ANIMAL LABORATORY, INC	VACANT: SITE OF OLD ANTECH MEMPHIS LOCATION	OWN	9066 LACEY DR.	SOUTHAVEN	DESOTO	MS	38671	US	
53	309	N/A	CLOSED	INDIANA VETERINARY DIAGNOSTIC LAB, INC.	ANTECH CHURCHILL	LEASE	3737 S. FOURTH STREET	LOUISVILLE	JEFFERSON	KY	40214	US	

Page 1

8/16/2010

SCHEDULE 4.13: PART III
OWNED/LEASED LOCATIONS
MEDICAL EQUIPMENT

	Type of
Grantor	Organization	Business Name	Address	City	State	Zip Code	County	Leased/Owned	Notes

Sound Technologies, Inc.	Corporation	Sound Techonologies, Inc.	5817 Dryden Place, Suite 101	Carlsbad	CA	92008	San Diego	Leased
Sound Technologies, Inc.	Corporation	Sound Techonologies, Inc.	2409 Avenue J, Suite C	Arlington	TX	76006	Tarrant	Leased	Educational facility
Eklin Medical Systems, Inc.	Corporation	Eklin Medical Systems, Inc.	1605 Wyatt Drive	Santa Clara	CA	95054	San Jose	Leased
Elinc Corporation	Corporation	Elinc Corporation	2401 Internet Boulevard	Frisco	TX	75034	Collin	Leased

SCHEDULE 4.13: PART IV
OWNED/LEASED LOCATIONS
CORPORATE

	Type of						Leased/
Grantor	Organization	Address	City	State	Zip Code	County	Owned	Notes

VCA Antech. Inc.	Corporation	12401 West Olympic Blvd.	Los Angeles	CA	90064	Los Angeles	Leased
VCA Antech. Inc.	Corporation	12421 West Olympic Blvd.	Los Angeles	CA	90064	Los Angeles	Leased

SCHEDULE 5.14
POST-CLOSING ITEMS
Within 45 days after the Closing Date, or such later date as the Collateral Agent in its discretion may agree, Company shall:
1.	deliver to the Collateral Agent evidence of the filing with the relevant secretary of state of an amendment to the Certificate of Incorporation of Edgebrook, Inc. and the amendment to the Articles of Incorporation of South County Veterinary Clinic, Inc., in each case covering such matters as have been reasonably requested by the Collateral Agent prior to the Closing Date.

SCHEDULE 6.1: INDEBTEDNESS
Capital Leases Excluding Real Estate

		Balance at
AU	Hospital Name	6/30/2010

587	Raleigh Hills AH	15,270
814	Animal Specialty Center	70,451
818	Avalon-Heart of Gwinnett	19,302
828	NE Canine Rehab Center	39,366
846	Littleton AH	51,939
702	Boston Road- HP	1,132
728	Baybrook — HP	1,602
729	Cheshire — HP	703
730	Darien- HP	9,929
733	Shoreline — HP	3,565
733	Shoreline — HP	19,828
735	Veterinary Referral — HP	2,341
735	Veterinary Referral — HP	20,365
9403	Healthy Pet Corporate — HP	6,997
9403	Healthy Pet Corporate — HP	8,489
00320	Enterprise Fleet Service (Antech)	14,647
	Baytree & Cisco (Eklin)	5,559

		291,482
Notes Payable

				Balance at
				6/30/2010
				Issued by
Issuer	Hospital Name	Payee	Int. Rate	VCA Antech
VCA Antech	Madera	Andrew J. Kallet	7%	1,092,313.57
				$—
				—

				$1,092,314
Earn-Out Obligations

			Balance at
AU	Hospital Name	Payee*	6/30/2010

694	All Pets Salinas	*	$—
775	Dunmore	*	—
791	Plymouth AH	*	225,000
801	NVWS	*	150,000
805	ACC Sonoma	*	200,000
10120	Advance Vet Lab	*	—
40020	Churchill Vet Lab	*	15,000
199	North Valley Vet Lab	*	10,000
199	Diagnostic Vet Lab	*	180,000
50320	Quadraspec	*	600.000
20120	Anipath	*	7,000

			$1,387,000

*	The payee information has been omitted and filed separately with the Securities and Exchange Commission.

Indebtedness of Subsidiary Exisiting at Time of Permitted Acquisition

				Balance at
Issuer	AU	Hospital Name	Payee	6/30/2010

Healthy Pet	9403	Healthy Pet	BNR	$190,942

				$190,942
Other Unsecured Indebtedness

				Balance at
AU	Hospital Name	Payee	Type	6/30/2010
8213	Black Mountain	Dr. Winn	MRPI	$506,997
8345	Lakewood	Dr. Dunn	MRPI	399,651
8398	MacArthur	Dr. Moris	MRPI	214,590
8433	Assoc. in Pet Care	Dr. Johnson	MRPI	$316,626

				1,437,864

			Holdbacks	$2,328,000

			Other	—

				$3,765,864
Capital Leases in Respect of Real Estate

		Balance at
AU	Hospital Name	6/30/2010

596	Alderwood Companion	$675,135
599	Five Comers	450,232
602	Vet Spec Center of Seattle	390,425
619	AMC of Pasadena	593,089
620	Ashford Vet Hospital	805,326
624	Tomball Veterinary Clinic	914,224
627	Saginaw	1,096,269
628	Leon Springs	750,333
634	Animal Refferal Ctr of AZ	3,389,060
655	Desert Animal Hospital	2,277,600
701	Blacksone Valley — HP	460,442
702	Boston Road — HP	2,136,950
710	Palmer-HP	331,967
712	South Hadley — HP	560,415
714	Animal Healing — HP	240,378
720	Animal Care Clinic — HP	892,772
721	Boulevard — HP	798,393
730	Darien-HP	1.474,440
731	Davis — HP	925,786
735	Veterinary Referral — HP	2,196,141
736	Falcon Village — HP	1,136,008
738	Rosewell — HP	1,181,098
739	Windham — HP	238,028
742	Madison — HP	964,722
744	Turco — HP	537,636

		25,416,868

SCHEDULE 6.2
PERMITTED LIENS

Original File
Debtor	Secured Party	Collateral	Jurisdiction	Date and Number	Notes

Pets RX, Inc. Successor-in-interest to National PetCare Centers, Inc.	Aubrey Garner, DVM	No financing statement on file. VCA has no documentation to support that the debt is secured or that a security agreement exists, other than a note to file that the debt is secured. If the debt is secured, the collateral is expected to be the assets of a single animal hospital in accordance with National PetCare Centers, Inc. (“NPC”) customary practice prior to VCA’s purchase of NPC. Total outstanding balance at 6/30/10 is equal to $493,597.	N/A	N/A

Pets RX, Inc. Successor-in-interest to National PetCare Centers, Inc.	Lavac Enterprises, Inc.	No financing statement on file. Security agreement identifies collateral as the assets of VCA Wilshire Animal Hospital. Outstanding balance at 6/30/10 is $223,560.	N/A	N/A

SCHEDULE 6.7: INVESTMENTS
Loans and Advances to Employees

Employee /	Source of	Amount for	Balance at
Description	Detail	Other	6/30/2010

Hosp A/R Employee (acct. 1110-2)	G/L Acct.	$24,646	$24,646
US Lab A/R Employee (acct. 1110-2)	G/L Acct.	162,397	162,397
Corp A/R Employee (acct. 1110-2)	G/L Acct.	220	220
Med Tech Employee Ady (acct 14120)	Med Tech Balance Sheet	79,038	79,038
*	NR Rollforward (Hosp)	72,401	72,401
*	NR Rollforward (Hosp)	176,384	176,384
*	NR Rollforward (Hosp)	110,240	110,240
*	NR Rollforward (Hosp)	147,577	147,577
*	NR Rollforward (Hosp)	33,968	33,968
*	NR Rollforward (Hosp)	360,224	360,224
Other		—	—

		1,167,094	1,167,094

*	The employee/description has been omitted and filed separately with the Securities and Exchange Commission.

Other Investments

Employee /	Source of			Balance at
Description	Detail	AU	Comment	6/30/2010

ASC (LOC)	NR Rollforward (Corp)	Co. 1 001 1400-4	Note receivable	1,147,664
*	NR Rollforward (Corp)	Co. 1 001 1400-5	Note receivable	1,032,986
*	NR Rollforward (Corp)	Co. 1 9402 1400-3	Note receivable	609
Sarah Scruggs	NR Rollforward (Hosp)	Co. 1 6000 1410-1	Residency Program	67,548,47
Stacy Dillard	NR Rollforward (Hosp)	Co. 1 6000 1410-2	Residency Program	85,986.10
Robert Brian Martin	NR Rollforward (Hosp)	Co. 1 6000 1410-3	Residency Program	129,129.84
Benjamin Bayer	NR Rollforward (Hosp)	Co. 1 6000 1410-4	Residency Program	85,277.07
Amanda Duffy	NR Rollforward (Hosp)	Co. 1 6000 1410-5	Residency Program	103,416.52
Laura Seibert	NR Rollforward (Hosp)	Co. 1 6000 1410-6	Residency Program	91,488.41
Melissa Holahan	NR Rollforward (Hosp)	Co. 1 6000 1410-7	Residency Program	81,757.10
Jerome Gagnon	NR Rollforward (Hosp)	Co. 1 6000 1410-8	Residency Program	30,468.88
Michelle France	NR Rollforward (Hosp)	Co. 1 6000 1410-9	Residency Program	32,297.96
Brian MacKie	NR Rollforward (Hosp)	Co. 1 6000 1410-10	Residency Program	29,872.80
Anthony Acquaviva	NR Rollforward (Hosp)	Co. 1 6000 1410-11	Residency Program	56,238.38
Donna Almondia	NR Rollforward (Hosp)	Co. 1 6000 1410-12	Residency Program	49,014.87
Christie Anderson	NR Rollforward (Hosp)	Co. 1 6000 1410-13	Residency Program	57,691.61
April Durtschi	NR Rollforward (Hosp)	Co. 1 6000 1410-14	Residency Program	64,382.70
Jeanne Ficociello	NR Rollforward (Hosp)	Co. 1 6000 1410-15	Residency Program	81,138.77
Ketaki Kamik	NR Rollforward (Hosp)	Co. 1 6000 1410-16	Residency Program	104,967.51
Meredith Miller	NR Rollforward (Hosp)	Co. 1 6000 1410-17	Residency Program	64,313.07
Elizabeth Orcutt	NR Rollforward (Hosp)	Co. 1 6000 1410-18	Residency Program	62,223.41
Shanna Pace	NR Rollforward (Hosp)	Co. 1 6000 1410-19	Residency Program	48,592.50
Alix Partnow	NR Rollforward (Hosp)	Co. 1 6000 1410-20	Residency Program	46,562.48
Kerensa Rechner	NR Rollforward (Hosp)	Co. 1 6000 1410-21	Residency Program	58,600.86
Meghan Sullivan	NR Rollforward (Hosp)	Co. 1 6000 1410-22	Residency Program	76,497.47
Netalle Tabacca	NR Rollforward (Hosp)	Co. 1 6000 1410-23	Residency Program	71,255.14
Marcos Unis	NR Rollforward (Hosp)	Co. 1 6000 1410-24	Residency Program	53,451.59
William Fitzpatrick	NR Rollforward (Hosp)	Co. 1 6000 1410-25	Residency Program	19,820.99
Matthew Hamilton	NR Rollforward (Hosp)	Co. 1 6000 1410-26	Residency Program	54,838.28
Maura Carney	NR Rollforward (Hosp)	Co. 1 6000 1410-27	Residency Program	60,570.98
Jenefer Stillion	NR Rollforward (Hosp)	Co. 1 6000 1410-28	Residency Program	56,936.20
Diana Allevato	NR Rollforward (Hosp)	Co. 1 6000 1410-29	Residency Program	41,479.87
Mary Buelow	NR Rollforward (Hosp)	Co. 1 6000 1410-30	Residency Program	41,823.20
Tai Casagrande	NR Rollforward (Hosp)	Co. 1 6000 1410-31	Residency Program	35,907.83
Loren Cohen	NR Rollforward (Hosp)	Co. 1 6000 1410-32	Residency Program	46,740.41
Bill Draper	NR Rollforward (Hosp)	Co. 1 6000 1410-33	Residency Program	46,668.47
Russell Fugazzi	NR Rollforward (Hosp)	Co. 1 6000 1410-34	Residency Program	35,672.34
Jin Heo	NR Rollforward (Hosp)	Co. 1 6000 1410-35	Residency Program	37,599.26
Leilani Ireland	NR Rollforward (Hosp)	Co. 1 6000 1410-36	Residency Program	40,495.36
Shanti Jha	NR Rollforward (Hosp)	Co. 1 6000 1410-37	Residency Program	49,767.38
Amy Komitor	NR Rollforward (Hosp)	Co. 1 60001410-38	Residency Program	14,675.51
Holly MacLea	NR Rollforward (Hosp)	Co. 1 6000 1410-39	Residency Program	49,358.70
Jessica Markovich	NR Rollforward (Hosp)	Co. 1 6000 1410-40	Residency Program	44,871.09
Kristin Miller	NR Rollforward (Hosp)	Co. 1 6000 1410-41	Residency Program	29,380.41
Nora Ortinau	NR Rollforward (Hosp)	Co. 1 6000 1410-42	Residency Program	33,262.79
Andrea Peterson	NR Rollforward (Hosp)	Co. 1 6000 1410-43	Residency Program	39,406.22
Adam Porter	NR Rollforward (Hosp)	Co. 1 6000 1410-44	Residency Program	44,050.45
Lauren Talarico	NR Rollforward (Hosp)	Co. 1 6000 1410-45	Residency Program	36,680.02
Chantal Tu	NR Rollforward (Hosp)	Co. 1 6000 1410-46	Residency Program	44,672.91

				$4,717,912

SPS Inc. “Vetsource” — Ml	Investment Rollforward	Co. 1 001 1960-2	Investment	$1,116,227
Broadway	Investment Rollforward	Co. 1 9500 1960-2	Investment	2,511,496
AVC — Canada	Investment Rollforward	Co. 1 001 1960-2	Investment	6,131,238
Animal Specialty Center	Investment Rollforward	Co. 1 814 1960-2	Investment	1,077,000
Phoenix Lab common stock	Other LT Assets R/F	Co. 1 001 1950-1	Investment (acq’d PCI)	37,196
*	Leadsheet	Co. 3 1970-1	Investment	8,444,643
Antech Service Agreements Other Receivable	Leadsheet	Co. 3 1970-2	Investment	113,954
Antech Lease Receivables	Leadsheet	Co. 3 1971-1	Investment	3,545,007

				$22,976,761

Other					-

				27,694,673

*	The employee/description has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A-1 TO
CREDIT AND GUARANTY AGREEMENT
FUNDING NOTICE
     Reference is made to the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     Pursuant to the applicable Section of the Credit Agreement (2.2 for Revolving Loans; 2.3 for Swing Line Loans), Company desires that Lenders make the following Loans to Company in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):
1.	Revolving Loans
•	Base Rate Loans: $[___,___,___]

•	Eurodollar Rate Loans, with an Initial Interest Period of ________ Month(s): $[___,___,___]
2.	Swing Line Loans: $[___,___,___]
•	Base Rate Loans: $[___,___,___]
     Company hereby certifies that:
     (i) with respect to any Revolving Loan, after making any such Loan requested on such Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;
     (ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in

A-1-1

which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; provided, that, in each case, the foregoing materiality qualifier shall not be applicable to any representation and warranties that already are qualified or modified by materiality in the text thereof;
     (iii) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	VICAR OPERATING, INC.
By:
Name:
Title:

A-1-2

EXHIBIT A-2 TO
CREDIT AND GUARANTY AGREEMENT
CONVERSION/CONTINUATION NOTICE
     Reference is made to the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     Pursuant to Section 2.8 of the Credit Agreement, Company desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:
     1. Term Loans:

$[___,___,___]	Eurodollar Rate Loans to Initial Interest Period of be continued _______ month(s)

$[___,___,___]	Base Rate Loans to be Initial Interest Period of converted to Eurodollar _______ month(s) Rate Loans

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans
     2. Revolving Loans:

$[___,___,___]	Eurodollar Rate Loans to Initial Interest Period of be continued _______ month(s)

$[___,___,___]	Base Rate Loans to be Initial Interest Period of converted to Eurodollar _______ month(s) Rate Loans

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans

EXHIBIT A-2-1

     Company hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	VICAR OPERATING, INC.
By:
Name:
Title:

EXHIBIT A-2-2

EXHIBIT A-3 TO
CREDIT AND GUARANTY AGREEMENT
ISSUANCE NOTICE
     Reference is made to the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     Pursuant to Section 2.23 of the Credit Agreement, Company desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of $[___,___,___].
     Attached hereto for each such Letter of Credit are the following:
               (a) the stated amount of such Letter of Credit;
               (b) the name and address of the beneficiary;
               (c) the expiration date; and
          (d) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.
     Company hereby certifies that:
     (i) after issuing such Letter of Credit requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;
     (ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; provided, that, in each case, the foregoing

EXHIBIT A-3-1

materiality qualifier shall not be applicable to any representation and warranties that already are qualified or modified by materiality in the text thereof;
     (iii) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	VICAR OPERATING, INC.
By:
Name:
Title:

EXHIBIT A-3-2

EXHIBIT B-1 TO
CREDIT AND GUARANTY AGREEMENT
TERM LOAN NOTE

$[1][___,___,___]	[2][mm/dd/yy]
     FOR VALUE RECEIVED, VICAR OPERATING, INC., a Delaware corporation (“Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns the principal amount of [1][DOLLARS] ($[___,___,___][1]) in the installments referred to below.
     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     Company shall make principal payments on this Note as set forth in Section 2.11 of the Credit Agreement.
     This Note is one of the “Term Notes” in respect of [Closing Date Term Loans in the aggregate principal amount of $500,000,000] [New Term Loans in the aggregate principal amount of $___________ for the Series of which the New Term Loan evidenced by this Note is a part] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the [New] Term Loan evidenced hereby was made and is to be repaid.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem

[1]	Lender’s Term Loan Commitment

[2]	Date of Issuance

EXHIBIT B-1-1

and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.
     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

EXHIBIT B-1-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

VICAR OPERATING, INC.
By:
Name:
Title:

EXHIBIT B-1-3

EXHIBIT B-2 TO
CREDIT AND GUARANTY AGREEMENT
REVOLVING LOAN NOTE

$[1][___,___,___]	[2][mm/dd/yy]
     FOR VALUE RECEIVED, VICAR OPERATING, INC., a Delaware corporation (“Company”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before [mm/dd/yy], the lesser of (a) [1][DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.
     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     This Note is one of the “Revolving Loan Notes” in the aggregate principal amount of $100,000,000[3] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee

[1]	Lender’s Revolving Credit Commitment

[2]	Date of Issuance

[3]	To be increased if New Revolving Loan Commitments are entered into

EXHIBIT B-2-1

hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.
     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

EXHIBIT B-2-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

VICAR OPERATING, INC.
By:
Name:
Title:

EXHIBIT B-2-3

TRANSACTIONS
ON
REVOLVING LOAN NOTE

Outstanding
	Type of	Amount of	Amount of	Principal
	Loan Made	Loan Made	Principal Paid	Balance	Notation
Date	This Date	This Date	This Date	This Date	Made By

EXHIBIT B-2-4

EXHIBIT B-3 TO
CREDIT AND GUARANTY AGREEMENT
SWING LINE NOTE

$[1][___,___,___]	[2][mm/dd/yy]
     FOR VALUE RECEIVED, VICAR OPERATING, INC., a Delaware corporation (“Company”), promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swing Line Lender (“Payee”), on or before [mm/dd/yy], the lesser of (a) [1][DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Company as Swing Line Loans under the Credit Agreement referred to below.
     Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     This Note is the “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.
     This Note is subject to mandatory prepayment and to prepayment at the option of Company, each as provided in the Credit Agreement.

[1]	Swing Line Sublimit

[2]	Date of Issuance

EXHIBIT B-3-1

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
     This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement.

EXHIBIT B-3-2

     IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

VICAR OPERATING, INC.
By:
Name:
Title:

EXHIBIT B-3-3

TRANSACTIONS
ON
SWING LINE NOTE

Outstanding
	Amount of	Amount of	Principal
	Loan Made	Principal Paid	Balance	Notation
Date	This Date	This Date	This Date	Made By

EXHIBIT C TO
CREDIT AND GUARANTY AGREEMENT
COMPLIANCE CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
     1. I am the Chief Financial Officer of VCA ANTECH, INC. (“Holdings”) and VICAR OPERATING, INC. (“Company”).
     2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC., VCA ANTECH, INC., and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements.
     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.
     The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.1(d) of the Credit Agreement.

VCA ANTECH, INC. VICAR OPERATING, INC.
By:
Name:
Title: Chief Financial Officer

ANNEX A TO
COMPLIANCE CERTIFICATE
FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated Adjusted EBITDA: (i) - (ii) =			$[___,___,___]

(i)	(a)	Consolidated Net Income:	$[___,___,___]

	(b)	Consolidated Interest Expense:	$[___,___,___]

	(c)	provisions for taxes based on income:	$[___,___,___]

	(d)	total depreciation expense:	$[___,___,___]

	(e)	total amortization expense:	$[___,___,___]

	(f)	non-cash stock based compensation reducing Consolidated Net Income:	$[___,___,___]

	(g)	other non-Cash items, including write-offs of assets, reducing Consolidated Net Income[1]:	$[___,___,___]

	(h)	to the extent deducted in calculating Consolidated Net Income, Transaction Costs:	$[___,___,___]

(ii)	other non-Cash items increasing Consolidated Net Income[1]:		$[___,___,___]

2. Consolidated Fixed Charges: (i) + (ii) + (iii) + (iv) =			$[___,___,___]

(i)	Consolidated Cash Interest Expense:		$[___,___,___]

(ii)	scheduled payments of principal (other than the principal payment due on the Closing Date Term Loan Maturity Date and on any New Term Loan Maturity Date)

1	Excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period but, notwithstanding anything to the contrary herein, including without limitation, reserves for lease expense and other charges and expenses related to the closure of hospitals to the extent not paid in cash.

2	Excluding any such non-Cash item to the extent that it represents the reversal of an accrual or reserve for potential Cash items in any prior period.

EXHIBIT C-2

	on Consolidated Total Debt:	$[___,___,___]

(iii)	Consolidated Capital Expenditures[3]:	$[___,___,___]

(iv)	provisions for current cash taxes based on income:	$[___,___,___]

3. Consolidated Net Income: (i) - (ii) =		$[___,___,___]

(i)	the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:	$[___,___,___]

(ii)	(a) the income of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person:	$[___,___,___]

	(b) the income (or plus the loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person’s assets are acquired by Company or any of its Subsidiaries:	$[___,___,___]

	(c) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:	$[___,___,___]

3	For any period, the aggregate of the expenditures of Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of Company and its Subsidiaries excluding any acquisition of assets that constitutes a Permitted Acquisition; provided, however, that notwithstanding any of the foregoing to the contrary, Consolidated Capital Expenditures shall include expenditures of Company and its Subsidiaries with respect to assets constituting a fee interest in real property acquired by Company or its Subsidiaries other than in connection with a Permitted Acquisition.

EXHIBIT C-3

	(d) any after-tax gains (or plus any after-tax losses) attributable to Asset Sales or returned surplus assets of any Pension Plan:	$[___,___,___]

	(e) to the extent not included in clauses (ii)(a) through (d) above, any net extraordinary gains (or plus any net extraordinary losses):	$[___,___,___]

4. Fixed Charge Coverage Ratio: (i)/(ii) =

(i)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:	$[___,___,___]

(ii)	Consolidated Fixed Charges for such four-Fiscal Quarter period:	$[___,___,___]

	Actual:	_.__:1.00
	Required:	1.20:1.00

5. Leverage Ratio: (i)/(ii) =

(i)	Consolidated Total Debt	$[___,___,___]

(ii)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:	$[___,___,___]

	Actual:	_.__:1.00
	Required:	3.00:1.00

EXHIBIT C-4

EXHIBIT D TO
CREDIT AND GUARANTY AGREEMENT
[Reserved]

EXHIBIT D-1

EXHIBIT E TO
CREDIT AND GUARANTY AGREEMENT
ASSIGNMENT AGREEMENT
     This ASSIGNMENT AGREEMENT (this “Agreement”), dated as of the Effective Date as set forth on Schedule I annexed hereto (the “Effective Date”), by and between the parties signatory hereto and designated as Assignor (“Assignor”) and Assignee (“Assignee”).
RECITALS:
     WHEREAS, Assignor is party to that certain Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto; and
     WHEREAS, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, certain rights and obligations of Assignor under the Credit Agreement.
     NOW, THEREFORE, in consideration of the agreements and covenants herein contained and for such other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Assignment and Assumption. (a) Subject to the terms and conditions hereof, as of the Effective Date, Assignor sells and assigns to Assignee, without recourse, representation or warranty (except as expressly set forth herein), and Assignee purchases and assumes from Assignor, the percentage interest specified on Schedule I, which is determined as a percentage of the aggregate amount of all Term Loan Commitments, New Term Loan Commitments, Revolving Commitments and outstanding Loans, in all of the rights and obligations with respect to the Term Loan Commitments, New Term Loan Commitments, Revolving Commitments and outstanding Loans arising under the Credit Agreement and the other Credit Documents (the “Assigned Share”).
          (b) Upon the occurrence of the Effective Date: the Assignee shall have the rights and obligations of a “Lender” to the extent of the Assigned Share and shall thereafter be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Documents; Assignor shall, to the extent of the Assigned Share, relinquish its rights (other than any rights which survive the termination of the Credit Agreement under Section 10.8 thereof) and be released from its obligations under the Credit Agreement; and the Commitments shall be
EXHIBIT E-1

modified to reflect the Commitments of Assignee and the remaining Commitments of Assignor, if any.
          (c) From and after the Effective Date, Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Share (i) in the case of any interest and fees that shall have accrued prior to the Settlement Date, to Assignor, and (ii) in all other cases, to Assignee; provided, Assignor and Assignee shall make payments directly to each other to the extent necessary to effect any appropriate adjustments in any amounts distributed to Assignor and/or Assignee by Administrative Agent under the Credit Documents in respect of the Assigned Share in the event that, for any reason whatsoever, the payment of the applicable consideration for this Assignment (the “Purchase Price”) occurs on a date other than the Settlement Date as set forth on Schedule I annexed hereto (the “Settlement Date”).
     Section 2. Effective Date. Notwithstanding anything herein to the contrary, the Effective Date shall not be deemed to have occurred until each of the following conditions are satisfied, as determined in the reasonable judgment of each of Assignor, Assignee and Administrative Agent: the execution of a counterpart hereof by each of Assignor and Assignee (and, if applicable, any consents thereto required pursuant to Section 10.6(c)(ii) of the Credit Agreement other than any such consent deemed to have been given pursuant to such section); the payment of the Purchase Price on the Settlement Date; if applicable, the receipt by Administrative Agent of the processing and recordation fee referred to in Section 10.6 of the Credit Agreement; in the event Assignee is a Non-US Lender, the delivery by Assignee to Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as Assignee may be required to deliver to Administrative Agent pursuant to Section 2.19(c) of the Credit Agreement; the receipt by Administrative Agent of originals or telefacsimiles of executed counterparts hereof (including any consents thereto required pursuant to Section 10.6(c)(ii) of the Credit Agreement other than any such consent deemed to have been given pursuant to such section); and the recordation by Administrative Agent in the Register of the pertinent information regarding this Assignment pursuant to Section 10.6 of the Credit Agreement.
     Section 3. Certain Representations, Warranties and Agreements. Assignor represents and warrants to Assignee that Assignor is the legal and beneficial owner of the Assigned Share, free and clear of any adverse claim.
          (a) Assignee represents and warrants to Assignor that (i) Assignee is an Eligible Assignee and that it has experience and expertise in the making or purchasing of loans such as the Loans; (ii) it has acquired the Assigned Share for its own account in the ordinary course of its business and without a view to distribution of the Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Credit Agreement, the disposition of the Assigned Share or any interests therein shall at all times remain within its exclusive control); (iii) it has received, reviewed and approved a copy of the Credit Agreement (including all Appendices, Schedules and Exhibits thereto); and (iv) it has received from Assignor such financial information regarding Company and its Subsidiaries as is available to Assignor and as Assignee
EXHIBIT E-2

has requested, that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the assignment evidenced by this Agreement, and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Assignor shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any other credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter, and Assignor shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Assignee.
          (b) Each party to this Agreement represents and warrants to the other party hereto that it has full power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.
          (c) Assignor shall not be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of any of the Credit Documents or for any representations, warranties, recitals or statements made therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Assignor to Assignee or by or on behalf of Company or any of its Subsidiaries to Assignor or Assignee in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Assignor be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default.
     Section 4. Miscellaneous. Assignor and Assignee each agrees from time to time, upon request of such other party, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of Assignor and Assignee shall be the addresses as set forth on Schedule I hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction,
EXHIBIT E-3

shall not in any way be affected or impaired thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1404 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
[Remainder of page intentionally left blank]
EXHIBIT E-4

     IN WITNESS WHEREOF, the parties hereto have caused their respective officers thereunto duly authorized to execute and deliver this Agreement as of the Effective Date.

[NAME OF ASSIGNOR], Assignor		[NAME OF ASSIGNEE], Assignee

By:		By:

	Name:	Name:
	Title:	Title:

[*Consented to as of the Effective Date:		[*Consented to as of the Effective Date:

VICAR OPERATING, INC., as Company		WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:		By:

	Name:	Name:
	Title:	Title:

*    Only if required pursuant to Section 10.6(c)(ii) of the Credit Agreement.]
*    Only if required pursuant to Section 10.6(c)(ii) of the Credit Agreement.]
EXHIBIT E-5

SCHEDULE I TO
ASSIGNMENT AGREEMENT
1. Effective Date: [mm/dd/yy]
2. Settlement Date: [mm/dd/yy]
3. Assigned Share:

	Percentage		Principal Amount

Term Loan Commitments:	__._____	%	$
Term Loans (other than New Term Loans):	__._____	%	$
New Term Loan Commitment (Series ):	__._____	%	$
New Term Loan (Series ):	__._____	%	$
Revolving Commitments:	__._____	%	$
EXHIBIT E-6

1. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:
EXHIBIT E-7

EXHIBIT F TO
CREDIT AND GUARANTY AGREEMENT
CERTIFICATE RE NON-BANK STATUS
     Reference is made to the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC., VCA ANTECH, INC., and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto. Pursuant to Section 2.19(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]
By:
Title:

EXHIBIT F-1

EXHIBIT G-1 TO
CREDIT AND GUARANTY AGREEMENT
CLOSING DATE CERTIFICATE
August 19, 2010
     THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:
     1. We are, respectively, the chief executive officer and the chief financial officer of VCA ANTECH, INC., a Delaware corporation (“Holdings”), and VICAR OPERATING, INC., a Delaware corporation (“Company”).
     2. Pursuant to Sections 2.1 and 2.2 of the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC., VCA ANTECH, INC., and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto, Company requests that Lenders make the following Loans to Company on the Closing Date in accordance with Section 2.4 of the Credit Agreement:

(a)	Term Loans:	$[___,___,___]

(b)	Revolving Loans:	$[___,___,___]
     3. We have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.
     4. Based upon our review and examination described in paragraph (3) above, we certify, on behalf of Company, that as of the date hereof:
     (a) with respect to any Revolving Loan, after making any such Loan requested on the Closing Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;
     (b) as of the Closing Date, the representations and warranties contained in each of the Credit Documents are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date; provided, that, in each case, the foregoing materiality qualifier

EXHIBIT G-1-1

shall not be applicable to any representation and warranties that already are qualified or modified by materiality in the text thereof;
     (c) as of the Closing Date, no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the borrowing contemplated hereby; and
     (d) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.
     3. Each Credit Party has requested Akin Gump Strauss Hauer Feld LLP to deliver to Agents and Lenders on the Closing Date favorable written opinions setting forth such matters as Administrative Agent may reasonably request.
     4. Company has previously delivered to Administrative Agent, true, complete and correct copies of (a) the Historical Financial Statements, (b) pro forma consolidated financial statements of Holdings and its Subsidiaries as of the last day of and for the four-quarter period most recently ended prior to the Closing Date for which financial statements are available, giving pro forma effect to the financings and the other transactions contemplated by the Credit Documents to occur on or prior to the Closing Date, which pro forma financial statements were prepared in accordance with Regulation S-X under the Securities Act and all other rules and regulations of the Securities and Exchange Commission under the Securities Act, and including other adjustments reasonably acceptable to Administrative Agent, and (c) the Projections.
[Remainder of page intentionally left blank]

EXHIBIT G-1-2

     The foregoing certifications are made and delivered as of the date first written above.

_________________________ Title: Chief Executive Officer _________________________ Title: Chief Financial Officer

EXHIBIT G-1-3

EXHIBIT G-2 TO
CREDIT AND GUARANTY AGREEMENT
SOLVENCY CERTIFICATE
August 19, 2010
     1. I am the chief financial officer of VCA ANTECH, INC., a Delaware corporation (“Holdings”), and VICAR OPERATING, INC., a Delaware corporation (“Company”).
     2. Reference is made to the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC., VCA ANTECH, INC., and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     3. I have reviewed the terms of Section 3.1(g) of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.
     4. Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the consummation of the financings and the other transactions contemplated by the Credit Documents, each Credit Party is Solvent.
[Remainder of page intentionally left blank]

EXHIBIT G-2-1

     The foregoing certifications are made and delivered as of the date first written above.

________________________ Title: Chief Financial Officer

EXHIBIT G-2-2

EXHIBIT H TO
CREDIT AND GUARANTY AGREEMENT
COUNTERPART AGREEMENT
     This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., (“Holdings”) and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, “Administrative Agent”), Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
     Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:
          (a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;
          (b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date; provided, that, in each case, the foregoing materiality qualifier shall not be applicable to any representation and warranties that already are qualified or modified by materiality in the text thereof;
          (c) agrees, subject to the provisions of Section 7.2 of the Credit Agreement, to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement; and
          (d) (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) among Company, each of the other Guarantors party thereto and the Collateral Agent (as such term is defined in the Credit Agreement), (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) in accordance with the Pledge and Security Agreement, grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the

EXHIBIT H-1

Pledge and Security Agreement, it being understood for the avoidance of doubt that Section 1.4 of the Pledge and Security Agreement excludes certain assets from the definition of “Collateral” to the extent set forth in such section, including, among other such excluded assets, the outstanding capital stock of any Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote to the extent set forth in such section) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements with respect to information relating to the undersigned to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.
     Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1404 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

EXHIBIT H-2

     IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]
By:
Name:
Title:

Address for Notices:
________________________
________________________
________________________
Attention:
Telecopier
with a copy to:
________________________
________________________
________________________
Attention:
Telecopier
ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

EXHIBIT H-3

EXHIBIT I TO
CREDIT AND GUARANTY AGREEMENT
[Reserved]

EXHIBIT I-1

EXHIBIT J TO
CREDIT AND GUARANTY AGREEMENT
MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
AND LEASES AND FIXTURE FILING
(_________________________)
by and from
[_______________________________],
a [_______________],
“Mortgagor”
to
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Agent,
“Mortgagee”
Dated as of ____________, 201[__]
THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING
TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
DESCRIBED HEREIN
PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attention: Tamara Katz, Esq.

EXHIBIT J-1

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF
RENTS AND LEASES AND FIXTURE FILING
     This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING dated as of                      , 201[__] (this “Mortgage”), by and from [                                                                                    ], a [                                          ] corporation (“Mortgagor”), having an address at 12401 West Olympic Blvd., Los Angeles, California 90064 to WELLS FARGO BANK, NATIONAL ASSOCIATION as collateral agent for Lenders and Lender Counterparties (in such capacity as collateral agent, “Mortgagee”), having an address at 333 South Grand Avenue, 9th Floor, Los Angeles, California 90071.
RECITALS:
     WHEREAS, Mortgagor is a party to that certain Credit and Guaranty Agreement, dated as of August 19, 2010, by and among VICAR OPERATING, INC., a Delaware corporation (“Company”), VCA ANTECH, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors (the “Guarantors”), the Lenders party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement);
     WHEREAS, subject to the terms and conditions of the Credit Agreement, Mortgagor may enter into one or more Hedge Agreements and one or more Specified Cash Management Arrangements with one or more Lender Counterparties; and
     WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement, the Hedge Agreements and the Specified Cash Management Arrangements, respectively, Mortgagor has agreed, subject to the terms and conditions hereof and of each other Credit Document and each of the Hedge Agreements and Specified Cash Management Arrangements, to secure Mortgagor’s obligations under the Credit Documents, the Hedge Agreements and the Specified Cash Management Arrangements as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:
SECTION 1. DEFINITIONS
1.1. Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as
EXHIBIT J-2

used herein, the following terms shall have the following meanings:
     “Indebtedness” means all obligations and liabilities of every nature of Mortgagor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents and any Hedge Agreement and any Specified Cash Management Arrangement, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Mortgagor, any Lender or Lender Counterparty as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Mortgagor now or hereafter existing under this Mortgage. The Credit Agreement contains a revolving credit facility which permits Company to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to the Mortgagee or Lenders, all upon satisfaction of certain conditions stated in the Credit Agreement. This Mortgage secures all advances and re-advances under the revolving credit feature of the Credit Agreement.
     THIS MORTGAGE SHALL CONTINUE TO SECURE THE ENTIRE INDEBTEDNESS UP TO A MAXIMUM PRINCIPAL AMOUNT OF                                                                                       ($                                           ), UNTIL THE ENTIRE INDEBTEDNESS IS PAID IN FULL.
     “Mortgaged Property” means all of Mortgagor’s interest in the real properties generally identified on Schedule 1 attached hereto and incorporated herein by this reference and more particularly described in Exhibits A-1 and A-2 attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”); all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”); all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”); all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the
EXHIBIT J-3

Mortgaged Property (the “Rents”), all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; all property tax refunds (the “Tax Refunds”); all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.
     “Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any of the Hedge Agreements or any of the Specified Cash Management Arrangements.
     “UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.
     1.2. Interpretation. References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided. Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.3 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.
SECTION 2. GRANT
     To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.
EXHIBIT J-4

SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS
     3.1. Title. Mortgagor represents and warrants to Mortgagee that (i) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens, and (ii) this Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Permitted Liens.
     3.2. First Lien Status. Subject to Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents. If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (i) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (ii) at Mortgagor’s election, pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.
     3.3. Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents.
     3.4. Replacement of Fixtures. Mortgagor shall not, without the prior written consent of Mortgagee and subject to the provisions of the Credit Agreement, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Credit Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.
     3.5. Inspection. Mortgagor shall permit Mortgagee, and Mortgagee’s agents, representatives and employees, upon reasonable prior notice to Mortgagor, and subject to the provisions of the Credit Agreement, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon and to conduct such environmental and engineering studies as Mortgagee may require; provided, such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.
     3.6. Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder
EXHIBIT J-5

without the prior written consent of Mortgagee. In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.
     3.7. Condemnation Awards and Insurance Proceeds. Subject to the provisions of the Credit Agreement, Mortgagor (i) assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement, (ii) assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, (iii) authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.
     3.8. Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non usurious portion thereof.
     3.9. Mortgage Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Credit Documents, and (ii) execute and cause to be filed any form required to be executed and filed in connection therewith.
     3.10. Reduction Of Secured Amount. In the event that the amount secured by this Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Mortgagor or Company repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside
EXHIBIT J-6

of the state in which the Mortgaged Property is located or as are unsecured.
SECTION 4. DEFAULT AND FORECLOSURE
     4.1. Remedies. If an Event of Default exists, Mortgagee may at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses (which are in addition to all rights and remedies available under the Credit Agreement and the Pledge and Security Agreement): (i) declare the Indebtedness to be immediately due and payable, pursuant to and in accordance with the Credit Agreement without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (ii) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon (iii); if Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (iv) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; and (v) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived and Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law
EXHIBIT J-7

or in equity.
     4.2. Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
     4.3. Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (i) shall be cumulated and concurrent, (ii) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (iii) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.
     4.4. Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.
     4.5. Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and any right to a marshalling of assets or a sale in inverse order of alienation.
     4.6. Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.
EXHIBIT J-8

     4.7. Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the actual out of pocket costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, court costs, reasonable attorneys’ and accountants’ fees and expenses, and costs of advertisement; and second, as provided in Section 2.14 of the Credit Agreement.
     4.8. Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.
     4.9. Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage. Mortgagor shall pay all reasonable out of pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.
     4.10. No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee under the Credit Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
     4.11. Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way
EXHIBIT J-9

take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.
SECTION 5. ASSIGNMENT OF RENTS AND LEASES
     5.1. Assignment. In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).
     5.2. Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law and subject to Permitted Liens, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
     5.3. Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (i) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (ii) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.
     5.4. No Merger of Estates. So long as any part of the Indebtedness or the Obligations
EXHIBIT J-10

secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.
SECTION 6. SECURITY AGREEMENT
     6.1. Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.
     6.2. Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s chief executive office is at the address set forth in Appendix B of the Credit Agreement.
     6.3. Fixture Filing. This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.
SECTION 7. ATTORNEY-IN-FACT
     Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (i) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (ii) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Fixtures, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in
EXHIBIT J-11

favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (iii) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property and (iv) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; provided, (a) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (b) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (c) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (d) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.
SECTION 8. MORTGAGEE AS AGENT
     Mortgagee has been appointed to act as Mortgagee hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties. Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (i) Requisite Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Mortgagee shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Written notice of resignation by Collateral Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Collateral Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage. Upon the acceptance of any appointment as Collateral Agent under the terms of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities
EXHIBIT J-12

and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.
SECTION 9. LOCAL LAW PROVISIONS
     9.1. Inconsistencies. In the event of any inconsistencies between this Article 9 and any other terms and provisions of this Mortgage, the terms and provisions of this Article 9 shall control and be binding.
     9.2. Local Law Provisions.
     [TO BE PROVIDED BY LOCAL COUNSEL]
SECTION 10. MISCELLANEOUS
     Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of Mortgagee in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Mortgage and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Subject to the provisions of the Credit Agreement, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations (other than inchoate indemnification obligations with respect to claims, losses or
EXHIBIT J-13

liabilities which have not yet arisen and are not yet due and payable), Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to Mortgagor. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
SECTION 11. MULTI SITE COLLATERAL
     If (a) the real property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county or city, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the mortgagee or beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) securing the Indebtedness upon other property in the State in which the real property is located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all trustee’s sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county or city in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated trustee’s sale or foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosures or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the real property are located, Mortgagee may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Mortgaged Property in a trustee’s sale, to foreclose this Mortgage or the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee or the occurrence of any sale by the Mortgagee in any such proceedings shall not prejudice, limit or preclude Mortgagee’s right to
EXHIBIT J-14

commence or continue one or more trustee’s sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee’s sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the real property is located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgagee, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time consuming manner.
     THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF
SIGNATURES APPEAR ON FOLLOWING PAGE
EXHIBIT J-15

     IN WITNESS WHEREOF, the undersigned, by its duly elected officer and pursuant to proper has duly executed, sealed, acknowledged and delivered this instrument as of the day and year first above written.

Mortgagor: [ ], a [ ]
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT J-16

State of                      )
County of                                )
Multi-State Corporate Acknowledgment: On                     , before me, the under—signed officer, personally appeared                       and                       personally known and acknowledged them—selves to me (or proved to me on the basis of satisfactory evidence) to be the                                                                                                                                                                                                 , respectively of                                                                , a                                                                 (hereinafter, the “Corporation”) and that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instru—ment for the purposes therein contained, by signing the name of the Corporation by themselves in their authorized capacities as such officers as their free and voluntary act and deed and the free and voluntary act and deed of said Corporation.
[To the extent this instrument was executed in the State of New York, the following is the prescribed New York statutory form of acknowledgment and is supplemental to the foregoing acknowledgment: On                                            before me, the undersigned, a Notary Public in and for said State, personally appeared                                            and                                            , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he / she / they executed the same in his / her / their capacity(ies), and that by his / her / their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.]
Witness my hand and official seal.

Notary Public
My commission expires:
EXHIBIT A TO
MORTGAGE
Legal Descriptions of Premises: (See attached)
EXHIBIT J-17

EXHIBIT A TO
MORTGAGE
Legal Descriptions of Premises: (See attached)
EXHIBIT J-18

EXHIBIT K TO
CREDIT AND GUARANTY AGREEMENT
FORM OF PERMITTED SELLER NOTE
MANDATORY PROVISIONS
          “Senior Agent” shall mean the Administrative Agent for the Lenders under the Senior Credit Agreement, and its successors in such capacity, or if there is then no acting Administrative Agent under the Senior Credit Agreement, persons holding a majority in principal amount of the Senior Debt outstanding thereunder.
          “Senior Credit Agreement” shall mean the Credit and Guaranty Agreement, dated as of August 19, 2010, by and among VICAR OPERATING, INC. (“Company”), VCA ANTECH, INC., and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other parties thereto, together with any credit agreement or similar document from time to time executed by the Company to evidence any Refinancing (as defined in the definition of Senior Indebtedness) or successive Refinancings.
          “Senior Indebtedness” shall mean (i) all Obligations (as defined in the Senior Credit Agreement) now or hereafter incurred pursuant to and in accordance with the terms of the Senior Debt Documents, (ii) any other Indebtedness which is not, by its terms, expressly subordinated in right of payment to this Note including, in the case of the amounts described in clause (i) and (ii) any principal, prepayment charges, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding under the Bankruptcy Code, whether or not allowed as a claim in such proceeding) indemnities or reimbursement of fees, expenses or other amounts, and (iii) any indebtedness incurred for the purpose of refinancing, restructuring, extending or renewing (collectively, “Refinancing”) the obligations of the Company under the Senior Credit Agreement as set forth in clauses (i) and (ii) above.
          “Senior Debt Documents” shall mean the Senior Credit Agreement and all other documents and instruments delivered or filed in connection with the creation or incurrence of any Senior Indebtedness (including, without limitation, the guaranty agreements executed and delivered by the subsidiaries of the Company in respect of the Obligations under the Senior Credit Agreement or obligations under any other Senior Indebtedness).
          “Senior Lenders” shall mean the financial institutions party to the Senior Credit Agreement as “Lenders” from time to time.
Section [   ]

EXHIBIT K-1

Subordination.
     [__](a) Agreement to Subordinate. The Company and, by its acceptance hereof, each Holder agrees that the indebtedness of the Company evidenced by this Note, whether for principal, interest or any other amount payable under or in respect hereof and all rights or claims arising out of or associated with such Indebtedness (the “Subordinated Obligations”), shall be junior and subordinate in right of payment to the prior payment in full in cash of all Senior Indebtedness, in accordance with the provisions of this Section [   ]. Each holder of Senior Indebtedness shall be deemed to have acquired Senior Indebtedness in reliance upon the agreements of the Company and the holder of this Note contained in this Section [   ]. The provisions of this Section [   ] shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Company. Any provision of this Note to the contrary notwithstanding (other than the provision contained in Section [   ]), the Company shall not make, and no Holder shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever (including without limitation by distribution of assets, set off, exchange or any other manner) with respect to the Subordinated Obligations at any time when any of the Senior Indebtedness remains outstanding unless permitted by the terms of the Senior Credit Agreement. Holder may receive regularly scheduled payments of principal and interest in respect of the Subordinated Obligations in accordance with the terms of this Note except to the extent and at the times prohibited or restricted by the provisions of this Section [   ]. In no event shall the Holder commence any action or proceeding to contest the provisions of this Section [   ] or the priority of the Liens (as defined in the Senior Credit Agreement) granted to the holders of the Senior Indebtedness by the Company. No Holder shall take, accept or receive any collateral security from the Company for the payment of the Subordinated Obligations.
     [__](b) Liquidation. Dissolution. Bankruptcy. In the event of any insolvency, bankruptcy, dissolution, winding up, liquidation, arrangement, reorganization, marshalling of assets or liabilities, composition, assignment for the benefit of creditors or other similar proceedings relating to the Company, its debts, its property or its operations, whether voluntary or involuntary, including, without limitation the filing of any petition or the taking of any action to commence any of the foregoing (which, in the case of action by a third party, is not dismissed within 60 days) (a “Bankruptcy Event”), all Senior Indebtedness shall first be paid in full in cash or other immediately available funds before Holder shall be entitled to receive or retain any payment or distribution of assets of the Company with respect to any Subordinated Obligations. In the event of any such Bankruptcy Event, any payment or distribution of assets to which Holder would be entitled if the Subordinated Obligations were not subordinated to the Senior Indebtedness in accordance with this Section [   ], whether in cash, property, securities or otherwise, shall be paid or delivered by the debtor, custodian, trustee or agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the Senior Agent on behalf of the holders of the Senior Indebtedness for application to the payment of the

EXHIBIT K-2

Senior Indebtedness remaining unpaid, to the extent necessary to make payment in full in cash or other immediately available funds of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.
     [__](c) No Payments with Respect to Subordinated Obligations in Certain Circumstances.
          [(i)] In circumstances in which Section [   ](b) is not applicable, no payment of any nature (including, without limitation, any distribution of assets) in respect of the Subordinated Obligations (including, without limitation, pursuant to any judgment with respect thereto or on account of the purchase or redemption or other acquisition of Subordinated Obligations, by set off, prepayment exchange or other manner) shall be made by or on behalf of the Company if, at the time of such payment:
               [(A)] a default in the payment when due (whether at the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Indebtedness (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or
               [(B)] subject to the last sentence of this Section [   ](c), (x) the Company shall have received notice from the Senior Agent of the occurrence of one or more Events of Default (as defined in the Senior Credit Agreement) in respect of the Senior Indebtedness (other than payment defaults described in Section [   ](c)(i)(A) above), (y) any such Event of Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents, and (z) 360 days shall not have elapsed since the date such notice was received.
          The Company shall give prompt written notice to the Holder of (i) any default in respect of Senior Obligations referred to in Section [__](c)(i)(A) and (ii) any notice of the type described in Section [__](c)(i)(B) from the Senior Agent.
          The Company may resume payments (and may make any payments missed due to the application of Section [   ](c)(i)) in respect of the Subordinated Obligations or any judgment with respect thereto:
                    [(1)] in the case of a default referred to in clause (A) of this Section [ ](c)(i), upon a cure or waiver thereof in accordance with the terms of the Senior Debt Documents; or
                    [(2)] in the case of an Event of Default or Events of Default referred to in clause (B) of this Section [   ](c)(i), upon the earlier to occur of (1) the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or (2) the expiration of such period of 360 days.

EXHIBIT K-3

     [(ii)] Following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash before any payment is made on account of or applied on the Subordinated Obligations.
     [__](d) When Distribution Must Be Paid Over. In the event that Holder shall receive any payment or distribution of assets that Holder is not entitled to receive or retain under the provisions of this Note, Holder shall hold any amount so received in trust for the holders of Senior Indebtedness, shall segregate such assets from other assets held by Holder and shall forthwith turn over such payment or distribution (without liability for interest thereon) to the Senior Agent on behalf of the holders of Senior Indebtedness in the form received (with any necessary endorsement) to be applied to Senior Indebtedness.
     [__](e) Exercise of Remedies. So long as any Senior Indebtedness is outstanding (including any loans, any letters of credit, any commitments to lend or any lender guarantees), Holder (solely in its capacity as a holder of this Note) shall not exercise any rights or remedies with respect to an Event of Default under this Note, including, without limitation, any action (1) to demand or sue for collection of amounts payable hereunder, (2) to accelerate the principal of this Note, or (3) to commence or join with any other creditor (other than the holder of a majority in principal amount of the Senior Indebtedness) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event prior to the earlier of:
               (A) the payment in full in cash or other immediately available funds of all Senior Indebtedness;
               (B) the initiation of a proceeding (other than a proceeding prohibited by clause (3) of this Section [   ](e)) in connection with or premised upon the occurrence of a Bankruptcy Event;
               (C) the expiration of 360 days immediately following the receipt by the Senior Agent of notice of the occurrence of such Event of Default from the Holder; and
               (D) the acceleration of the maturity of the Obligations under the Senior Credit Agreement;
provided, however, that if, with respect to (B) and (D) above, such proceeding or acceleration, respectively, is rescinded, or with respect to (C) above, during such 180-day period such Event of Default has been cured or waived, the prohibition against taking the actions described in this section [   ](e) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In all events, unless an event described in clause (A), (B) or (D) above has occurred and not been rescinded, the Holder shall give thirty (30) days prior written notice to the Senior Agent before taking any action described in this Section [   ](e), which notice shall describe with

EXHIBIT K-4

specificity the action that the Holder in good faith intends to take.
     [__](f) Acceleration of Payment of Note. If this Note is declared due and payable prior to its maturity date, no direct or indirect payment that is due solely by reason of such declaration shall be made, nor shall application be made of any distribution of assets of the Company (whether by set off or in any other manner, including, without limitation, from or by way of collateral) to the payment, purchase or other acquisition or retirement of this Note, unless, in either case, (i) all amounts due or to become due on or in respect of the Senior Indebtedness shall have been previously paid in full in cash, (ii) all commitments to lend under Senior Indebtedness shall have been terminated, (iii) all letters of credit issued pursuant to the Senior Debt Documents shall have been cancelled or otherwise terminated, (iv) all guarantees constituting Senior Indebtedness shall have been terminated and (v) all lender guarantees constituting Senior Indebtedness shall have been permanently reduced to zero.
     [__](g) Proceedings Against Company. So long as any Senior Indebtedness is outstanding (including any loans, any commitments to lend, any letters of credit or any lender guarantees), Holder (solely in its capacity as a holder of this Note) shall not commence any bankruptcy, insolvency, reorganization or other similar proceeding against Company.
     [__](h) Amending Senior Indebtedness. Any holder of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to Holder (i) modify or amend the terms of the Senior Indebtedness, (ii) sell, exchange, release, fail to perfect a lien on or a security interest in or otherwise in any manner deal with or apply any property pledged or mortgaged to secure, or otherwise securing, Senior Indebtedness, (iii) release any guarantor or any other person liable in any manner for the Senior Indebtedness, (iv) exercise or refrain from exercising any rights against Company or any other person, (v) apply any sums by whomever paid or however realized to Senior Indebtedness or (vi) take any other action that might be deemed to impair in any way the rights of the holder of this Note. Any and all of such actions may be taken by the holders of Senior Indebtedness without incurring responsibility to Holder and without impairing or releasing the obligations of Holder to the holders of Senior Indebtedness.
     [__](i) Certain Rights in Bankruptcy. Holder hereby irrevocably authorizes and empowers each holder of Senior Indebtedness (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the terms of this Note, to file and prove all claims (including claims in bankruptcy) relating to this Note, to exercise any right to vote arising with respect to this Note and any claims hereunder in any bankruptcy, insolvency or similar proceeding and take any and all other actions in the name of Holder (solely in its capacity as a holder of this Note), as such holder of Senior Indebtedness determines to be necessary or appropriate.
     [__](j) Subrogation. No payment or distribution to any holder of Senior Indebtedness pursuant to the provisions of this Note shall entitle Holder to exercise any right of subrogation in respect thereof until (i)(1) all Senior Indebtedness shall have been paid in full in cash, (2) all

EXHIBIT K-5

commitments to lend under Senior Indebtedness shall have been terminated, (3) all letters of credit issued pursuant to the Senior Debt Documents shall have been cancelled or otherwise terminated, (4) all guarantees constituting Senior Indebtedness shall have been terminated and (5) all lender guarantees constituting Senior Indebtedness shall have been permanently reduced to zero or (ii) all holders of Senior Indebtedness have consented in writing to the taking of such action.
     [__](k) Relative Rights. The provisions of this Section [   ] are for the benefit of the holders of Senior Indebtedness (and their successors and assigns) and shall be enforceable by them directly against Holder. Holder acknowledges and agrees that any breach of the provisions of this Section [   ] will cause irreparable harm for which the payment of monetary damages may be inadequate. For this reason, Holder agrees that, in addition to any remedies at law or equity to which a holder of the Senior Indebtedness may be entitled, a holder of the Senior Indebtedness will be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Section [   ] and/or to compel specific performance of such provisions. The provisions of this Section [   ] shall continue to be effective or be reinstated, as the case may be, if at any time any payment of Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the occurrence of a Bankruptcy Event or otherwise, all as though such payment had not been made. The provisions of this Section [   ] are not intended to impair and shall not impair as between Company and Holder, the obligation of Company, which is absolute and unconditional, to pay Holder all amounts owing under this Note.
     [__](l) Reliance on Orders and Decrees. Subject to the provisions of Section [   ](d) hereof, upon any payment or distribution of assets of Company, whether in cash, property, securities or otherwise, Holder shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to Holder for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section [   ].
Section [   ]
          Right of Set-Off. Anything in this Note to the contrary notwithstanding, nothing in this Note shall preclude the Company from timely exercising such Company’s right pursuant to Section ______ of the Purchase Agreement to set-off indemnification claims against this Note and/or interest payments under this Note.]

EXHIBIT K-6

Section [   ]
          Amendment. So long as any Senior Indebtedness (including any letter of credit or lender guarantee) is outstanding or there is a commitment to lend any Senior Indebtedness (including any commitment under the Senior Debt Documents) the terms of this Note may be amended only with the consent of the Senior Agent. Subject to the foregoing, without the consent of the Senior Agent hereof, this Note may be amended by the Company and the Holder to cure any ambiguity, defect or inconsistency that does not affect the subordination provisions hereof or the rights of the Senior Lenders.
* * *
Events of Default.
          Permitted Seller Notes shall not cross-default to the Senior Credit Agreement or any of the other Senior Debt Documents or the Senior Indebtedness.
Prepayment.
          Permitted Seller Notes shall not permit any voluntary or mandatory prepayment.
[Remainder of page intentionally left blank]

EXHIBIT K-7

EXHIBIT L TO
CREDIT AND GUARANTY AGREEMENT
JOINDER AGREEMENT
          THIS JOINDER AGREEMENT, dated as of [__________ __, 201_] (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), VICAR OPERATING, INC., a Delaware corporation, as a Borrower (“Company”), VCA ANTECH, INC., as a Guarantor (“Holdings”), and CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors (“Subsidiaries”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent and the other agents party thereto.
RECITALS:
          WHEREAS, reference is hereby made to the Credit and Guaranty Agreement, dated as of August 19, 2010 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Company, Holdings and certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, Bank of America, N.A., as Syndication Agent and the other agents party thereto; and
          WHEREAS, subject to the terms and conditions of the Credit Agreement, Company may obtain [New Term Loan Commitments][New Revolving Loan Commitments] by entering into one or more Joinder Agreements with the [New Term Loan Lenders][New Revolving Lenders].
          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
          Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:
          Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time,

EXHIBIT L-1

continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
          Each Lender hereby agrees to make its Commitment on the following terms and conditions[***************]:
1.	[Applicable Margin. The Applicable Margin for each Series [__] New Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below corresponding to the Total Leverage Ratio as of the last day of the fiscal quarter for which financial statements have been delivered pursuant to Section [ ] plus the pricing premium, if any, less the pricing reduction, if any, in each case as set forth below:]

Series [__] New Term Loans
Total Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans

____:____	%	%
2.	[Principal Payments. Subject to Section 3 of this Agreement, Company shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:]

3.	[Voluntary and Mandatory Prepayments. Scheduled installments of principal of the [Series [__]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [__]] New Term Loans in accordance with Sections 2.11, 2.12 and 2.13 of the Credit Agreement respectively.]

4.	[Prepayment Fees. Borrower agrees to pay to each Lender the following prepayment fees, if any: [__________].]
[Insert other additional prepayment provisions with respect to New Term Loans]

[***************]	Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.24 of the Credit Agreement.

EXHIBIT L-2

5.	Other Fees. Borrower agrees to pay each [New Term Loan Lender] [New Revolving Lender] a fee in respect of its [New Term Loan] [New Revolving Commitment] as follows: [__].

6.	[Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series [__] New Term Loans from the Lenders as follows (the “Proposed Borrowing”):
a.	Business Day of Proposed Borrowing: ___________, ____

b.	Amount of Proposed Borrowing: $___________________

c.	Interest rate option:
• a.	Base Rate Loan(s)

• b.	Eurodollar Rate Loans with an initial Interest Period of ____ month(s)]
7.	New Lenders. Each Lender that is not already a Lender under the Credit Agreement acknowledges and agrees that upon its execution of this Agreement and the making of [Series [__] New Term Loans][New Revolving Loans] that such Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a “Lender” thereunder. [***************]

8.	Credit Agreement Governs. Except as set forth in this Agreement, [Series [__] New Term Loans][New Revolving Loans] shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.	Company’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Company hereby certify that:
i.	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided, that, in each case, the foregoing materiality qualifier shall not be applicable to any representation and warranties that

[***************]	Insert bracketed language if the lending institution is not already a Lender.

EXHIBIT L-3

already are qualified or modified by materiality in the text thereof;

ii.	No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.	Company has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.
10.	Company Covenants. By its execution of this Agreement, Company hereby covenants that:
i.	Company shall deliver or cause to be delivered the following legal opinions and documents: [___________], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

ii.	Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.8 of the Credit Agreement on a pro-forma basis, giving effect to the [Series [ ] New Term Loans][New Revolving Loans].
11.	Eligible Assignee. By its execution of this Agreement, each Lender represents and warrants that it is an Eligible Assignee.

12.	Notice. For purposes of the Credit Agreement, the initial notice address of each Lender shall be as set forth below its signature below.

13.	Non-US Lenders. For each Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Lender may be required to deliver to Administrative Agent pursuant to subsection 2.19(c) of the Credit Agreement.

14.	Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the [Series [__] New Term Loans][New Revolving Loans] made by the Lenders in the Register.

15.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

16.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit

EXHIBIT L-4

Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-14-4 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

18.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

19.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

EXHIBIT L-5

          IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [_____________, ______].

[NAME OF LENDER]
By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

VICAR OPERATING, INC.
By:
Name:
Title:

VCA ANTECH, INC.
By:
Name:
Title:

[NAME OF SUBSIDIARY]
By:
Name:
Title:

EXHIBIT L-6

Consented to by:
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By:
Name:
Title:

EXHIBIT L-7

SCHEDULE A
TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount

[ ]	[New Term Loan Commitment][New Revolving Loan Commitment]	$

Total: $

EXHIBIT L-8